Prepared by: AMEC Americas Limited

Authors: Frank Y, Yu, P.Eng.
Douglas Reddy, P.Geo
Ken Brisebois, P.Eng
Lydell Melnyk, P.Eng.

Effective Date: 1 December 2005

147692

IMPORTANT NOTICE

Recognizing that Nevsun Resources (Eritrea) Ltd., a subsidiary of Nevsun Resources Ltd. (Nevsun) has legal and regulatory obligations in a number of global jurisdictions,  AMEC Americas Limited (AMEC) consents to the filing of this report with any stock exchange and other regulatory authority and any publication by Nevsun, including electronic publication on Nevsun’s website accessible by the public, of this report.

This report was prepared as a National Instrument 43-101 Technical Report, in accordance with Form 43-101F1, for Nevsun by AMEC.  The quality of information, conclusions, and estimates contained herein is consistent with the level of effort involved in AMEC’s services, based on: i) information available at the time of preparation, ii) data supplied by outside sources, and iii) the assumptions, conditions, and qualifications set forth in this report.  This report is intended to be used by Nevsun, subject to the terms and conditions of its contract with AMEC.  That contract permits Nevsun to file this report as a Technical Report with Canadian Securities Regulatory Authorities pursuant to provincial securities legislation.  Except for the purposes legislated under provincial securities laws, any other use of this report by any third party is at that party’s sole risk.

CERTIFICATE OF AUTHOR

Frank Yu, P. Eng.

6631 Livingstone Place

Richmond, BC, Canada

Tel 604 664-3075; Fax 604 664-3077

e-mail: frank.yu@amec.com

I, Frank Yu., am a Project Manager in AMEC Americas Limited (AMEC), located at 111 Dunsmuir Street, Suite 400, Vancouver, B.C., Canada.  I have been employed by AMEC since November 1995.

I graduated from Queen’s University at Kingston Ontario with a Bachelor of Science degree in Metallurgical Engineering in 1970.  I am a member of the Association of Professional Engineers and Geoscientists of B.C. (# 116471).

Since 1970 I have continually been involved in mineral processing, process plant and infrastructure design for mines and feasibility study for mining projects in Canada, the United States, Australia, Indonesia, Guyana, Venezuela, Peru, Russia, China and Eritrea.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101 in the mineral processing and infrastructure portions of the Bisha Project scoping study report.

I have visited the Bisha Property from March 3 to March 12, 2005.  I am responsible for the preparation of section 16, Mineral Processing and Metallurgical Testing, and section 19.3, Onsite and Offsite Infrastructure, of the Technical Report titled “43-101 Technical Report and Preliminary Assessment of the Bisha Property” with an effective date of December 1, 2005, relating to the Bisha Property.

I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this report, the omission to disclose which would make this report misleading.

I am independent of Nevsun Resources Ltd. in accordance with the application of Section 1.5 of National Instrument 43-101.  I have no prior involvement with the Property that is the subject of this report.  I have read National Instrument 43-101 and Form 43-101FI, and this report has been prepared in compliance with that instrument and form.

I consent to the filing of the Technical Report with any Canadian stock exchange and other Canadian regulatory authorities and publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated at Vancouver, Canada, this 30th day of December 2005.

“Signed and Sealed”

Frank Yu, P.Eng.

CERTIFICATE OF AUTHOR

Douglas Reddy, P. Geo.

302 9th Avenue

New Westminster, BC, Canada

Tel 604 664-4349; Fax 604 664-3057

douglas.reddy@amec.com

I, Douglas Reddy, P. Geo., am a Principal Geologist and Technical Director for AMEC Americas Limited (“AMEC”), located at 111 Dunsmuir Street, Suite 400, Vancouver, B.C., Canada.  I have been employed by AMEC since April, 2001.

I graduated from the University of British Columbia with a Bachelor of Science degree in Geology in 1986 and a Master of Science Degree in Geology in 1989.  I am a member of the Association of Professional Engineers and Geoscientists of B.C. (# 20091).

Since 1986 I have continually been involved in mineral exploration projects and mines for precious and base metals and industrial minerals in Canada, the United States, Chile, Peru, Bolivia, Ecuador, Argentina, Brazil, Russia, Papua New Guinea, Indonesia and Eritrea.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101 for this report.  I have experience on several polymetallic volcanogenic massive sulphide deposits including the Britannia-Indian River area, La Plata, Laloki, and Eskay Creek deposits.

I have visited the Bisha Property between May 28 to June 1, 2004.  I am responsible for the preparation of sections 1 to 15, and sections 17, 19, 20, and 21 of the Technical Report titled “43-101 Technical Report and Preliminary Assessment of the Bisha Property” with an effective date of December 1, 2005, relating to the Bisha Property.

I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this report, the omission to disclose which would make this report misleading.

I am independent of Nevsun Resources Ltd. in accordance with the application of Section 1.5 of National Instrument 43-101.  I have no prior involvement with the Property that is the subject of this report.  I have read National Instrument 43-101 and Form 43-101FI, and this report has been prepared in compliance with that instrument and form.

I consent to the filing of the Technical Report with any Canadian stock exchange and other Canadian regulatory authorities and publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated at Vancouver, Canada, this 30th day of December 2005.

“Signed and Sealed”

Douglas Reddy, P.Geo.

CERTIFICATE OF AUTHOR

Ken R. Brisebois, P.Eng.

780 Vista Blvd., Suite 100

Sparks, NV, 89434

Tel (775)331-6656

ken.brisebois@amec.com

I, Ken R. Brisebois, P.Eng., am a Professional Engineer and a Consulting Engineer for AMEC Mining & Metals, a Division of AMEC Americas Limited (“AMEC”) located at 780 Vista Blvd., Suite 100, Sparks, NV, 89434, USA, and have been so since September, 1995.

I graduated from the University of Waterloo, Ontario with a Bachelor of Applied Science in Geological Engineering in 1986.  I am a member of the Association of Professional Engineers of B.C. (#21146).

Since 1987 I have been involved in geostatistical and resource modelling studies in the mining industry.  Past projects have included resource estimation and geostatistical studies for ore deposits of various types including gold, silver, copper, diamonds, iron ore, coal and base metals.  Other areas of study have included oil sands deposits, grade control for operating mines, geostatistical software development and auditing assignments for various deposit types.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101 for this report.

I am responsible for the preparation of section 17, and portions of Sections 1 and 20 of the Technical Report titled “43-101 Technical Report and Preliminary Assessment of the Bisha Property” with an effective date of December 1, 2005, relating to the Bisha Property.

I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this report, the omission to disclose which would make this report misleading.

I am independent of Nevsun Resources Ltd. in accordance with the application of Section 1.5 of National Instrument 43-101.  I have no prior involvement with the Property that is the subject of this report.  I have read National Instrument 43-101 and Form 43-101FI, and this report has been prepared in compliance with that instrument and form.

I consent to the filing of the Technical Report with any Canadian stock exchange and other Canadian regulatory authorities and publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated at Sparks, Nevada, USA, this 30th day of December 2005.

“Signed and Sealed”

Ken R. Brisebois, P.Eng.

CERTIFICATE OF AUTHOR

Lydell Melnyk, P. Eng.

251 Mountain Park Drive SE

Calgary, AB, Canada

Tel 403-298-5479

lee.melnyk@amec.com

I, Lydell Melnyk, P. Eng., am a Senior Mine Engineer for AMEC Americas Limited (“AMEC”), located at 900 AMEC Place, 801 – 6th Ave SW, Calgary, AB, Canada.  I have been employed by AMEC since January, 2005.

I graduated from the University of Alberta with a Bachelor of Science degree in Mining Engineer in 1989.  I have the status of ‘Professional Engineer’ (P.Eng.) with the Association of Professional Engineers, Geologists, and Geophysicists of Alberta (APEGGA) with membership number M49796.

Since 1989 I have continually been involved in mine design, planning, and scheduling for gold mines in Kyrgyzstan, Suriname, and Ghana and also for oil sands, lead/zinc, and coal mines in Canada.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101 for this report.  I have engineering experience in various types of open pit mines of a similar size and scale related to the Bisha deposit type.

I have visited the Bisha Property between March 3trdand 12th, 2005.  I am responsible for the preparation of all or portions of sections 1, 18 and 20 of the Technical Report titled “43-101 Technical Report and Preliminary Assessment of the Bisha Property” with an effective date of December 1, 2005, relating to the Bisha Property.

I am not aware of any material fact or material change with respect to the subject matter of this Technical Report that is not reflected in this report, the omission to disclose which would make this report misleading.

I am independent of Nevsun Resources Ltd. in accordance with the application of Section 1.5 of National Instrument 43-101.  I have no prior involvement with the Property that is the subject of this report.  I have read National Instrument 43-101 and Form 43-101FI, and this report has been prepared in compliance with that instrument and form.

I consent to the filing of the Technical Report with any Canadian stock exchange and other Canadian regulatory authorities and publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated at Calgary, Canada, this 30th day of December, 2005.

“signed and sealed”

Lydell Melnyk, P.Eng.

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

CONTENTS

1.0

SUMMARY

1-1

1.1

Introduction

1-1

1.2

Geology and Mineralization

1-1

1.3

Mineral Resource Estimate

1-2

1.4

Metallurgy

1-4

1.5

Mining

1-4

1.6

Infrastructure

1-5

1.7

Capital Cost and Operating Cost

1-5

1.8

Financial Analysis

1-6

1.9

Conclusions

1-7

1.10

Recommendations

1-7

2.0

INTRODUCTION AND TERMS OF REFERENCE

2-1

2.1

Introduction

2-1

2.2

Scope of Work

2-2

2.3

Terms of Reference

2-2

3.0

DISCLAIMER

3-1

4.0

PROPERTY DESCRIPTION AND LOCATION

4-1

5.0

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5-1

6.0

HISTORY

6-1

7.0

GEOLOGICAL SETTING

7-1

8.0

DEPOSIT TYPES

8-1

9.0

MINERALIZATION

9-1

10.0

EXPLORATION

10-1

10.1

Introduction

10-1

10.2

Topography and Grid Survey Control

10-2

10.3

Geological Mapping and Related Studies

10-2

10.4

Remote Sensing and Satellite Imagery

10-3

10.5

Geochemistry

10-4

10.5.1

Stream Sediment Sampling

10-4

10.5.2

Soil Geochemical Sampling

10-4

10.6

Trenching

10-5

10.7

Ground Geophysics

10-5

10.7.1

Electromagnetic (EM)

10-5

10.7.2

Magnetometer

10-6

10.7.3

Induced Polarization (IP)

10-6

10.7.4

Gravity

10-6

10.8

Airborne Geophysics

10-7

10.9

Drilling

10-7

11.0

DRILLING

11-1

11.1

Introduction

11-1

11.2

Diamond Drilling

11-1

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

11.2.1

Collar Surveys

11-4

11.2.2

Downhole Surveys

11-4

11.2.3

Logging

11-5

11.2.4

Photography

11-6

11.2.5

Recoveries

11-7

11.2.6

Geotechnical Logging

11-8

11.2.7

Dry Bulk Density Measurement

11-9

11.2.8

Results

11-11

11.3

RC Drilling

11-12

11.3.1

Collar Surveys

11-12

11.3.2

Downhole Surveys

11-12

11.3.3

Logging

11-12

11.3.4

Recoveries

11-13

11.3.5

Results

11-13

11.4

Water Well Drilling

11-14

12.0

SAMPLING METHOD AND APPROACH

12-1

12.1

Introduction

12-1

12.2

Soil Sampling Procedures

12-1

12.2.1

Nevsun Soil Sampling Procedures

12-1

12.2.2

Mercier Soil and Auger

12-2

12.2.3

Termite Mound Sampling

12-3

12.2.4

Pit Sampling

12-3

12.3

Rock Chip Sampling Procedures

12-3

12.4

pH Survey Procedures

12-4

12.5

Stream Sediment Sampling Procedures

12-4

12.6

Trench Sampling Procedures

12-5

12.7

Drill Core Sampling Procedures

12-5

12.8

Reverse Circulation Drill Sampling Procedures

12-9

13.0

SAMPLE PREPARATION, ANALYSES AND SECURITY

13-1

13.1

Introduction

13-1

13.2

Sample Preparation for Soils and Sediment

13-2

13.2.1

Nevsun – ALS Chemex

13-2

13.2.2

Mercier – Horn of Africa

13-2

13.2.3

Stream Sediment Sample Preparation

13-2

13.2.4

Soil and Auger Sample Preparation

13-3

13.2.5

Pit Sample Preparation

13-3

13.2.6

Termite Mound Sample Preparation

13-4

13.3

Sample Preparation of Drill Core and Rocks

13-4

13.3.1

Horn of Africa Preparation Laboratory

13-4

13.3.2

ALS Chemex

13-5

13.3.3

Nevsun Sample Preparation Laboratory

13-6

13.4

Sample Preparation of RC Chips

13-8

13.5

Analyses

13-9

13.5.1

Genalysis Laboratory Services

13-9

13.5.2

ALS Chemex

13-9

13.6

Nevsun Quality Assurance/Quality Control Program

13-10

13.7

Security

13-16

14.0

DATA VERIFICATION

14-1

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

14.1

Data Verification by Nevsun

14-1

14.2

Data Verification by AMEC

14-1

14.3

AMEC Quality Control Checks

14-3

14.4

AMEC Independent Sampling

14-4

14.4.1

Quartered Core

14-5

14.4.2

Sub-sampling of Reject Material

14-5

14.4.3

Splits vs. Original Sample

14-5

14.4.4

Standards

14-8

14.4.5

Blanks

14-9

14.4.6

Bulk Density Checks

14-10

15.0

ADJACENT PROPERTIES

15-1

16.0

MINERAL PROCESSING AND METALLURGICAL TESTING

16-1

16.1

Sample Collection

16-1

16.2

Composite Samples

16-2

16.3

Grindability Testwork

16-3

16.4

Oxide Mineralization Cyanidation Testwork

16-3

16.5

Oxide Mineralization Flotation Testwork

16-6

16.6

Supergene Mineralization Flotation Testwork

16-6

16.7

Primary Mineralization Copper Flotation Testwork

16-9

16.8

Primary Mineralization Zinc Flotation Testwork

16-11

16.9

Summary of Metallurgy for Scoping Study

16-13

16.10

Process Description

16-13

16.10.1

Oxide Mineralization Process Plant

16-14

16.10.2

Supergene Mineralization Process Plant

16-17

16.10.3

Primary Mineralization Process Plant

16-18

17.0

MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

17-1

17.1

Introduction

17-1

17.2

Summary, Conclusions and Recommendations

17-1

17.2.1

Resource Database and Geological Models

17-1

17.2.2

Summary of Mineralization Controls

17-2

17.2.3

Grade Capping

17-2

17.2.4

Variography

17-3

17.2.5

Block Model Validation

17-3

17.2.6

Resource Classification

17-4

17.2.7

Resource Summaries

17-5

17.3

Geological Models and Creation of Vulcan Databases

17-6

17.3.1

Introduction

17-6

17.3.2

Geological Models and Assay Database

17-6

17.3.3

Reduction of High Grades (Capping)

17-7

17.4

Compositing and Exploratory Data Analysis

17-9

17.4.1

Introduction

17-9

17.4.2

Choice of Composite Length

17-9

17.4.3

Statistical Distributions

17-10

17.4.4

Contact Analysis

17-10

17.4.5

Summary of Mineralization Controls

17-13

17.5

Variography

17-14

17.5.1

Introduction

17-14

17.5.2

Variogram Models

17-15

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

17.6

Estimation Plan

17-16

17.6.1

Block Model Setup

17-16

17.6.2

Estimation Plan Parameters

17-17

17.6.3

Grade Estimation

17-17

17.6.4

Implementation of Grade Capping Strategy

17-18

17.6.5

Discussion

17-18

17.7

Bulk Density

17-18

17.8

Model Validation

17-19

17.8.1

Introduction

17-19

17.8.2

Visual Inspection

17-19

17.8.3

Comparison to Nearest Neighbour Estimation

17-20

17.8.4

Change of Support Check

17-20

17.9

Resource Classification and Summaries

17-25

17.9.1

Introduction

17-25

17.9.2

Confidence Intervals for Grade Estimation

17-26

17.9.3

Discussion

17-27

17.9.4

Resource Summaries

17-29

18.0

OTHER RELEVANT DATA AND INFORMATION

18-1

18.1

Introduction

18-1

18.2

Mining

18-1

18.3

Introduction

18-1

18.4

Process

18-7

18.5

Onsite and Offsite Infrastructure

18-7

18.5.1

Onsite Infrastructure

18-7

18.5.2

Off-site Infrastructure

18-12

18.6

Capital Cost Estimate

18-18

18.7

Operating Cost Estimate

18-21

18.8

Financial Analysis

18-42

18.8.1

Basis of Financial Analysis

18-42

18.8.2

Cases

18-42

18.8.3

Principal Assumptions for Evaluation

18-43

18.8.4

Capital Costs

18-43

18.8.5

Operating Costs

18-44

18.8.6

Taxation

18-46

18.8.7

Financial Analysis

18-46

19.0

REQUIREMENTS FOR TECHNICAL REPORTS ON PRODUCTION AND DEVELOPMENT PROPERTIES

19-1

20.0

CONCLUSIONS AND RECOMMENDATIONS

20-1

20.1

Conclusions

20-1

20.2

Recommendations

20-1

21.0

REFERENCES

21-1

TABLES

Table 1-1:

Summary of the Bisha Resource Estimate (Brisebois, 2004)

1-3

Table 1-2:

Summary of the Oxide and Supergene Zone Resource Estimates (Brisebois, 2004)

1-3

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 1-3:

Summary of the Primary and Primary Zn Resource Estimate (Brisebois, 2004)

1-3

Table 1-4:

Scoping Study Metallurgy

1-4

Table 1-5:

Portion of the Indicated Mineral Resource within the Conceptual Open Pit

1-5

Table 1-6:

Capital Cost Estimate (US$000)

1-6

Table 1-7:

Operating Cost Estimate (US$000)

1-6

Table 1-8:

Pre-tax Internal Rate of Return and Net Present Values

1-7

Table 10-1:

Summary of Work Completed

10-1

Table 11-1:

Drill Hole Summary by Year and Type

11-1

Table 11-2:

Drill Program Survey Methods

11-4

Table 11-3:

Recovery by Drill Program

11-7

Table 11-4:

Average Recovery for Domain (for drilling to end of 2004)

11-8

Table 11-5:

Nevsun Bulk Density Classification by Geological Domain for 2003

11-9

Table 11-6:

Bulk Density Samples in Domain and Considered for 2004 Resource Estimate

11-10

Table 11-7:

Mineralized Intervals for Each Geological Domain

11-11

Table 11-8:

Distribution of Sample Intervals by Domain for each Hole Type

11-13

Table 11-9:

Mineralized Intervals for Each Geological Domain

11-13

Table 11-10:

Summary of Water Well Locations

11-15

Table 12-1:

Total Line Kilometres of Soil Sampling on Bisha

12-2

Table 12-2:

Summary of Trench Locations

12-6

Table 12-3:

Summary of Drill Techniques Used

12-7

Table 12-4:

Summary Statistics of Sample Lengths Grouped by Rock Type

12-8

Table 13-1:

Summary of Standards Used on the Drill Programs

13-11

Table 13-2:

Summary of Standard for Core and RC Sampling

13-12

Table 13-3:

Summary of Blanks Greater than the 3x Detection Level

13-13

Table 14-1:

Sieve Checks for Samples from 2004 Program

14-3

Table 14-2:

Sieve Checks for Samples from Pre-2004 Programs

14-3

Table 14-3:

Independent and QA/QC Sampling

14-4

Table 14-4:

Standard Samples Submitted with AMEC Samples

14-9

Table 14-5:

Blank Samples Submitted with AMEC Samples

14-9

Table 14-6:

Bulk Density Measurements using Wax and Non-Wax Immersion Methods

14-11

Table 14-7:

Bulk Density Measurements using Wax Immersion Methods

14-12

Table 16-1:

Oxide Composite Samples

16-2

Table 16-2:

Supergene Composite Samples

16-2

Table 16-3:

Primary Composite Samples

16-2

Table 16-4:

Bisha Indicated Resource Head Grades

16-2

Table 16-5:

Summary of Initial Oxide Mineralization Cyanidation Testwork

16-4

Table 16-6:

CN Leach Tests based on Residue Assays

16-4

Table 16-7:

Summary of Oxide Mineralization Flotation Test

16-6

Table 16-8:

Supergene Mineralization Locked-Cycle Test LCT2 – Metallurgical Balance

16-8

Table 16-9:

Multi-Element Analysis of Supergene Locked-Cycle Test LCT2

16-9

Table 16-10:

Primary Mineralization Zinc Metallurgy for Scoping Study

16-12

Table 16-11:

Multi-Element Analysis of Primary Locked-Cycle Test LCT2B

16-12

Table 16-12:

Scoping Study Metallurgical Performance for Three Mineralization Types

16-13

Table 17-1:

Summary of the Bisha Mineral Resource Estimate (Brisebois, 2004)

17-5

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 17-2:

Summary of the Oxide and Supergene Zone Resource Estimates (Brisebois, 2004)

17-6

Table 17-3:

Summary of the Primary and Primary Zn Resource Estimate (Brisebois, 2004)

17-6

Table 17-4:

Metal-at-Risk Results from Capping Simulations

17-8

Table 17-5:

Summary of Contact Analysis Results

17-13

Table 17-6:

Estimation Domains

17-14

Table 17-7:

Variogram Models

17-16

Table 17-8:

Block Model Parameters

17-16

Table 17-9:

Search Ellipse Parameters

17-17

Table 17-10:

Bulk Density Values by Domain and Rock Type within Each Domain

17-19

Table 17-11:

Comparison of Kriged vs. Nearest Neighbour – Indicated Blocks

17-20

Table 17-12:

Change of Support Analysis

17-21

Table 17-13:

90% Confidence Intervals for Metal Estimation in Various Domains

17-28

Table 17-14:

Indicated and Inferred Resources by Zn Cutoffs

17-29

Table 17-15:

Indicated and Inferred Resources by Au Cutoffs

17-30

Table 17-16:

Indicated and Inferred Resources by Cu Cutoffs

17-30

Table 18-1:

Contained Metal Values from LG Analysis – Ultimate Cone

18-2

Table 18-2:

Inputs for LG Analysis

18-3

Table 18-3:

Process Recoveries

18-3

Table 18-4:

Net Smelter Returns by Model Zones

18-3

Table 18-5:

Mining Schedule (Mt/a)

18-6

Table 18-6:

Estimated Annual Quantities of Consumables and Spares

18-15

Table 18-7:

Capital Cost Summary (US$000)

18-18

Table 18-8:

Mine Capital Schedule (US$M)

18-20

Table 18-9:

Summary of Operating Costs (US$000)

18-21

Table 18-10:

Mine Operating Cost Estimate (US$000)

18-22

Table 18-11:

Mine Equipment Operating Cost

18-23

Table 18-12:

Mine Work Force Schedule

18-23

Table 18-13:

Process Operating Cost Estimate Summary (US$000)

18-24

Table 18-14:

Oxide Mineralization Process Salaries and Wages, Years 1 to 3

18-25

Table 18-15:

Supergene Mineralization Process Salaries and Wages, Years 3 to 6

18-26

Table 18-16:

Primary Mineralization Process Salaries and Wages, after Year 6

18-27

Table 18-17:

Oxide Mineralization Process Consumables

18-29

Table 18-18:

Supergene Mineralization Process Consumables

18-29

Table 18-19:

Primary Mineralization Process Consumables

18-30

Table 18-20:

Oxide Mineralization Electrical Power Costs

18-31

Table 18-21:

Supergene Mineralization Electrical Power Costs

18-31

Table 18-22:

Primary Mineralization Electrical Power Costs

18-31

Table 18-23:

G&A Cost Summary (US$000)

18-32

Table 18-24:

Staff Schedule

18-34

Table 18-25:

Staff Cost Schedule (US$000)

18-35

Table 18-26:

Human Resource Costs (US$000)

18-38

Table 18-27:

General Administration Expenses (US$000)

18-38

Table 18-28:

Environmental Costs (US$000)

18-39

Table 18-29:

Permits and Fees (US$000)

18-39

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-30:

Insurance (US$000)

18-39

Table 18-31:

Head Office Support (US$000)

18-39

Table 18-32:

Vehicle Costs (US$000)

18-40

Table 18-33:

Metal Prices

18-42

Table 18-34:

Dore Smelter Terms

18-44

Table 18-35:

Copper Smelter Terms

18-45

Table 18-36:

Zinc Smelter Terms

18-46

Table 18-37:

Cash Flow Analysis – (2 Mt/2 Mt)

18-47

FIGURES

Figure 11-1:

Drill Hole Location Map

11-2

Figure 13-1:

Particle Size Distribution Graph for Crushing

13-5

Figure 13-2:

Particle Size Distribution Graph for Pulverizing

13-6

Figure 13-3:

Graphs for Twin Samples for Au, Ag, cu, Pb, and Zn

13-14

Figure 13-4:

Graphs for Coarse Preparation Duplicates for Au, Ag, Cu, Pb, and Zn

13-15

Figure 14-1:

Original vs. Quarter Core Sample Pairs

14-6

Figure 14-2:

Original vs. Reject Sample Pairs

14-7

Figure 14-3:

Original vs. Last Split Sample Pairs

14-8

Figure 16-1:

CN Leach Tests Gold Extraction based on Residue Assays

16-5

Figure 16-2:

Supergene Mineralization Flotation Cu Grade vs. Recovery

16-8

Figure 16-3:

Primary Mineralization Batch Flotation Cu Grade vs. Recovery

16-10

Figure 16-4:

Primary mineralization Batch Flotation Zn Grade vs. Recovery

16-12

Figure 16-5:

Process Schematic for Oxide Materials

16-21

Figure 16-6:

Process Schematic for Supergene Materials

16-22

Figure 16-7:

Process Schematic for Primary Materials

16-23

Figure 17-1:

3 m Composite Statistical Comparison by Lithologic Domain – Zn (%)

17-10

Figure 17-2:

3 m Composite Statistical Comparison by Lithologic Domain – Cu (%)

17-11

Figure 17-3:

3 m Composite Statistical Comparison by Lithologic Domain – Au (g/t)

17-11

Figure 17-4:

3 m Composite Statistical Comparison by Lithologic Domain – Ag (g/t)

17-12

Figure 17-5:

3 m Composite Statistical Comparison by Lithologic Domain – Pb (%)

17-12

Figure 17-6:

Orientation Views of the Block Model

17-17

Figure 17-7:

Grade Profiles Comparing Kriged to Nearest Neighbour Block Estimates in the Indicated Blocks (Au and Estimated Tonnage)

17-22

Figure 17-8:

Grade Profiles Comparing Kriged to Nearest Neighbour Block Estimates in the Indicated Blocks (Ag and Zn)

17-23

Figure 17-9:

Grade Profiles Comparing Kriged to Nearest Neighbour Block Estimates in the Indicated Blocks (Pb and Cu)

17-24

Figure 18-1:

Road Alignments from Massawa to Bisha

18-17

Figure 18-2:

G&A Organization Chart

18-33

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APPENDICES

Appendix A

Drill Hole Data

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1.0

SUMMARY

1.1

Introduction

AMEC Americas Ltd. (AMEC) was commissioned by Nevsun Resources Ltd. (Nevsun) of Vancouver, Canada, to carry out a scoping study (or preliminary economic assessment) of the Bisha project in Eritrea, Africa.  The study is based on the mineral resource estimate presented by AMEC (Perú) S.A. in November 2004.  A feasibility study on this project has been started by AMEC and was underway during the preparation of this report.

The AMEC team visited the project site and the cities of Asmara and Massawa in March and April 2005 to determine sites for the process plant and on-site infrastructure; to participate in collecting samples for metallurgical testwork; and to complete scoping study level investigations of the available support facilities and contractors for the project.  A subsequent visit was made in October 2005 to complete geotechnical testwork for information on equipment and building foundations, sources of aggregate and borrow materials for dam construction.

The Qualified Persons responsible for the preparation of the scoping study and technical report include Frank Yu, P.Eng. (Process Engineer and Project Manager), Lydell Melnyk, P.Eng. (Mining Engineer), Douglas Reddy, P.Geo. (Principal Geologist), and Ken Brisebois, P.Eng. (Senior Geologist).  The previous technical report was prepared by AMEC (Peru) S.A. (November 2004) and contained the mineral resource estimate that was used in this study.  Mr. Reddy and Mr. Brisebois were the Qualified Persons for that report.

1.2

Geology and Mineralization

Bisha is a precious and base metal-rich volcanogenic massive sulphide (VMS) deposit.  Pertinent deposit model types would be Noranda/Kuroko (Franklin et al., 1981) or bimodal-siliciclastic VMS deposits (Barrie, 2004).

Four principal zones of mineralization within the Bisha Main Zone include:  (1) a near-surface oxide/gossan; (2) a horizon that has been subjected to extreme acidification (acidified); (3) a supergene copper-enriched horizon; and (4) a primary massive sulphide horizon.

Characteristics of the host units to the Main Zone mineralization include:

•

Precious metal (Au, Ag) and base metal rich (Cu, Zn, Pb) massive sulphide lenses hosted by a bimodal sequence of weakly stratified, predominantly tuffaceous metavolcanic rocks (Nacfa Terrane greenstone belt).

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•

Host rocks are felsic lithologies (variably altered felsic lapilli and lapilli ash tuffs, crystal tuffs and minor felsic dykes), which also form the hanging wall stratigraphy and predominate overall.

•

Sub-alkaline (Greig, 2004) geochemistry of the volcanic rocks.

The Main Zone is a 1.2 km long, narrow massive sulphide lens oriented north-south.  The true thickness of the lens is variable from 0 to 70 m.  The deposit is deformed and exhibits thickening at the fold hinge and limb attenuation, which distorts original dimensions.  Drill hole intersections encountered mineralization to a depth of 380 m but portions of the deposit only extend to depths of 70 m.

The south end of the Bisha Main Zone plunges very rapidly and drilling has been completed without success for 50 m south of the last mineralized intercept.  The north end of the Main Zone appears to be abruptly terminated due to the exposure and erosion of the keel of the Bisha Syncline.  The deposit remains open down dip in several portions of the deposit.  Extensions at depth would add primary sulphide mineralization.

Metal zoning within the massive sulphide appears to indicate an upward transition from Cu-rich to Zn-rich to barren pyrite and this confirms the interpretation that the sequence is right-way-up (west-facing).

1.3

Mineral Resource Estimate

Nevsun and AMEC completed geological modelling.  The geological model was developed using sectional spacing of 25 m for the basic interpretations that were subsequently rationalized in plan.  Solid (wireframe) models were created for each principal mineralized or geological domain and became the basis for coding the block model.

AMEC prepared the mineral resource estimate using industry standard methodologies.  The modelling was carried out using Vulcan 3D Software by Ken Brisebois, P.Eng.

The blocks grades were estimated within domains based on interpretation of geological parameters logged in drill holes.  Grades were estimated using Ordinary Kriging utilizing two passes and search neighbourhoods conforming to the geological trend.

Capping of extreme grades was used to remove metal at risk as derived from analyses of the assay distributions.  Calibrated in the Indicated blocks of the model, approximately 7.5% of the Au, 2.5% of the Zn, 13.5% of the Ag and 3.6% of the Cu was removed by the capping process.

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Bulk density was estimated by using the average of the measurements from within the modeled zones of mineralization.  Extreme or potentially erroneous values were scrutinized or removed from the dataset.

Variography and confidence limits analyses for grade estimation were used in conjunction with confidence in geological modelling and database integrity to develop resource classification criteria.  Indicated resources were defined by a nominal 25 m spaced drill sampling grid.  Inferred resources were defined to be the remainder of the material within 50 m of drilling.  Both the Indicated and Inferred material were restricted to the geologically interpreted mineralization domains.

A total of 22.75 Mt was reported as Indicated mineral resources, and an additional 5.85 Mt was also reported as Inferred mineral resources (see Table 1-1).  Table 1-2 summarizes the mineral resources of the Oxide and Supergene Zone and Table 1-3 summarizes the mineral resources of the Primary Zone.

Table 1-1:

Summary of the Bisha Resource Estimate (Brisebois, 2004)

			Tonnes	Grade
Category	Zone	Cutoff	(000)	Au g/t	Ag g/t	Cu %	Zn %
Indicated	Oxide	0.5 g/t Au	4,984.1	6.51	30.00	0.10	0.08
	Supergene Cu	0.5% Cu	7,644.8	0.46	35.56	3.47	0.87
	Primary	2.0% Zn	1,711.5	0.74	29.59	0.97	3.07
	Primary Zn	2.0% Zn	8,413.3	0.76	58.27	1.12	9.04
Total Tonnage			22,753.7
Inferred	Oxide	0.5 g/t Au	122.0	3.34	18.20	0.12	0.07
	Supergene Cu	0.5% Cu	185.6	0.09	30.14	3.26	1.04
	Primary	2.0% Zn	392.0	0.75	35.20	1.24	3.03
	Primary Zn	2.0% Zn	5,150.9	0.70	59.67	0.84	8.28
Total Tonnage			5,850.5

Table 1-2:

Summary of the Oxide and Supergene Zone Resource Estimates (Brisebois, 2004)

Zone	Category	Domain	Cutoff Au g/t	Tonnes (000’s)	Au g/t	Ag g/t	Cu %	Zn %	Oz (M)
Oxide	Indicated	Fe Oxide	0.5	3,653.4	6.65	20.32	0.10	0.08	0.781
Oxide	Indicated	Acidified	0.5	709.6	8.35	108.05	0.09	0.03	0.190
Oxide	Indicated	Breccia	0.5	621.1	3.62	9.39	0.09	0.07	0.072
Oxide Sub-total	Indicated		0.5
Oxide	Indicated	Fe Oxide	1.0	3,469.5	6.97	20.79	0.10	0.08	0.778
Oxide	Indicated	Acidified	1.0	683.7	8.63	109.88	0.10	0.03	0.189
Oxide	Indicated	Breccia	1.0	519.1	4.19	10.65	0.09	0.07	0.069
Oxide Sub-total	Indicated		1.0
Zone	Category		Cutoff % Cu	Tonnes (000’s)	Au g/t	Ag g/t	Cu %	Zn %	lb Cu (M)
Supergene	Indicated		0.25	8,105.2	0.44	34.5	3.30	0.86	589
Supergene	Indicated		0.5	7,644.8	0.46	35.6	3.47	0.87	585
Supergene	Indicated		1.0	6,453.1	0.50	38.7	3.97	0.91	564

Table 1-3:

Summary of the Primary and Primary Zn Resource Estimate (Brisebois, 2004)

Zone	Category	Cutoff Zn %	Tonnes (000's)	Au g/t	Ag g/t	Cu %	Zn %	Contained Zn (M lb)	Contained Cu (M lb)
Primary	Indicated	2.0	1,711.5	0.74	29.6	0.97	3.07	115	37
Primary Zn	Indicated	2.0	8,413.3	0.76	58.3	1.12	9.04	1,680	207.7
Primary	Inferred	2.0	392.0	0.75	35.2	1.24	3.03	-	-
Primary Zn	Inferred	2.0	5,150.9	0.70	59.7	0.84	8.28	-	-

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1.4

Metallurgy

Metallurgical samples, as per types of mineralization, were prepared from four drill hole cores at SGS Lakefield Research Ltd. (Lakefield) in Ontario, Canada.  Cyanide leach tests were carried out on the oxide samples to extract the contained gold and silver.  Conventional flotation was used to produce copper concentrate from the supergene samples, and sequential flotation was used to recover the metals in the primary mineralization into copper and zinc concentrates.  Based on the test results, the projected metallurgy is shown in Table 14.

Table 1-4:

Scoping Study Metallurgy

	% Au Recovery	% Ag Recovery	% Cu Grade	% Cu Recovery	% Zn Grade	% Zn Recovery
Bullion from Oxide Materials	87	45	-	-	-	-
Cu Conc from Supergene Materials	42	64	30	85	-	-
Cu & Zn Conc from Primary Materials	-	-	25	83	55	85

1.5

Mining

The portion of the mineral resource that is within the conceptual open pit is shown in
Table 15.  Only the Indicated portion of the resource was used in the pit optimization.  The Lerchs Grossmann floating cones utilized the projected metallurgy and the operating costs developed by AMEC in the scoping study.

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Table 1-5:

Portion of the Indicated Mineral Resource within the Conceptual Open Pit

	Oxide	Supergene	Cu Primary	Zn Primary	Total/Avg
Tonnes (Mt)	4.1	6.3	3.1	7.0	20.5
Au Grade (g/t)	7.6	1.0	0.7	0.8	2.2
Ag Grade (g/t)	35.8	41.1	36.2	59.2	45.4
Cu Grade (%)	0.1	4.1	1.4	1.2	1.9
Zn Grade (%)	0.1	0.5	1.8	9.4	3.6
Au Contained (Moz)	1.0	0.2	-	0.2	1.5
Ag Contained (Moz)	4.7	8.3	3.6	13.3	30.0
Cu Contained (Mlb)	9.3	561.9	98.5	178.9	848.7
Zn Contained (Mlb)	6.6	69.4	125.3	1,439.7	1,641.0
Waste Tonnes (Mt)	-	-	-	-	84.8
Total Moved (Mt)	-	-	-	-	105.3

1.6

Infrastructure

Based on the metallurgical testwork and portion of the mineral resources that are within the pit, a conceptual development plan has been completed for this scoping study.  The plan incorporates an open pit mine, process plant, and on-site and off-site infrastructure designed to accommodate a processing rate of 2 Mt/a.  The initial project will include a fleet of mining equipment, a gold leach plant and refinery, tailings and water storage dams, water diversion dams to protect the open pit mine, equipment maintenance facilities, an administration building, and an operations camp.

A flotation plant to treat the supergene materials will be built in the first two years of operation and will be available to process supergene materials in Year 3.  In Year 2 of operation, the copper concentrate shipping facility will be constructed in Massawa, the closest seaport, to transport the copper concentrate to off-shore smelters.  In Year 5, a zinc flotation plant will be added to the existing plant to treat the primary materials which will be mined from Year 6 onwards and the concentrate shipping facility will be expanded to store and ship zinc concentrate.

1.7

Capital Cost and Operating Cost

The capital and operating cost estimates (in 3rd quarter 2005 US dollars) for the project are shown in Tables 1-6 and 1-7.

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Table 1-6:

Capital Cost Estimate (US$000)

Major Area	Initial	Subsequent	Total Capital
Mining	9,300	-	9,300
Concentrator	40,800	19,100	59,900
Tailings	6,700	-	6,700
Site & Services	3,400	-	3,400
Ancillaries	13,700	-	13,700
Utilities	4,700	-	4,700
Concentrate Shipping Facilities	-	27,000	27,000
Subtotal Direct Costs	78,600	46,100	124,700
Owner’s Costs	13,000	-	13,000
Indirect Costs	38,400	6,800	45,200
Contingency	25,800	5,300	31,100
Total Capital Costs	155,800	58,200	214,000

Table 1-7:

Operating Cost Estimate (US$000)

Year	1	2	3	4	5	6	7	8	9	10
G&A	5,294	5,094	6,529	6,882	6,882	6,882	6,882	7,245	7,001	7,001
Mining	10,223	10,364	15,473	15,476	15,482	21,551	21,464	21,542	21,540	27,941
Milling	37,306	37,306	24,893	25,325	25,325	28,670	28,747	28,747	28,747	35,304
Total	52,823	52,764	46,895	47,683	47,689	57,103	57,093	57,534	57,288	70,246
Annual milling (Mt/a)	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.5
Operating cost (US$/t)	26.41	26.38	23.45	23.84	23.84	28.55	28.55	28.77	28.61	28.00

1.8

Financial Analysis

The results of the financial analysis, including the pre-tax internal rate of return and net present values for 10 years of mine life, are shown in Table 18.

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Table 1-8:

Pre-tax Internal Rate of Return and Net Present Values

	Units	Base Case	Case 2	Case 3	Case 4 Bid price on 30 Nov 2005
Commodity
Cu	US$/lb	1.05	1.20	1.50	1.99
Au	US$/oz	400	425	450	495
Ag	US$/oz	6.00	6.50	7.00	8.27
Zn	US$/lb	0.50	0.60	0.70	0.76
Pre-Tax
IRR	%	35.1	44.9	56.3	71.2
NPV 0%	US$M	346	554	857	1,271
NPV 10%	US$M	145	244	389	598
Payback	Years	1.9	1.7	1.6	1.3
		Pre-tax Net Present Value (US$M)
Discount Rate (%)		Base Case ($)	Case 2 ($)	Case 3 ($)	Case 4 ($)
0.0		346	554	857	1,271
5.0		224	365	571	861
7.5		181	298	470	716
10.0		145	244	389	598
12.5		117	200	323	502
15.0		93	164	269	424
20.0		57	109	188	305
25.0		31	71	131	221

Note:  Payback period is calculated from start of production (following 2 years of capital development).

Cash flows occur at the end of each year.

1.9

Conclusions

The financial analysis indicates that this project, at the throughput of 2 Mt/a and mining of the oxide, supergene and primary materials in sequence, is viable, although it is based on preliminary information.  AMEC recommends that Nevsun should continue work on the feasibility study report to confirm and improve the economics of the project.  The preliminary work in the scoping study is based on practices and technology commonly used in the mining industry but some of the assumptions and information used should be confirmed or updated.  An updated resource estimate and a more detailed mining plan should be completed for use in the feasibility study.

1.10

Recommendations

This scoping study is based on preliminary information that have not been confirmed and alternatives that have not been studied in detail.  The following recommendations

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should be carried out in the feasibility study phase to improve the viability of the project.

The mining plan in this scoping study is based on the mineral resources included in the Bisha model.  Since the completion of the previous technical report, Nevsun has completed a substantial drilling program.  The resource model is currently being updated with data from the recent drilling program and should be used for the feasibility study.

The mining schedule has been completed at a high level.  The mine plan was prepared so that mining can be scheduled to avoid concurrent production and stockpiling of supergene and primary materials, and therefore minimize oxidation of the sulphides prior to processing.  Detailed pit design and sequencing of mining will be studied in the feasibility study phase of the project to confirm the mine plan, which could have a significant impact on the operating and capital costs of the mine.

The scoping study of this project is based on open pit mining.  The mine life could be extended by underground mining methods which should be investigated in another study.

A trade-off study should be carried out on potential throughput of supergene and primary materials.  These materials are much softer than the oxide.  With the common crushing and grinding circuits, the comminution rate of the sulphide materials could be doubled to increase revenue.

A concentrate market survey should be conducted.  The net smelter return (NSR) is based on general smelter terms and conditions, which vary with different smelters.  The marketability and NSR of the concentrates may directly affect the viability of the project.

The metal recoveries in the Primary material are estimated because the samples had been deteriorated by oxidation during laboratory storage so that the test results could not be duplicated.  At the completion of the scoping study, four new holes were drilled to obtain more samples for metallurgical tests.  The metallurgical tests should be completed (in progress or completed at the time of issue of this report) to verify the metal recoveries for feasibility studies.

The cost of diesel fuel (at US$0.85/L FOB project site) has been used in this report.  Almost half of the milling costs are for generating diesel-electric power.  Lower diesel costs would have a positive impact on project economics and should be further investigated.

The schedule for upgrading the local road from Massawa to Keren, which bypasses the Asmara highland, should be confirmed.  If this road can be improved to a two-lane

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paved road in time for project construction, then transportation time and costs could be reduced along with improved traffic safety.

The location of the concentrate shipping facility, for the purpose of this report will be at an existing cement plant.  The potential to utilize this facility should be confirmed.  The cement plant is scheduled to be replaced in the near future.

A transportation logistics study should be conducted (scheduled for early 2006).  The study should include truck delivery of equipment during construction; trucking of consumables and supplies to site during operations; land transport of concentrates from Bisha to Massawa; shipment of concentrates to off-shore smelters; and shipment of consumables from North America and Europe to Massawa.  Transportation represents a large proportion of consumable costs for the project and transportation costs of concentrates will have a significant impact on smelter returns.

At the completion of the scoping study, a preliminary geotechnical investigation was carried out to locate the sources of aggregate, borrow materials for the tailings and water dams, and on the foundations for the buildings and facilities on site.  The results of this investigation should be incorporated into the feasibility study (in progress).

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2.0

INTRODUCTION AND TERMS OF REFERENCE

2.1

Introduction

AMEC Americas Ltd. (AMEC) was retained by Nevsun Resources Ltd. of Vancouver, Canada (Nevsun), to prepare a scoping study (or preliminary economic assessment) and technical report of the Bisha project, located in the Gash-Barka District of Eritrea.

The Qualified Persons responsible for the preparation of the scoping study and technical report include Frank Yu, P.Eng. (Process Engineer and Project Manager), Lydell Melnyk, P.Eng. (Mining Engineer), Douglas Reddy, P.Geo. (Principal Geologist), and Ken Brisebois, P.Eng. (Senior Geologist).  The previous technical report was prepared by AMEC (Peru) S.A. (October 2004) and contained the mineral resource estimate that was used in this study.  Mr. Reddy and Mr. Brisebois were the Qualified Persons for that report.

Mr. Reddy has more than 18 years of experience in the mining industry, including substantial experience with volcanogenic massive sulphide deposits and in precious and base metal exploration.  Ken Brisebois, P.Eng., Senior Geologist (AMEC Phoenix office) prepared the mineral resource estimate.

Mr. Reddy completed a 5-day site visit between May 28 and June 1, 2004 and during this time visited the camp, offices, core logging and storage facilities, sample preparation facility and the main prospect areas of the Property.

Frank Yu and Lydell Melnyk and the AMEC study team visited the site with Nevsun personnel from 3 to 12 March 2005 and from 1 to 15 April 2005.  The visits by AMEC personnel included:

•

A tour of the project site and selected locations for the process plant (mill), ancillary buildings, tailings impoundment and Fereketet River diversion dam.

•

Observation of the drilling of two of the four holes and extraction of cores, and the preparation and packing of the core samples for shipping to Lakefield for metallurgical tests.  The other two drill holes and sample preparation were completed after the AMEC team and qualified persons left the site.

•

Training of Nevsun’s technicians to operate the hydrology test equipment.

•

Excavation of test pits for the water diversion dam, and collection of samples for geotechnical investigation at the pits.  The samples were shipped to AMEC’s material testing laboratory in Ontario, Canada.

•

Collection of rock samples that were sent to Lakefield for environmental assessments.

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AMEC and Nevsun personnel visited the Eritrean Ministry of Mines and Energy, Ministry of Environment; two Asmara building contractors (one local and one Korean contractor); an Asmara-based environmental work contractor; a Caterpillar (mining equipment) agent in Asmara.  AMEC and Nevsun personnel also visited a cement plant, sea port and international airport facilities in Massawa to collect additional information for use in feasibility studies.

2.2

Scope of Work

The scope of work for the scoping study included the following:

•

Management of metallurgical testwork and development of a set of process flow diagrams complete with equipment size, material balance, and operating cost estimates to process the oxide, supergene, and primary mineralization.

•

Prepare a preliminary mine plan complete with mining cost estimates, equipment sizing and quantity estimates.

•

Prepare a preliminary design of the concentrate storage and shipping facilities in Massawa.

•

Design the mill with ancillary buildings, camp for operations personnel and tailings delivery and storage facilities.

•

Assess the existing environmental and socio-economic data and compile a list of primary issues associated with development of the project.

•

Estimate the capital costs of the project.

•

Conduct a financial evaluation based on a discounted cash flow (DCF) model.

•

Provide recommendations for required work in preparation for the feasibility study.

2.3

Terms of Reference

AMEC is not an associate or affiliate of Nevsun, or of any associated company.  AMEC’s fee for this technical report and scoping study is not dependent in whole or in part on any prior or future engagement or understanding resulting from the conclusions of this report.  This fee is in accordance with standard industry fees for work of this nature, and AMEC’s previously provided estimate is based solely on the approximate time needed to assess the various data and reach the appropriate conclusions.

In preparing this report, AMEC relied on reports and maps, miscellaneous technical papers listed in the References section at the conclusion of this report and AMEC’s experience on similar deposit types.

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

This report is based on information known to AMEC as of 1 December 2005.

All measurement units used in this report are metric, and currency is expressed in US dollars unless stated otherwise.  The currency used in Eritrea is the Nacfa.  The exchange rate as of 1 December 2005 is US$1.00, equal to approximately 15 Nacfa.

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3.0

DISCLAIMER

AMEC has not reviewed the land tenure, nor independently verified the legal status or ownership of the properties or underlying option and/or joint venture agreements.  The results and opinions expressed in this report are based on AMEC’s field observations and the technical data listed in the References (Section 21.0).  While AMEC has carefully reviewed all of the information provided by Nevsun, and believes the information to be reliable, AMEC has not conducted an in-depth independent investigation to verify its accuracy and completeness.

The results and opinions expressed in this report are conditional upon the aforementioned technical and legal information being current, accurate and complete as of the date of this report, and the understanding that no information has been withheld that would affect the conclusions made herein.  AMEC reserves the right, but will not be obliged, to revise this report and conclusions if additional information becomes known to AMEC subsequent to the date of this report.  AMEC does not assume responsibility for Nevsun’s actions in distributing this report.

The AMEC scoping study (preliminary economic assessment) is based on the previous technical report entitled “Technical Report on the Bisha Property, Gash-Barka District, Eritrea, dated October 2004 by AMEC (Peru) S.A.”; a review of existing reports on the Bisha project prepared by others; visits to the site and to the port of Massawa, and information gained from preliminary inquiries to the Eritrea Ministry of Mines and Energy and Ministry of Environment.  Attention is drawn to the following exclusions from and limitations to this report:

•

The AMEC designs at this stage are preliminary and to a scoping study level.  More detailed design will be required for a final feasibility study.

•

AMEC did not complete a title search or determine the status of the land or mineral title tenure.

•

Based on discussions with Nevsun, AMEC assumed that the land used for mining, milling and tailings impoundment is granted by the Eritrean government.

•

Based on discussions with Nevsun, AMEC assumed that, other than the road design limitations, there is no restriction on using the public roads to deliver construction equipment and materials, operating consumables and equipment, and concentrates between Massawa and Bisha and vice versa.

•

Based on discussions with Nevsun, AMEC assumed that the land occupied by the cement plant in Massawa will be available to build a concentrate storage and shipping facility in Year 2 of mine operation.

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4.0

PROPERTY DESCRIPTION AND LOCATION

This report is an update of the Technical Report on the Bisha Property and Resource Estimate of the Bisha Deposit, dated November 2004.  Please refer to Section 4 of the latter report for the property description and location of the Property.

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5.0

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

This report is an update of the Technical Report on the Bisha Property and Resource Estimate of the Bisha Deposit, dated November 2004.  Please refer to Section 5 of the latter report for the accessibility, climate, local resources, infrastructure, and physiography of the Property.

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6.0

HISTORY

This report is an update of the Technical Report on the Bisha Property and Resource Estimate of the Bisha Deposit, dated November 2004.  Please refer to Section 6 of the latter report for the history of the Property.

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7.0

GEOLOGICAL SETTING

This report is an update of the Technical Report on the Bisha Property and Resource Estimate of the Bisha Deposit, dated November 2004.  Please refer to Section 7 of the latter report for the geological setting of the Property.

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8.0

DEPOSIT TYPES

This report is an update of the Technical Report on the Bisha Property and Resource Estimate of the Bisha Deposit, dated November 2004.  Please refer to Section 8 of the latter report for the deposit types of the Property.

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9.0

MINERALIZATION

This report is an update of the Technical Report on the Bisha Property and Resource Estimate of the Bisha Deposit, dated November 2004.  Please refer to Section 9 of the latter report for the mineralization of the Property.

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10.0

EXPLORATION

10.1

Introduction

This section is based on a summary of exploration activities provided in the previous technical report (AMEC, 2004).  Additional details are in Section 10 of that report.

Exploration of the Bisha Property commenced in 1996 as prospecting by Ophir Ventures.  Nevsun subsequently explored the Property in several programs of work over a seven-year period between 1998 and 2004 (Table 10-1).  Exploration was suspended between 1999 until 2001 during the border war with Ethiopia.

In June 1999, the Bisha Prospecting License was converted to the Bisha Exploration License covering an area of 49 km².  In 2003 the license area was expanded and now includes a total area of 322 km² (see Section 4.2).

In October 2002, Nevsun initiated a limited diamond drilling program at Bisha in order to test the combined geophysical and geochemical anomaly over the main gossan outcrop area.  A summary of the significant assay intervals is provided in Table 10-2 of the previous technical report (AMEC, 2004).

To follow up the successful results from the 2002 drilling, Nevsun completed two phases of diamond drilling in 2003.  The Phase I work was completed between February and June and consisted of 48 holes totalling 6,724.76 m plus mapping, sampling, trenching, geophysics (airborne and ground), mapping, metallurgical testing, and bulk density measurements.  The Phase II work was conducted from September until December and consisted of 92 core holes totalling 11,894.50 m.  Additional work conducted during this program included geophysics, geochemical sampling, metallurgical testing, petrographic work, and bulk density measurements (Table 10-1).

Further diamond drill holes, RC holes, and combination holes totalling 31,285.60 m were completed during 2004.  Additional exploration work completed during this program included geophysical surveys, mapping, geochemical sampling, petrographic work, bulk density measurements, geotechnical work, environmental and archaeological studies, and metallurgical testing (Table 10-1).

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Table 10-1:

Summary of Work Completed

Year	Phase	Company	Type of Work	Description
1996		Ophir Ventures	Regional Grassroots Exploration	Prospecting, mapping and sampling
1998		Nevsun	Property Evaluation	Property Examination and acquisition
1998		Nevsun	Property Grassroots Exploration	Reconnaissance scale geological mapping (1:50,000), geochemical stream sediment sampling
1999		Nevsun	Geophysical Surveys	Geophysical surveys - MaxMin horizontal loop EM and magnetometer
			Geological Mapping	Property scale (1:5,000)
			Geochemical Sampling	Soil sampling on three grid lines
2002		Nevsun	Drilling	6 diamond drill holes (B-01 to B-06) totalling 759.0 m
			Geological Mapping	Discovery outcrop area (1:1,000)
2003	I	Nevsun	Drilling	47 diamond drill holes (B-07 to B-53, B-02a) totalling 6722.6 m
			Trenching	36 trenches sampled and mapped
			Geophysical Surveys	Airborne EM and Magnetometer (325 sq km), Pulse EM and ground Magnetometer (73.5 line km), Gravimetric survey (40 km)
			Geological Mapping	Deposit scale (1:1,000), property scale (1:2,500) and regional scale (1:10,000)
			Geochemical Sampling	Stream sediment (165 samples), soil (39 samples), termite mound (115 samples), auger and pit (33 samples)
			Petrographic Study	11 thin sections by Vancouver Petrographics
			Metallurgical Testing	2 oxide samples, 2 copper supergene mineralization and 2 primary mineralization samples
			Bulk Density	260 samples determined on site, 44 samples sent to ALS Chemex for determination
2003	II	Nevsun	Drilling	93 diamond drill holes (B-54 to B-146, & deepen B-40) totalling 11,750.8 m
			Drilling	2 air blast holes for water wells completed by Eritrean Drilling
			Geophysical Surveys	Pulse EM, Horizontal loop EM (151 line km), Gravimetric survey (107.6 km)
			Geochemical Sampling	pH soil survey, soil sampling, Whole Rock (REE), regional prospecting
			Metallurgical Testing	2 oxide samples and 2 copper supergene mineralization samples at PRA in Vancouver, some minor work at Kappes Cassidy in Nevada
			Petrographic Study	13 thin sections by Vancouver Petrographics
			Bulk Density	611 samples determined on site, 68 samples sent to ALS Chemex for determination
2004	I	Nevsun	Drilling	163 diamond drill holes (B-147 to B-309) totalling 28,879.50 m
			Drilling	42 reverse circulation drill holes (BRC-01 to BRC-42) totalling 2,097.3 m
			Drilling	9 combination reverse circulation with diamond drill core holes tails (BRCD-26,27, 32 to 34, 37,38, 41 and 42) totalling 308.70 m
			Drilling	15 reverse circulation holes for water wells totalling 768 m.
			Geophysical Surveys	Gravimetric survey, 65.2 line km for a total to date of 215 line km
			Geological Mapping	Deposit scale (1:1,000) and regional prospecting
			Geochemical Sampling	Soil sampling (151.94 line km), Whole Rock (REE), prospecting
			Petrographic Study	16 thin sections, 2 polished sections
			Bulk Density	311 samples determined on site, 697 samples sent to ALS Chemex for determination
			Geotechnical Work	all drill core oriented
			Environmental	base line study implemented
			Metallurgical Testing	2 primary sulphide samples tested at PRA in Vancouver
			Hydrological	studies commenced
			Archaeological	studies commenced
			Physical Properties Tests	On selected core samples of massive sulphide by JVX Geophysics
2005		Nevsun	Drilling	112 diamond drill holes totaling 16,074.3 m
			Geochemistry	Whole rock analyses, petrography
			Feasibility Studies	Metallurgical sampling, testwork, geotechnical studies, other studies. These activities will be reported on as part of the FS Report.

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In 2005, a total of 112 diamond (16,074.3 m) drill holes, including 5 geotechnical and 4 metallurgical drill holes were completed.  At Bisha Main a total of 9,264.1 m of oriented core drilling was completed in 68 drill holes.  This includes in-fill and exploratory drilling (7,590.6 m), geotechnical drilling (937 m), and metallurgical drilling (736.5 m).  The primary aim of the January to June 2005 drill program on the Bisha deposit was to complete the in-fill drilling of a proposed open pit area.  Close-spaced drilling was also completed in two areas to test contact geometries and local grade distribution.  Three drill holes were twinned to better understand the relationship between core and RC recoveries.  A new resource estimate is underway and will ultimately be incorporated into a feasibility study.

10.2

Topography and Grid Survey Control

The coordinate system used for all data collection and surveying is the Universal Transverse Mercator (UTM) system, Zone 37 and geographic coordinates in WGS841 (World Geodetic System 1984).

During the 1999 exploration program, Nevsun established a local grid (not based on UTM coordinates) over the gossan area with a base line 5.9 km in length oriented at an azimuth of 010° from magnetic north.  Individual lines were usually spaced 200 m apart and were of variable length.

The local grid constructed at the beginning of the 2003 program conforms to the UTM coordinate system with a baseline oriented at 0° and cross-lines oriented 090°.  Cross-lines were usually spaced 100 m apart, except over the Bisha Main Zone where gridlines were at spaced 25 m apart for drilling.

10.3

Geological Mapping and Related Studies

Nevsun has carried out geological mapping during each exploration program as summarized in Table 10-2.

Table 10-2:

Summary of Geological Mapping on Bisha Property

Year	Type of Mapping	Scale	Location
1998	Reconnaissance	1:50,000	Bisha region
1999	Property	1:5,000	Bisah Main area
2002	Deposit	1:1,000	Bisha Main gossan
2003	Regional	1:10,000	Bisha region
2003	Property	1:,2,500	Bisha Property
2003	Deposit	1:1,000	Bisha Main gossan
2003	Property	1:2,500	Barite, Harena, and SE zones
2004	Deposit	1:1,000	Bisha Main zone and NW zone

1 WGS84 is the datum to which all GPS positioning information is referred by virtue of being the reference system of GPS satellites. WGS84 is an earth-fixed Cartesian coordinate system.

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Approximately 75% of the Bisha Property is covered by alluvium of varying thickness.  Outcrop exposure is restricted to outcrops along seasonal watercourses and areas of topographic relief above the gently northerly-sloping alluvial plain.

The geology is described in Section 7 of the previous technical report (AMEC, 2004).

Several persons have mapped portions of the property (Nutt, Childe, Greig, Deliele, Chisholm, Ouattara) or provided more regional coverage (Woldu).  The lack of outcrop, lack of marker horizons, and the structural complexity has hindered comprehensive geological interpretations.  Landsat information and geophysical data aided the development of interpretations.

In 2004, C. Greig (and Taiga Consultants Ltd.) prepared a compiled property geology map and developed a complementary deposit-scale geology map of the area from the Bisha Main Zone to the Northwest Zone (see Figures 7-6 and 7-7 of the previous technical report; AMEC, 2004).

AMEC completed a brief review of the geological interpretations in the immediate area of the Bisha Main Zone and found them to be consistent with the field observations (i.e., exposures on the Main Gossan, Fereketta River bed, Guardian Hill, Conical Hill, Northwest Zone).

10.4

Remote Sensing and Satellite Imagery

Nevsun prepared Landsat images of the area in 1998.  The image (PIX format file) was re-georeferenced using available topographic maps and then output as an ECW (ER Mapper) format file.  At the same time the digital, 1:100,000 scale Russian topographic maps were obtained from East View Cartographic out of the USA.

Geoanalytic of Calgary scanned, registered, and compiled the Eritrean topographic maps and the Landsat image.  ECW (ER Mapper) files of the topography and LANDSAT files were prepared.  TAB files of the Bisha Exploration License showing property boundaries were added.  Using the Landsat image with a translucent (30%) topographic overlay, a preliminary interpretation was made of the immediate Bisha occurrence area.  The interpretation focused on structural features that were subsequently plotted on the geology map as well as the preliminary gravity maps.

During 2003, Earth Resource Surveys Inc. (ERSI) based in Vancouver, completed a remote sensing investigation for the Bisha Property and western Eritrea.  The survey mapped alteration types and interpreted major structural features using different Landsat bands.  The study highlighted alteration and structural trends (Chisholm et. al., 2003).

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10.5

Geochemistry

10.5.1

Stream Sediment Sampling

Nevsun carried out stream sediment sampling in 1998 covering an area of 100 km² including the Bisha Prospecting License.

During the 2003 Phase I exploration program a stream sediment survey was designed, implemented, and completed by M. Mercier, an independent geochemical consultant with Analytical Solutions (Toronto).  The survey included a total of 165 samples collected at an approximate density of one sample per square kilometer.  Survey coverage is shown on Figure 10-2 in the previous technical report (AMEC, 2004).

The stream sediment surveys were considered to be an effective method of delineating areas with potential for base and precious metal mineralization.  The main anomalous areas for copper, lead, zinc and gold based on the combined 1998 and 2003 results are:  Okreb area (eastern portion of the Bisha Exploration License), the Bisha Main Zone southwards towards the Harena Area, and the NW Barite Showing area.

AMEC has not observed the stream sediment sampling practices.  The sampling procedures as described are reasonable and are within standard industry practices.

10.5.2

Soil Geochemical Sampling

In 1999, soil samples were collected over the Bisha gossan outcrop (Nevsun 2003) and showed a distinct base metal anomaly.  The samples were not analyzed for gold.

Soil geochemical sampling by Mercier (2003) included orientation soil, termite mound, auger, and pit sampling as described below:

•

Soil and auger survey with a total of 39 samples (23 soil samples and 13 auger samples) to test the auger as a geochemical tool and also to verify the geochemical response of different regolith units.

•

Pit samples with a total of 33 samples along a single line to make a short investigation of the regolith units.

•

Termite mound survey with a total of 115 samples (including 8 auger test samples).

•

Size fraction analysis of four samples to help with the regolith investigation.

More soil sampling was completed in 2004 with 133.62 line kilometres completed over the Bisha Main, Harena, and NW Barite Showing areas.  To date, a total of 6,287 soil samples or 151.94 line kilometres of sampling have been collected on the Bisha Property.  Figure 10-4 in the previous technical report (AMEC, 2004) shows the areas of soil and geochemical sampling.  The majority of the sampling was completed in 2003 and 2004 on gridlines with coordinates conforming to UTM, Zone 37.  Soil sampling was used to investigate geophysical anomalies, often in areas with minimal

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or no outcrop.  Apparently the alluvial cover has not precluded the usefulness of the soil sampling in defining anomalies over previous geophysical targets and known mineralization.

AMEC has not observed the soil or other geochemical sampling practices.  The procedures as described appear to be reasonable and within standard industry practices.

PH soil geochemical surveys were conducted over the known Bisha Gossan to test the theory that a pH measurement can identify the change in pH related to the presence of massive sulphides (and related generation of acid conditions related to oxidation of the sulphides) even below alluvial cover.  Nevsun found that the pH technique works very well in the delineation of known sulphide mineralization in alluvial covered areas and considered that it may be used to define new targets.  Unfortunately the survey reacts to a wide variety of types of underlying chemical differences and thus produces a large number of anomalies that need to be prioritized.

AMEC did not review the method and cannot comment on the relative merits for further pH geochemical surveys.

10.6

Trenching

A series of 36 trenches were excavated with a Komatsu WB93R utility tractor equipped with a backhoe over various parts of the Bisha Main and Northwest Zones.

The trenches were completed on the Bisha Gossan Zone and Northwest Zone.  Rock samples returned elevated base metal and precious metal results, as expected.  The trench data was not used in geological modelling or resource estimation.

10.7

Ground Geophysics

10.7.1

Electromagnetic (EM)

Horizontal loop (HLEM) surveys were completed in 1999 by a South African based consulting group, Integrated Geophysical Surveys on the portions of the property.  The 1999 grid was surveyed with a MaxMin II HLEM.  The EM survey used frequencies of 444 and 1,777 Hz and a cable length of 150 m.  Further work was completed in 2003 by Geophysique TCM of Val d’Or, Quebec, Canada.  The 2003 survey included 151 km of Horizontal Loop EM (HLEM) surveys on the UTM grid at 100 m spacing.

Pulse EM surveys were contracted to Crone Geophysics (Crone) of Mississauga, Ontario, in 2003.  A total of 43 lines over 13 loops consisting of 73.5 line km of survey were completed.  Fgure 10-5 in the previous technical report shows the geophysical survey compilation map (AMEC, 2004).

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Crone attempted downhole EM surveys on 3 drill holes.  Two of the holes were caved but hole B-104 was probed successfully.

Most of the electromagnetic surveys were successful in delineating mineralization and other features (i.e., structures, lithologic contrasts, etc.; pers. comm. Ansell, 2004).

10.7.2

Magnetometer

Magnetometer surveys were completed on the portions of the property in 1999 and 2003.  In 1999, Integrated Geophysical Surveys completed the magnetometer survey on the grid established over the Bisha Main Zone.  Eritrean technicians were trained by the South African consultants to carry out the survey.

In 2003, a magnetometer survey by Crone Geophysics was completed over the Bisha Main Zone covering a total of 43 lines covering 84.5 line km.  The magnetometer surveys shows lithologic contrasts and anomalies over the Bisha Main Zone but were less distinct than the electromagnetic surveys.  Chisholm et al., (2003) observed north-northeast trending features that he suggested could represent a fault zone that transects the Bisha Deposit.

10.7.3

Induced Polarization (IP)

An Induced Polarization (IP) survey was completed on the Okreb area, in the northeast corner of the Bisha Exploration License.  The survey was done on several grids with baseline at different orientations but generally trending northeast.  Cross-lines were completed at 200 m spacing along the baselines.

10.7.4

Gravity

Gravity surveys were carried out during the three consecutive exploration programs since 2003.  MWH Geo-Surveys, Inc. of Reno, Nevada, used a LaCoste & Romberg Aliod 100X gravity metre to complete the work.

The dataset consists of 8,613 stations, including 8,043 stations collected on the Bisha grid, 407 stations collected on the Harena Area and 163 stations collected on the NW Barite Showing area (as shown in Figure 10-6 of the previous technical report; AMEC, 2004).  The stations were collected along UTM gridlines at 100 m line spacing and at 25 m station intervals.  The survey over the Harena Area follows the grid in that area and has a 100 m or 200 m line spacing and 25 m station intervals.

The filtered residual gravity surveys provided good definition of the Bisha Main Zone massive sulphide mineralization.

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10.8

Airborne Geophysics

In March 2003, a combined airborne EM and magnetometer fixed-wing survey was conducted over an area of approximately 325 km2 corresponding to the entire Bisha Property.  The survey was contracted to Fugro Airborne Surveys based in Ottawa, Canada.

A nominal line spacing of 100 m was maintained in an east-west direction at an EM sensor altitude of approximately 73 m above ground level.  A total of 4,052 line km of data was collected over the area.  Fugro Airborne Surveys provided a report entitled “Logistics and Processing Report Airborne Magnetic and GEOTEM Survey, Bisha Area, Gash Barka District, Eritrea Job No.03427.”  The report and accompanying maps provide all the technical aspects of the survey work.

10.9

Drilling

Refer to Section 11 for a description of the drilling completed on the Bisha Property.

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11.0

DRILLING

11.1

Introduction

Nevsun has conducted exploration activities on the Bisha Property since 1998.  Core drilling (NQ and HQ diameter) and a small amount of RC drilling were completed on several zones in 2002, 2003, 2004, and 2005.  Figure 11-1 shows the surface trace of all drill holes in the Bisha Main Zone and South Zone up to the end of 2004 and includes all holes that were considered for preparation of the resource estimate presented in Section 17 and used in the scoping study.  Drill hole collar information for all holes is provided in Appendix A.

The infill drilling program completed in 2005 was not used in the preparation of the mineral resource estimate that is in the scoping study.  The basic information and descriptions of method used for the 2005 drill holes are provided in this report but no QAQC review or data verification is presented for these holes within this report because the full description of these holes will accompany the presentation of a new resource estimate within the feasibility study that is currently in progress.

11.2

Diamond Drilling

Nevsun has completed a total of 66,790.06 m of drilling in 464 holes (see Table 11-1).  Of this, 64,383.96 m was core drilling in 422 holes; 1814.4 m was completed in 33 RC holes; and 591.70 m was in 9 combination holes, which had RC at the top of each hole and core drilling in the bottom.

Table 11-1:

Drill Hole Summary by Year and Type

Year	Phase	Range of Hole No.	No. of DDH Holes	Length of DDH (m)	No. of RC Holes	Length of RC (m)	Total No. of Holes	Total Length (m)
2002	-	B-001 – 6	6	810.90	-	-	6	810.90
2003	I	B-002a, 7 – 53	48	6,724.76	-	-	48	6,724.76
2003	II	B-054 to 146	93	11,894.50	-	-	93	11,894.50
2004	-	B-148 – 309	163	28,879.50	-	-	163	28,879.50
2004	-	BRC-001 – 40*	-	-	33	1,814.40	33	1,814.40
2004	-	BRCD-026 – 42*	9	308.80	-	282.90	9	591.70
2005	-	B-310 to 367, GT-01 to 05, 04A, H-001 to 020, MET-05-01 to 04, NW-001 to 022, extend B-158	112	16,074.30	-	-	112	16,074.30
Total	-	-	431	64,692.76	33	2,097.30	464	66,790.06

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Figure 11-1:

Drill Hole Location Map

339100 mE
339300 mE
339500 mE
339700 mE
1716300 mN
1716100 mN
1715900 mN
1715700 mN
1715500 mN
1715300 mN
1715100 mN
N
Map Bounds
Concession Boundary
Topographic contours from digital elevation model constructed by Nevsun Resources (Eritrea) Ltd.
Legend
Diamond Drill Hole; Identifier
Reverse Circulation Drill Hole; Identifier
PVC Pipe in Hole
25m Topographic Contour
5m Topographic Contour
Drainage
Map Projection: WGS 84, Zone 37N
1 : 4,000
Metres

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Drilling in late 2002 intercepted significant intervals of precious and base metal mineralization at Bisha below the Main Gossan.  Nevsun mounted a major exploration effort in February, 2003 (Phase I) including trenching, geological mapping, geochemistry, geophysics (ground surveys, airborne EM and magnetometer survey) and drilling to define the mineralization.  Further exploration and drilling programs were conducted in September 2003 (Phase II) and January 2004.

The drilling of the first 17 holes1 for a total of 2,409.73 m was begun in late 2002 and completed at the beginning of Phase I in 2003 using Kluane International Drilling, a contractor based in Vancouver, BC, Canada.  Kluane used a “man-portable” drill rig powered by three water-cooled Kubota three cylinder diesel engines driving three hydraulic motors that feed a hydraulic head, wireline, and mud tank mixer.  The unit uses a 5’ long NTW core barrel (55.1 mm diameter core), which was reduced in bad ground to a BTW sized (41.0 mm diameter core) 5’ or 10’ long core barrel.

The remaining 292 core holes for a total of 45,899.93 metres were completed during 2003 Phase I and Phase II and during 2004 Phase I using two Longyear 44 skid-mounted wire-line rigs, owned and operated by Boart Longyear, a contractor based in North Bay, Ontario, Canada.  Each hole was collared with HQ core (63.5 mm diameter) until ground conditions necessitated a reduction to NQ sized core (47.6 mm diameter).

Nine combination holes were drilled (308.80 m core and 282.90 m RC) in 2004 using a universal drill rig (UDR-650-P35 combination drill) operated by Major Pontil Pty Ltd. (an Australian subsidiary of Major Drilling Inc.), based in Queensland, Australia.

Between January and June 2005, a total of 112 diamond (16,074.3 m) drill holes were completed by Boart Longyear using two Longyear 44 skid-mounted drill rigs.  Core varied from the initial 40 to 70 m of PQ or HQ and reducing down hole to either HQ or NQ diameter core.  A total of 9,264.1 m of oriented core drilling was completed in 68 drill holes in Bisha Main.  The 2005 program also included in-fill and exploratory drilling (7,590.6 m), 5 geotechnical drill holes (937 m), and 4 metallurgical drill holes (736.5 m).

A portion of the drilling was close-spaced holes in two areas to test contact geometries and local grade distribution.  Three drill holes were twinned to better understand the relationship between core and RC recoveries.

The 2005 program also included 20 holes in the Harena area and 22 holes on the NW Gossan zone.

A list of all drill holes completed on the Property is provided in Appendix A.

1 All of the 2002 program and part of 2003 Phase I.

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11.2.1

Collar Surveys

Nevsun placed a drill rod within cement at the collar of each hole to identify the hole location for all programs.  The hole number was marked in the cement base.  The diamond drill holes are identified by the prefix ‘B’, reverse circulation holes by the prefix ‘BRC’ and RC holes with diamond tails are denoted by ‘BRCD’.

Collar locations were surveyed by an independent contractor, MWH Geo-Surveys Inc. of Reno Nevada, USA using an Ashtech Z Xtreme dual frequency GPS receiver with real time kinematic positioning for sub-centimetre accuracy.

As part of the 2004 site visit, AMEC checked collar locations of core and RC holes against maps to check obvious coordinate errors, swaps, and extreme values.  The reported coordinates were checked against a topographic map for 56 holes (19% of database) and no errors were noted for E or N.  Problems noted for elevations were summarized in an AMEC memo (036-04.doc) and were resolved by Nevsun prior to completion of the drill hole database.  The discrepancies required Nevsun to complete a comparison of all collars to the DTM elevations at the collar positions.  AMEC also requested a resurvey of 6 collars in the field.

Drill holes completed in 2005 were surveyed and marked in the same manner as reported previously.

11.2.2

Downhole Surveys

Nevsun used downhole survey instruments to collect the azimuth and inclination at specific depths of the diamond drill holes for programs by Boart Longyear and Major Pontil.  Three types of survey method were used, these are:  acid tests, Sperry-Sun Single-Shot and Reflex (Table 11-2).  Most of the early drill holes have only collar surveys.  Both the Sperry-Sun and Reflex units derive azimuth measurements using a magnet and are therefore subject to potential problems that can be caused by magnetic minerals.  AMEC concluded that the rock units do not have an adverse affect on the downhole surveys.

Table 11-2:

Drill Program Survey Methods

Drill Holes	Survey Method
B-01 to B-13, B-15, B-16 and B-02a	Collar survey only
B-14	Acid test
B-17 to B-53	Sperry-Sun
B-54 to B-309	Sperry-Sun or Reflex

The azimuth and inclination surveys of the initial 17 holes were collected at the collar using a Brunton compass and no downhole surveys were collected.  One hole (B-14) had an acid test completed at the end of hole.  Boart Longyear drillers used a Sperry-Sun instrument to take measurements at relatively wide intervals (20 m to 120 m) for

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holes B-17 to B-53.  From holes B-54 to B-309, two instruments were employed by Boart Longyear, the Sperry-Sun and Reflex.  The two instruments were divided between the drills and were used only on that machine unless a problem was noted with a measurement and confirmation of the reading required a check survey done by the other instrument.  The measurements were taken at an initial 20 m depth down the drill holes and subsequently every 50 m thereafter unless hole conditions dictated otherwise.

The measurements compiled by Nevsun up to 2004 were reviewed in detail by AMEC to find errors or omissions in the data.  The exploratory data evaluation discovered an error in the value Nevsun used for magnetic declination, which is the correction to UTM north from magnetic north, used by Nevsun.  Nevsun had used a declination of +4° for all corrections to UTM.  The examination of the data concluded that the correction for magnetic declination must be changed.  The actual declination was determined to be 2° 10’ for the project location at latitude 15° 31’ N and longitude 37° 30’ E as of the year 2004 and increasing 2’ east per year (Steve Manser, MWH Geo-Surveys Inc., pers. comm. 2004,  www.geolab.nrcan.gc.ca/geomag/mirp_e.shtml).

Based on AMEC’s recommendations Nevsun agreed to a correction of -1° 30’ to all of the previous downhole measurements.  The declination value now applied to all new measurements is +2° 30’.

The initial deviation of the azimuth for all measurements is -0.40° and gradually increasing with depth.  The Reflex instrument shows a larger initial deviation than the Sperry-Sun.  The dip change for all measurements is negligible and gradually increases at 0.025° per m with depth.  Sperry-Sun measurements show a greater deviation than the Reflex measurements.

The azimuth deviations gradually decrease with greater depths whereas the deviations in inclinations appear to increase until 200 m depth whereupon the deviations become less.  The Sperry-Sun has a broader range of deviations at the –40° to –45° inclinations.  The Reflex has a broader range of deviations for all inclinations.

The 2005 drill holes were surveyed downhole using a Reflex unit at 25 to 60 m spacing between surveys.  Three holes in the NW Gossan zone were surveyed with a Sperry Sun unit at 20 m depth and then at 50 m spacing downhole.

11.2.3

Logging

The core logging and storage facility include a large covered area for logging, handling, splitting and storing of the core within the camp perimeters.  After the core arrives in camp, it is washed and meterage blocks are checked to ensure that no errors are present in the runs recorded during drilling.

The logging system includes codes for key aspects of the geology and the style of mineralization.  The mineralization is logged on hardcopy log forms.  The logged

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information is later entered into an Excel spreadsheet by the same geologist that logged the hole.  The key information is later geology information is later extracted from the digital logs in Excel and added to the drill hole database.  Conversion to a standard database would assist in automatic presentation logs and allow for data filtering and pick lists to minimize opportunities for entry errors.  AMEC also recommends adopting a system of double entry of the data.

The key data types captured during logging of the core are:

•

major lithology

•

subsidiary lithology

•

alteration

•

mineralization

•

structure

•

sample intervals.

The geologist determines the sampling intervals and adheres to lithologic intervals.  The sample intervals are identified by paper tags indicating a sample interval and felt pen marks on the core for the beginning and end of each sample.  The geologist also marks the cut line for the core cutters to follow if there is potential for an apparent bias in mineralization.  The cut lines are marked along the axis of the core perpendicular to the mineralized interval.

Observations of the core logging determined that a minimal number of persons were involved in the logging of core and continuity between logs appeared to be reasonable.  An updated list of permissible logging codes should be produced given the increased geochemical knowledge of lithologies and other codes need to be standardized (i.e., litho, mod, mod 2 codes are not uniformly applied) to improve the development of the geological model.  Plots of sections reviewed at site did not have the most recent holes plotted and interpretations were not current on all sections.  The interpretations should be continually maintained during the drill program, and not prepared after the program is completed.

The 2005 drilling program and practices in use were not observed by AMEC (with the exception of the metallurgical drill holes) and AMEC has not yet confirmed whether logging practices were modified to address comments made in the previous technical report.

11.2.4

Photography

Digital photographs are taken of all drill cores.

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11.2.5

Recoveries

Core recovery and RQD are measured at the drill rig as the core is placed in the core boxes.  Nevsun’s Eritrean geology staff performs this work.  The methodology used for measuring recovery was reviewed by AMEC and is standard industry practice.  The data captured includes:

•

block interval

•

drill run (m)

•

measured length (m)

•

calculated recovery (%)

•

RQD measured length (m)

•

calculated RQD (%).

No recovery measurements were collected during the first drilling program (2002) or until hole B-13 at the beginning of Phase I drilling in 2003 (see Table 11-3).  Average recoveries in the 2003 Phase I program, for the holes that had data collected was 88%.  The recoveries for the Phase II program averaged 85%.  The 2004 program for core holes drilled by Boart Longyear (163 holes) averaged 94% recovery, while the core portion of the mixed core/RC holes drilled by Major Pontil Pty. Ltd. (9 holes) had 88% recovery.

Table 11-3:

Recovery by Drill Program

Year	Phase	No. of DDH Holes	No. of Runs Measured	Theoretical Length being Measured (m)	Total Measured Core Length (m)	Average Recovery (%)
2002	-	6	0.00	-
2003	I	48	2,398.00	5,344.69	4,715.30	88
2003	II	93	3,838.00	11,537.50	9,801.10	85
2004	-	163	10,517.00	28,790.70	26,933.09	94
2004	-	9	163.00	281.60	247.22	88
Total	-	319	16,816.00	45,943.49	41,696.72	91

A total of 16,816 core runs were measured for the core recovery and a global average value was 91% (for 94.5% of the core drilled on the Property).

The 2005 drilling program included the same geotechnical data capture techniques.  AMEC has not yet reviewed the results and has not confirmed recoveries for that program.  The 2005 holes are not used in the previous resource estimate and therefore they have no impact on the scoping study.

Given the nature of the Bisha mineralization, there are significant differences in recovery for the rock types due to the changes in lithology, alteration, and rock hardness.  These factors result in poorer recovery for the near-surface mineralization of the oxide material and excellent recovery in the competent supergene and primary

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massive sulphide mineralization (see Table 11-4).  High core loss was also common at the abrupt change from hard and relatively competent oxide material to the extremely soft SOAP lithologic unit.

AMEC investigated the potential for relationships between recovery and grades and no bias could be demonstrated.  Domains such as the Fe-oxide Zone or the acidified SOAP unit typically have elevated precious metals even for intervals with high recoveries therefore a direct relationship to recovery cannot be justified.  Recovery-grade relationships must continue to be investigated in future resource estimates.

Table 11-4:

Average Recovery for Domain (for drilling to end of 2004)

Domain	Number of Runs Measured	Theoretical Length being Measured (m)	Total Measured Core Length (m)	Average Recovery (%)
Breccia	383	727.43	549.2	76
Fe-Oxide	826	1,539.31	993.6	65
Acidified/ACID/SOAP	222	400.14	260	65
Supergene	2,175	3,450.23	3,151.4	91
Primary	4,239	4,657.60	4,600.7	99
Primary Zn	1,903	2,688.06	2,653.92	99
Total	9,748	13,462.77	12,208.82	91

11.2.6

Geotechnical Logging

All diamond drill core from holes B-147 to B-309 was orientated using the Spear Method (a spear with a grease pencil attached to the tip is dropped down the hole to make a mark on the lower side of the core prior to pulling to core barrel).  Each drill had two geologists/technicians assigned to the drills on a 24-hour basis to assure the quality of the orientation spear marks and to mark the core reference lines.  The geologist/technicians also measured the core recovery and collected RQD measurements (noted in Section 11.2.5).  No orientated core was completed prior to hole B-147.

Orientated core measurements were logged as interval data and point data using standardized codes for geotechnical determination of the rock parameters, including:

•

interval data

•

basic data, drill run from and to

•

rock fabric, weathering and strength

•

rock mass, fracture frequency, structure set

•

point data

•

depth, core circumference

•

structure type

•

orientation, alpha and beta angle of structure

•

surface condition, planarity, roughness, infill and width of structure.

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The orientated core measurements usually did not commence until a depth of 60 to 100 m downhole, after the core size was reduced to NQ diameter core and competent rock was encountered.  No orientated core measurements were taken in the upper portions of the holes due to the inability to make suitable strike marks and/or piece the fractured core together.

The geotechnical data types and methodologies in use for capturing the data are in accordance with standard industry practices.

AMEC understands that the same practices were employed for orienting core for the 2005 drilling program.

11.2.7

Dry Bulk Density Measurement

A total of 1,991 bulk density determinations (also referred to as specific gravity, “SG,” herein) on drill core have been completed by Nevsun and at ALS Chemex to the end of 2004.  Data was collected for all rock types, mineralization types and grade ranges.  Nevsun further compiled these values into the six identifiable geological domains and average SG values were calculated within these domains (see Table 11-5).

Table 11-5:

Nevsun Bulk Density Classification by Geological Domain for 2003

Geological Domain	Bulk Density (g/cm³ )
Iron Oxide (OXID)	3.19
Acid Rock (ACID)	2.18
Supergene Massive Sulphide (Supergene)	4.26
Primary Massive Sulphide (Primary)	4.42
Stringer Zone (STSX)	2.96
Meta-volcanics (BX)	2.61

Samples for each domain were collected from HQ and NQ diameter drill core.  Nevsun sample collection and density value determination evolved over time with the use of improved procedures and better equipment from the first drill program in 2003 to the latest drill program 2004.  Changes to procedures improved quality and precision of the values.

The bulk density determinations by Nevsun in Phase I 2003 drill program were made on air-dried, unsealed core using a beam microbalance and a standard immersion-displacement technique, from which the bulk densities were calculated.  From the 260 samples collected at site, 44 of the same samples were also sent to ALS Chemex, Vancouver, Canada for an independent measurement and comparison of the results.  The method in use by ALS Chemex was to oven dry the samples, coat in paraffin wax, weigh the sample in air and in water to determine the bulk density value.  The comparison of the bulk density values resulted in procedural changes.  Principally, the method used small pieces of core and was considered to be prone to over-

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estimation of the density values.  Nevsun improved the quality of the measurements by using larger samples and purchasing more accurate equipment.

The bulk density measurements collected at site during the Phase II 2003 drill program were made on oven-dried, unsealed core using an electronic balance and standard water immersion displacement technique.  A total of 611 samples were collected from site during this program, of which 68 were sent to ALS Chemex for independent measurements and subsequent comparison.  The comparison continued to reveal problems with the porous rock types from the oxide domains, such as SOAP and FERU.  Nevsun therefore made further changes to equipment and procedures for the Phase I 2004 drill program.  The changes included the purchase of a bulk density scale and coating the samples with paraffin wax.  During the 2004 program Nevsun measured 311 samples and submitted 697 samples to ALS Chemex, of which 35 were from the original 311 samples measured at site as an independent check.  The measurements collected at site and at ALS Chemex compared well.

A total of 1,991 samples were evaluated by AMEC for use in the database for bulk density of the domains in the resource model.  The SG values were loaded into GEMS® Software using the coordinates of the samples down the drill hole and the points generated were all captured within the 3D wireframe and back tagged to their respective geological domains.  The total count of SG values in all of the modelled domains is 960 samples (Table 11-6).

Table 11-6:

Bulk Density Samples in Domain and Considered for 2004 Resource Estimate

Domain	Samples Captured by Domain (count)	Acceptable Samples by Domain for the Resource Model (count)	Bulk Density (g/cm³ )	Minimum Value	Maximum Value
Breccia	32	15	2.21	1.77	3.19
Oxide	100	36	3.32	1.89	4.05
Acid	17	6	2.08	1.10	2.82
Supergene	233	115	4.15	1.38	5.05
Primary Zn	305	260	4.39	2.00	5.39
Primary Cu	273	176	4.43	2.32	4.99
Total	960	608	-	-	-

AMEC reviewed the data by separating the measurements by method, location, program, and rock type.  Descriptive statistics and comparison plots were prepared for each dataset to determine the average values and variability of the data.  The 2003 dataset of on-site measurements lacked precision and had high variability for each domain.  Only the values from the independent measurements sent to ALS Chemex in 2003 were accepted for use, for a total of 112 samples.  The investigation of the data from the 2004 drilling program showed good comparisons to checks at ALS Chemex and had lower variability within domains.  All data from site and the ALS Chemex measurement for the 2004 program were accepted for use.

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Additonal bulk density measurements were collected during the 2005 drilling program and AMEC has reviewed this information in preparation for an updated resource estimate. The information will be reported with the feasibility study and updated resource estimate information.

11.2.8

Results

Nevsun completed 310 diamond drill holes for 48,309.66 m on the property as of the completion of the June 2004 drill program (See Table 11-1 and Appendix A, Tables of Drill Hole Data).  There are 471 significant drill hole intercepts (an intercept often included more than one of the geologic domains) of mineralization on the property (See Table A-2 in Appendix A, Tables of Significant Drill Hole Intercepts).  The drilling has identified the mineralization at Bisha Main through to Bisha South and also in the Northwest Zone.

The mineralization on the Bisha Main and South Zones was intercepted by 253 diamond drill holes over a strike length of 1,200 m.  These holes produced 683 mineralized intervals from the six geological domains (Table 11-7).

Table 11-7:

Mineralized Intervals for Each Geological Domain

Domain	Diamond Drill Hole Intercepts	Number of Mineralized Intervals
Breccia	61	63
Fe-Oxide	94	104
Acidified	87	91
Supergene	147	152
Primary	138	165
Primary Zn	114	121

Collar spacing on the Bisha Main and South zones are approximately 25 m apart along the strike from 1715100 North to 1715250 North and drilling has intercepted mineralization to a maximum depth of 380 m below the surface.  The majority of the holes, especially in the delineation of the Main Zone were angle holes drilled from west to east for both the eastern and western synclines.  A few holes were drilled east to west for better delineation of the western syncline.  The azimuth of the angled holes was oriented parallel to the grid lines, and at dip angles designed to intersect the mineralization at various depths.  A similar drill hole layout was used throughout the drilling of the Main Zone through to the South Zone.  A small number of vertical holes were drilled over both zones.

Additional drilling in 2005 has increased the density of drill hole intersections in some areas.  The mineralized intervals and other details will be provided in a technical report which reports the updated resource estimate that incorporates these holes.

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11.3

RC Drilling

The reverse circulation drilling program was carried out during the 2004 Phase I program using a truck mounted, centre-sample return, triple-wall system UDR-650-P35 combination drill, owned and operated by Major Pontil Pty Ltd. of Australia.

A total 2,406.10 m (approximately 4% of drilling) was drilled in 42 holes during the program with a total of 2,097.3 m of RC and 308.8 m of core drilling (Table 11-1).  All descriptions of the core handling and data are provided in Section 11.2.

11.3.1

Collar Surveys

Refer to Section 11.2.1 for a description of the collar survey practices and results.

11.3.2

Downhole Surveys

No downhole surveys were completed for azimuth measurements on the reverse circulation portion of the BRC drill holes.  Reflex measurements of the azimuth and dip were completed near the end of cored intervals of four of the combination drill holes (BRCD-032,033,034,038).

The Reflex unit was also used to collect 39 dip measurements within most of the BRC holes.

11.3.3

Logging

Samples were collected in 2 m intervals.  The samples passed through a conventional cyclone and were collected in pails before they were passed through a riffle splitter (two stage SP-2 Porta Splitter).  Approximately 10% of the original sample (2 kg) was obtained after the riffle splitting (2 to 4 passes depending on the original volume of material recovered).

Representative chips were collected from the reject material and were logged on site with about 25 to 50 g of the sample archived in plastic chip trays.  All key aspects of the geological data were captured on the logs, including:

•

major lithology

•

subsidiary lithology

•

alteration

•

mineralization.

The remainder of the sample material was discarded.  The chip trays were labelled and stored in a locked storage container located at the Nevsun camp.

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11.3.4

Recoveries

The sample volume, weight, and number of splits were recorded for each sample, both at the drill (wet sample) and later in camp (dry sample) in an effort to determine sample loss.

Significant discrepancies may occur for the recovery of RC material due to the variations in several parameters related to the drilling method.  The calculation used to determine the maximum theoretical weight for each 2 m sample is based on a supposedly known volume of rock.  The rock type, and therefore bulk density, can vary within a 2 m sample length.  Thus, sample weights could actually be reported to be larger or smaller than the theoretical 100% weight.  Nonetheless, recoveries were poor for all drill holes.  The values ranged from 0 to 61% and resulted in an average recovery of 16% for all the RC samples.

Samples intervals from RC drilling comprised only approximately 4% of the drill hole database and of this only 3.5% of the significant mineralized intervals in the geologic model are from RC drilling (Table 11-8).  Although AMEC did not exclude these holes from the resource estimate, the relative impact of the holes will be minor and the average grades of these intervals are lower than core holes.  The relative impact of the use of RC holes should be further assessed during any further resource estimates.

Table 11-8:

Distribution of Sample Intervals by Domain for each Hole Type

11.3.5

	Metres from Drill Hole Type in Resource Model				Percent Mineralization from Drill Hole Type in Resource Model
Domain	B	BRCD	BRC	Total	B	BRCD	BRC
Breccia	678.00	-	141.00	819.00	82.8%	0.0%	17.2%
Fe Oxide	1,476.89	26.63	177.40	1,680.92	87.9%	1.6%	10.6%
Acidified	379.41	13.80	27.00	420.21	90.3%	3.3%	6.4%
Supergene	3,402.52	30.36	94.50	3,527.38	96.5%	0.9%	2.7%
Primary	3,357.15	-	3.00	3,360.15	99.9%	0.0%	0.1%
Primary Zn	2,750.66	-	-	2,750.66	100.0%	0.0%	0.0%
Total	12,044.63	70.79	442.90	12,558.32	95.9%	0.6%	3.5%

Results

Nevsun completed 42 reverse circulation drill holes for 2,097.30 m (including 9 combination core/RC holes) on the Property as part of the June 2004 drill program (See Table A-2 in Appendix A).  The RC drilling was confined to resource definition drilling on the Bisha Main and Bisha South Zones.  The RC drilling resulted in 41 mineralized intervals from the six geological domains (Table 11-9).

Table 11-9:

Mineralized Intervals for Each Geological Domain

Domain	Reverse Circulation Intercepts	Number of Mineralized Intervals
Breccia	10	10
Fe-Oxide	17	18
Acidified	4	4
Supergene	8	8
Primary	1	1
Primary_Zn	-	-

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Most of the drill holes completed by the RC drill were located along the periphery of the deposit, targeting lower priority areas and many were shallow drill holes.

11.4

Water Well Drilling

Twenty-one holes for water wells and to provide information on ground water levels and flow data have been drilled on and nearby the Bisha Property.  The data is not complete for all the water wells (Table 11-10); therefore, the total metres drilled for water wells are unknown and the exact location of Well #6 is not documented.

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Table 11-10:

Summary of Water Well Locations

Hole Id	Northing	Easting	Elevation	Depth (m)	Drill	Date	Purpose	Company
Well 1	1719807.00	337850.00	540.00	50.0	2003	Production	Eritrean	Drilling
Well 2	1715883.00	339183.00	566.00	40.0	2003	Abandoned	Eritrean	Drilling
Well 3	1716097.00	339221.00	565.00	50.0	2003	Abandoned	Eritrean	Drilling
Well 4	1716134.00	339201.00	565.00		2003	Abandoned	Eritrean	Drilling
Well 5	1715884.00	339197.00	563.00	33.0	2003	Abandoned	Eritrean	Drilling
Well 6					2003	Production	Eritrean	Drilling
BHMW04-01	1715679.04	339539.07	563.24	60.8	2004	Monitoring	Major/Eritrean	-
BHMW04-02	1715922.94	339528.93	562.36	82.0	2004	Monitoring	Major/Eritrean	-
BHMW04-03A	1715288.34	339324.23	565.29	80.0	2004	Monitoring	Major/Eritrean	-
BHMW04-03B	1715288.34	339324.23	565.29	20.0	2004	Monitoring	Major/Eritrean	-
BHMW04-04A	1715648.87	339222.69	562.70	79.7	2004	Monitoring	Major/Eritrean	-
BHMW04-04B	1715648.87	339222.69	562.70	20.0	2004	Monitoring	Major/Eritrean	-
BHMW04-05	1716099.73	339150.20	559.96	50.8	2004	Monitoring	Major/Eritrean	-
BHMW04-06A	1716285.16	339272.82	563.74	59.6	2004	Monitoring	Major/Eritrean	-
BHMW04-06B	1716285.16	339272.82	563.74	20.0	2004	Monitoring	Major/Eritrean	-
BHMW04-07	1716153.28	339427.69	570.55	17.0	2004	Monitoring	Major/Eritrean	-
BHW05	1714004.74	340473.33	574.17	70.0	2004	Production	Eritrean	Drilling
BHW06	1713287.85	342488.34	581.22	57.0	2004	Production	Eritrean	Drilling
BHW07	1718976.77	337536.63	545.95	82.0	2004	Production	Eritrean	Drilling
BHW08	1713168.05	340063.79	575.04	33.0	2004	Production	Eritrean	Drilling
BHW09	1717947.83	336483.38	549.54	36.0	2004	Production	Eritrean	Drilling

Six water well holes were completed in 2003 (Well 1 to 6).  Two of these holes are used to provide water.  One well supplies water for camp use and the other well is used for drill operations.  Eritrean Core and Water Well Drilling, a local Asmara contractor, completed the drilling.  The equipment included an Atlas Copco Aquadrill R5C and separate XRHS 385 compressor with a working pressure of 16 bars.  Each hole was drilled with an 8” hammer bit and lined with 6” plastic perforated pipe.  The space between bore and casing was filled with -0.5 cm size screened gravel (Nevsun, 2004).

The water well drilling completed during the 2004 program was to assist in the capture of ground water data near the Bisha mineralization and to provide data on water production for potential mining and processing activities.  Fifteen holes for total of 767.9 m were completed by the local Asmara based contractor, Eritrean Core and Water Well Drilling, as well as by Major Pontil Pty. Ltd.  The drilling of the wells was

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under the supervision of Klohn Crippen Consultants Ltd. who also trained personnel to monitor water levels (Nevsun, 2004).

Seven of the monitoring wells (BHMW04-01 to BHMW04-07) were drilled on the periphery of the proposed open pit area.  An upper and lower piezometer was installed in each monitoring well.  At three of the well sites, a second shallow hole adjacent to the original hole, was drilled to install the upper piezometer.

The five other holes were drilled to assess potential for production purposes (BHW05 to BHW09).  Not all of these holes are within the concession boundaries.  One water well, located several kilometres to the northwest of the Bisha Main deposit and on the northern concession boundary, intersected a flow rate of 15 L/s.  Additional wells with high flow rates are also located close to the Barka River some 15 km to the north of the property.

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12.0

SAMPLING METHOD AND APPROACH

12.1

Introduction

Sampling programs at the Bisha Property included drill core samples, RC samples and arious geochemical samples, which included: surface rock chip, trench, auger, pit, soil, and stream sediment sampling.

Nevsun established detailed logging, sample collection, and sample preparation protocols for core and RC sampling, and implemented procedures for the collection of geotechnical data.  Documentation of geochemical sampling procedures are in most cases incomplete, except for Mercier’s report (2003) entitled “Geochemical Surveys, a Final Report Bisha and Okreb Prospecting Licenses Area” that documents the procedures adopted for the collection of samples during the 2003 Phase I exploration program.

AMEC was on site during core and RC drilling and was able to observe the procedures for those activities.

12.2

Soil Sampling Procedures

12.2.1

Nevsun Soil Sampling Procedures

A total of 6,287 soil samples have been collected to date on the Bisha property (Figure 10-4).  The sampling focused on several target areas on the Bisha property, including:

•

Bisha Main Zone

•

Bisha South (now included as part of the southern portion of the Bisha Main Zone)

•

SE Anomaly

•

NW Barite Anomaly

•

Harena Anomaly.

Soil samples were first collected over the Bisha Main Zone mineralization (Table 12-1) in 1999, and again in 2003 with a significant number of samples collected in 2004 over the entire Bisha Main and South areas.  Much of the sampling was follow up to the anomalies defined by geophysical surveys and to build on the exploration dataset.

The 1999 soil sampling was completed over three gridlines on a grid established using an azimuth of 010° (from magnetic north) with gridlines spaced 200 m apart.  The spacing of the samples along the section lines is not known to AMEC.  The samples were sieved to -80 mesh.  There was no documentation available to AMEC regarding from which horizon the samples were collected or the size of sample.

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Table 12-1:

Total Line Kilometres of Soil Sampling on Bisha

		Coverage (line km)
Target	Pre 2004	2004	Total
Bisha Main	28.42	74.3	102.72
Barite	5.12	22.32	27.44
Harena	3	17	20
Exploration	1.78	-	1.78
Total (line km)	-	-	151.94

Sampling in 2003 and 2004 was completed on grid lines over the Bisha Main, Harena and NW Barite Showing areas.  The gridlines were established using a Trimble Pro-Mark 2 GPS system consisting of a base station and rover unit with a radio link.  The GPS unit is capable of sub-meter accuracy.

Samples from the Bisha Main Zone were collected from gridlines spaced 50 to 100 m apart.  The samples were collected at 25 m intervals along the gridlines.  Sampling at the Harena Area was on gridlines spaced 200 m apart with two 400 m gaps on a grid baseline that trends 035°.  The samples were collected at 25 m stations along the lines.  The NW Barite Showing area had sampling gridlines spaced 200 metres apart and sample stations were at 25 m intervals along east-west oriented gridlines.  An additional line of sampling was completed 7 km east of the Bisha Main Zone (at the north end of the Bisha Gabbroic Complex) at 25 m spacing along the line (Figure 10-1).

All of these samples were taken approximately 10 cm below surface regardless of the material type at the target depth.  The samples were screened using a –60 mesh and 100 to 200 g of sample was placed in a pulp or kraft sample bag and labelled with the grid coordinates.  Sample descriptions included separation of the soils into three distinct populations based upon colour and grain size (Nevsun, 2004).  Red soils were classified as residual, while brown-coloured soils were classified as transported.  Soil samples consisting of predominantly sand-sized grains were classified as alluvial.  After returning the samples to camp, sample tags were attached to the sample bag prior to shipment to the laboratory.

12.2.2

Mercier Soil and Auger

A total of 39 samples (23 soil samples and 16 auger samples) were collected in order to test the hand auger as a geochemical sampling tool.  To do so, it was decided to locate with a GPS the previous sampling sites on line 1716150 of the 1999 campaign.  Soil samples were collected at the previous locations.  Furthermore, where it was possible (for obvious reasons, it was not possible to use the auger on the gossan area and where outcrops were present), it was decided to twin the soil sample with an auger sample (16 auger samples were collected; Mercier, 2003).  For this purpose, a Dutch Auger unit was purchased (with 6 m of extension rods).

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Approximately 2 to 3 kg of sample material was collected at the bottom of the auger holes.

The auger sampling was not determined to be advantageous and therefore was not continued.

12.2.3

Termite Mound Sampling

Termite mounds are present in the Bisha Property.  The termites transport residual soil from depth to the surface of their mounds.

A total of 107 termite mound samples (including four duplicates) and 8 auger samples of the mounds were collected in the area of the Bisha Prospecting License.  The area sampled covers approximately 55 km² (Mercier, 2003).

One team was used for the sampling: a geologist was in charge of three unskilled workers. To detect the mounds, traverses were planned in a north-south direction 500 m apart.  The samples were collected in the upper part of the mound (the more recent material deposited).  Approximately 8 kg of sample was then put in a bag.  A field coding form was used to record sample number, UTM coordinates, site description, etc.

The termite sampling provided some additional geochemical information but were limited to areas with mounds.

12.2.4

Pit Sampling

Twelve pits were excavated with a backhoe along a 7 km long line to make a short investigation of the different regolith units.  Three samples were collected in each pit, with the exception of pits 406, 407 and 412, where only two samples were collected.  The first sample (sample A) was collected in the upper part of the profile and was an equivalent of a soil sample collected at the surface; the second sample (sample B) was collected in a different horizon than the one observed in the upper part of the pit and corresponded normally to the transition zone between the surface material and the bedrock; the third sample (sample C) was collected among fragments of bedrock or what was generally recognized to be the beginning of the oxidized bedrock.  A total of 33 samples were collected in the 12 pits (Mercier, 2003).

12.3

Rock Chip Sampling Procedures

A total of 461 of rock chip samples were collected during mapping and prospecting of the Bisha Property.  The sample database lacks documentation of the type of sample for most of the samples (i.e., whether the samples were channel chip, grab, or float samples).  UTM coordinates were collected for all sample locations using a hand held

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GPS instrument.  The rock type, alteration, and mineralization was noted at the sample location for all the sample types.

12.4

pH Survey Procedures

During the 2003 Phase II exploration program the use of the pH measurement of soils was investigated to determine whether it would be a useful method to define sulphide mineralization.  The sampling was carried out on seven gridlines: 1715200N, 1715550N, 1715650N, 1716000N, 1716100N, 1716600N, and 1717000N.  Samples were collected at 25 meter spacing between 339325E and 339475E for lines 1715550N and 1715650N.  The samples on the other lines were at 25 m spacing at various locations on the gridlines (Chisholm et. al., 2003).  The total numbers of samples or line kilometres was not documented.

Initially two gridlines acted as orientation lines to determine the relative merits of this type of survey.  Two sets of samples were collected from the same sample location, one near surface at less than 10 cm depth and the other at approximately 25 cm depth.  After evaluation of the results, Nevsun completed the remaining sampling on the other five lines at a depth of 10 cm.

The samples were collected using a hoe or shovel tool and sieved with a –28 mesh.  Approximately 100 g to 200 g of sample was collected in a kraft sample bag and labelled with the appropriate coordinates.  The samples were returned to the Nevsun camp for measurements on the same day of collection.

12.5

Stream Sediment Sampling Procedures

Nevsun carried out a stream sediment sampling program in 1998 and again during the 2003 Phase I exploration program.  The 2003 work was designed and implemented under the direction of M. Mercier, an independent geochemical consultant.  It should be noted that all streams on the Bisha Property are seasonal.

The 1998 survey included collection of 127 samples from category 1 to category 4 streams located on the Bisha Property.  The samples were sieved using a –28 mesh and an unknown quantity of sample was shipped for analyses.  Sample locations were recorded using a hand held GPS unit.

A stream sediment survey with a total of 165 samples was completed over an area of 165 km2 in 2003.  In the Bisha area, the samples were collected in category 1 and 2 streams.  Occasionally, streams of higher order (3 and 4) were also sampled for a comparison study (Mercier, 2003).

One team was used for the sampling: a geologist was in charge of three unskilled workers.  The samples were collected in pits across the active bed of the stream and sieved at the sampling site at minus 1mm.  Approximately 25 kg of composite sample

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was then put in a rice bag.  A field coding form was used to record sample number, UTM coordinates, site description, sample depth, etc. (Mercier, 2003).

12.6

Trench Sampling Procedures

A series of 36 trenches were excavated with a Komatsu WB93R utility tractor equipped with a backhoe over various parts of the Bisha Main and Northwest Zones (no figures are provided for the trenches in this report).  The trench samples were not included in the database for resource estimation.

The trenches were excavated to a depth of 0.5 m to 3.5 m depending on the difficulty of excavation or breaking the rock.  A total of 707 samples were collected from 1,402 m of excavated trenches as summarized in Table 12-2.

The trenches were mapped and then sampled by the same geologist.  Channel samples were taken at 2.0 m intervals and respected lithologic contacts.  The rock type as well as alteration and mineralization from the sample location were noted for all the sample types.

12.7

Drill Core Sampling Procedures

The Bisha Property was drilled using three types of diamond drill rigs having varied core barrel diameters.  The core sizes from smallest to largest diameter were: BTW (41.0 mm), NQ (47.6 mm), NTW (55.1mm) and HQ (63.5 mm).  Both NQ and HQ cores were produced by the Universal Drill Rig (RC and diamond drill combination unit; pers. comm. Nielsen, 2004).

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Table 12-2:

Summary of Trench Locations

Trench	Easting	Northing	Elevation	Azimuth	Inclination	Length (m)	Samples Collected
BT-01	339439.2	1716070.04	571.01	112	0	7	6
BT-02	339392.11	1715908.36	563.79	107	0	30	17
BT-03	339296.43	1716040.74	565.13	97	0	12	10
BT-04	339405.01	1715931.13	566.18	102	0	31	17
BT-05	339296.24	1716022.4	564.28	104	0	24	11
BT-06	339436.14	1716081.9	572.11	94	0	17	8
BT-07	339284.74	1716127.96	569.43	121	0	41	21
BT-08	339107.68	1716091.63	562.84	9	0	23	2
BT-09	339095.73	1716090.2	562.75	12	0	23	3
BT-10	339407.75	1715987.29	563.49	104	0	126	66
BT-11	339386.37	1715806.41	564.23	103	0	57	29
BT-12	339311.31	1716066.17	567.3	91	0	19	8
BT-13	339110.05	1716085.8	563.75	100	0	13	6
BT-14	339127.54	1716097.76	562.54	169	0	7	0
BT-15	339143.22	1716073.42	563.8	29	0	6	2
BT-16	339129.68	1716080.97	563.01	29	0	9	4
BT-17	338320.46	1717479.3	554.85	83	0	42	21
BT-18	338285.9	1717512.35	553.85	55	0	40	21
BT-19	338267.35	1717546.28	554.37	63	0	23	12
BT-20	338232.26	1717578.46	553.9	70	0	24	12
BT-21	338337.91	1717506.91	555.65	110	0	173	91
BT-22	338556.92	1717778.8	551.37	128	0	80	41
BT-23	339145.31	1715445.33	558.81	102.5	0	48	23
BT-24	339177.19	1715496.75	559.06	104.5	0	41	18
BT-25	339331.32	1715712.19	558	125.5	0	15	8
BT-26	339314.26	1715728.26	557.77	5	0	23	12
BT-27	339349.54	1715715.98	557.74	43	0	24	12
BT-28	338675.43	1717797.87	553.03	90	0	25	13
BT-29	339514.69	1716367.17	645.26	113.3	0	5	3
BT-30	339513.38	1716363.23	643.7	108.3	0	3	2
BT-31	339415	1715238	562	90	0	36	18
BT-32	339187.55	1716168.83	558.48	87.1	0	31	19
BT-33	339215.69	1716102.53	557.53	90	0	228	119
BT-34	339163.07	1716034.29	560.95	80.6	0	37	21
BT-35	339146.6	1716074.34	560.29	32.6	0	13	8
BT-36	339301.58	1714800.97	564.54	90	0	46	23

The Kluane drill rig (details in Section 11.2) collared holes with NTW and reduced to BTW, while the Boart Longyear drills began with HQ diameter core and reduced to NQ.  Not all holes were reduced if the ground conditions permitted reasonable penetration or if ground conditions (badly fractured) were not favourable for reduction to a smaller core diameter.  The drillers made the decision when to reduce, under direction and approval from the Nevsun site managers.  The drilling types and drill diameters used are summarized in Table 12-3.

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Table12-3:

Summary of Drill Techniques Used

Drill Type/Diameter	Drill Type/Count	Metres Drilled	Percentage
NTW	17	1,641.72	3.40
BTW	13	768.01	1.60
HQ	292	16301.95	33.50
NQ	269	29597.98	60.90
BRCD	9	308.7	0.60

All of the smaller diameter drilling reflects a reduction in drilling diameter in a drill hole collared as NTW or HQ.

The first 17 holes, B-01 to B-16 and B-2a did not have a geologist/technician at the drill site during the drilling; otherwise the sampling methods are the same as the later holes (B-17 to B-309) discussed below.  Recovery data and Rock Quality Designator data (RQD) was not collected until hole B-13.  The Nevsun drill core handling procedures for drill holes B-17 to B-309 are summarized below.

•

Prior to transport, all diamond drill core is reviewed for any run block irregularities and measured for core recoveries and RQD determination by two geologists/technicians assigned to the drills on a 24-hour basis.  During the 2004 drilling, the geologists/technicians checked the quality of the orientation spear marks and mark the core reference lines.

•

After the core arrives in camp, it is washed and meterage blocks are again checked by the geologist to ensure no error is present in the runs from the drill.

•

The geologists at the core area complete geological and geotechnical logging on hardcopy log forms using a standard library of lithological, alteration, mineralization codes. The geologist determines the sampling interval and this is identified by ink marks on the core and with paper tags being placed under the core within the interval.

•

The maximum sample length is 12.00 m (only within wallrock away from mineralized intervals) and the minimum is 0.15 m.  Within the zones of mineralization, samples lengths are generally between 1.00 and 3.00 m.  Sample intervals are determined based upon mineralogical and lithologic contacts (Table 12-4).

•

The core is laid out for digital photography and then removed to the core storage area if no samples are marked or if samples are marked, the core is sent to the core cutting area.

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Table 12-4:

Summary Statistics of Sample Lengths Grouped by Rock Type

		Lenghts in Metres
Rock Code	N Samples	Minimum	Maximum	Mean
ALUV	64	0.3	3	1.52
BRX	17	1	1.5	1.43
CHRT	5	0.5	1.5	0.81
CONG	47	0.2	12	1.74
FBPD	26	0.6	1.6	1.31
FELD	241	0.2	3.2	1.41
FELT	542	0.3	8	1.62
FELU	53	0.2	3	1.65
FERC	379	0.2	6	1.61
FERU	390	0.2	3.25	1.53
FLT	7	1.5	1.5	1.5
FPDK	145	0.35	3	1.42
FTBX	11	0.5	1.5	1.4
GOUG	1	1.6	1.6	1.6
HALF	239	0.4	3.2	1.51
HEBX	126	0.5	3	1.65
INTD	11	1	2.03	1.43
INTF	7	0.7	1.5	1.19
INTT	77	0.8	2	1.37
MAFD	99	0.25	10.5	1.32
MAFF	108	0.75	2	1.43
MAFT	3,169	0.4	6	1.51
MAFU	3	1.35	1.5	1.45
MDST	124	0.3	3	1.3
MSUL	6,310	0.2	4.3	1.46
NR	50	1.5	9	2.04
OVBD	10	1.5	1.5	1.5
QFPD	29	0.6	1.5	1.28
QPDK	50	0.7	3	1.57
QZBX	283	0.2	6	1.68
REBX	65	3	3	3
SAND	11	1.3	2.8	1.62
SAPR	2,027	0.4	6	1.54
SHR	2	1.5	1.5	1.5
SMSX	233	0.4	3.15	1.31
SOAP	2,468	0.15	9	1.54
STSX	2,797	0.3	3.8	1.45
VNQZ	26	0.2	3.9	1.57
VOID	4	2.95	3	2.98
XTUF	108	0.5	1.7	1.38

•

Standard diamond cutting blades flushed with water are used to half the core.  Highly broken core pieces are cut along the axis if possible or the core is split using a trowel down the middle of the tray row and hand picked or scooped to ensure representative samples are obtained.  Cutting lines are not drawn on the core because of the massive nature of the mineralization.  Generally the mineralization

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is lacking any significant banding or veining.  The remaining half core is returned to the core storage area and stacked in the numerical order of the core box numbers.

•

The core splitters place half of the core in double lined plastic bags with the sample tag placed inside of the bag and the sample number labelled on the outside of the bag.

•

The open bags are placed outside of the lab in a secure area on a gravel pad to dry in the sun.  For holes B-01 to B-53, samples were sealed and packed in hard plastic blue pails.  Each pail contained 15 to 20 samples.  The pails were securely sealed by drilling holes in the lid of the pail and ‘zap-strapping’ the lid to the pail.  For samples from holes B-54 onwards, the preparation laboratory operated by Nevsun took control of sample preparation prior to shipping of the samples (see Section 13.0).

AMEC observed the current drilling, geotechnical, geological, core sampling, and sample preparation on site and considered that the practices employed are acceptable and according the standard industry practices.

12.8

Reverse Circulation Drill Sampling Procedures

The reverse circulation drill program was carried out during the 2004 program using a truck mounted, 136 mm diameter, centre-sample return, triple-wall system UDR-650-P35 combination drill, owned and operated by Major Pontil Pty Ltd. of Australia (Nevsun, 2004).

The procedures as described within the Nevsun 2004 Program report are as follows:

•

Each sample interval was 2 m in length

•

While drilling, the sample that passed through a conventional cyclone, was collected in pails and then passed through a riffle splitter (two stage SP-2 Porta Splitter)

•

Approximately 10% of the original sample (2 kg) was obtained after the riffle splitting.  The remaining sample was discarded

•

At the end of each drill shift the samples were transported to Nevsun’s camp and deposited at the sample laboratory on the gravel pad

•

The samples were sorted and dried in the sun in a secure area before placing in the prep lab oven

•

Nevsun preparation laboratory took control of the samples prior to shipping.

AMEC observed the RC drilling and sampling while on site.  The practices employed are acceptable and according the standard industry practices.  AMEC also recommends that the reject material should be retained for future reference.  Also, several additional parameters should be recorded such as depth to water table, number of splits of the original sample, etc.

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13.0

SAMPLE PREPARATION, ANALYSES AND SECURITY

13.1

Introduction

Exploration work during 1998 and 1999 used the Intertek Testing Services Bondar Clegg Laboratory (ITS Bondar Clegg), based in Asmara.  There is little documentation provided in the reports reviewed by AMEC that documents the sample preparation and the analytical protocols from the earlier work.

All trench, rock chip and geochemical samples, including soil and auger, stream sediment, pit and termite mound samples collected during the 2003 Phase I program were shipped to the Horn of Africa Preparation Laboratory, in Asmara, which provided provides preparation services for Genalysis Laboratory Services Pty (Genalysis) of Maddington, Australia.  The preparation laboratory produced pulp samples that were subsequently shipped to Genalysis in Australia for analysis.  Following the 2003 Phase I program, geochemical and rock chip samples were shipped to ALS Chemex Ltd. (ALS Chemex), in Vancouver, Canada.

The primary laboratory used by Nevsun for analytical work on the drilling programs was ALS Chemex.  Nevsun used the laboratory for both sample preparation and analyses since the initiation of the first drill program in 2002.  During the 2002 and Phase I of the 2003 drilling program samples were shipped as half-core from the Bisha camp to Asmara and forwarded to ALS Chemex in Vancouver via Lufthansa Airlines.  After establishing a sample preparation facility3 at camp in September 2003, Nevsun sent coarse crushed and split material (-2 mm) for core, RC, and rock samples to ALS Chemex for subsequent pulverization and analyses.  All assay data contained in the database for resource estimation was assayed by ALS Chemex.

Both ALS Chemex and Genalysis are ISO registered and are internationally recognized facilities.  ALS Chemex is registered to ISO 9001:2000 for the “provision of assay and geochemical analytical services” by BSI Quality Registrars (Appendix D, ALS Chemex Analytical Procedures).  The National Association of Testing Authorities Australia has accredited Genalysis, following demonstration of its technical competence, to operate in accordance with ISO/IEC 17025 (1999), which includes the management requirements of ISO 9002:1994.  The facility is accredited in the field of Chemical Testing for the tests, calibrations and measurements that are shown in the Scope of Accreditation issued by NATA (see Genalysis Website, 2004).

The ITS Bondar Clegg Laboratory, based in Asmara is no longer in existence.  Internationally, ALS Chemex took over Bondar Clegg in December 2001.

3 The sample preparation facility was designed and assembled by ALS Chemex for Nevsun.

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13.2

Sample Preparation for Soils and Sediment

Nevsun has utilized three separate labs (ITS Bondar Clegg, Genalysis, and ALS Chemex) for geochemical work since the beginning of exploration on the Bisha Property.  ALS Chemex has completed the largest amount of preparation and analytical work.

The stream sediment samples from 1998 and soil samples collected in 1999 were sieved on site by Nevsun with -28 and -80 mesh sieves, respectively.  The samples were shipped to the ITS Bondar Clegg Laboratory, based in Asmara for processing (pers. comm. Bill Nielsen, 2004).

13.2.1

Nevsun – ALS Chemex

In 2002, Nevsun used a –60 mesh to screen the samples in the field and the fine fraction was retained for analysis.  This is considered satisfactory for smaller (i.e., 500 g or less) samples where the exploration target is base metals (Mercier, 2003).  ALS Chemex did no further preparation of the sample prior to digestion and analysis.

Usually when gold is the exploration target, the particle size of the fine fraction should be further reduced using ring mill pulverization, i.e., to > 85% - 75 µm (150 mesh) in order to obtain more reproducible gold data (ALS Chemex website, 2004; www.alschemex.com).  However, gold analytical results provided poor results on the Bisha Main even though the gossan has gold values.  Nevsun maintained the -60 mesh screen size.

13.2.2

Mercier – Horn of Africa

A geochemical program, designed, implemented, and supervised by M. Mercier during the 2003 Phase I exploration program used the Horn of Africa Preparation Laboratory to prepare samples.  Mercier provided instruction on the preparation methods for all the samples and observed the preparation of the first samples in the lab.  The remaining samples were prepared under the supervision of a Nevsun geologist.  All samples were shipped to Genalysis, Australia for analysis.

13.2.3

Stream Sediment Sample Preparation

The instructions by Mercier for stream sediment sample preparation were as follows (Mercier, 2003):

•

A riffle splitter was used to quarter the samples

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•

Approximately one quarter (about 7 kg to 8 kg) of the sample was sieved (a bigger quantity was taken for the samples to be analyzed for the Platinum Group Elements or if there was not enough material after quartering)

•

Sieved at minus 80 mesh (-180 µm)

•

All samples were pulverized (the specification for final pulverization was >90% of the sample must be less than 200 mesh or 75 µm)

•

Fraction +80 mesh was discarded

•

Fraction -80 mesh

-

150 g prepared for the analysis of Au and ICP

-

150 g prepared for the analysis of Platinum Group Elements (samples B-ST-153, B-ST-159, B-ST-164, B-ST-174, B-ST-176, B-ST-184, B-ST-185, B-ST-190, B-ST-191, B-ST-192, B-ST-195, B-ST-200, B-ST-202, B-ST-203, B-ST-206, B-ST-207, B-ST-208, B-ST-214, B-ST-215, B-ST-216, B-ST-219, B-ST-221, B-ST-223, B-ST-224 and B-ST-228)

-

Remainder of the pulp was placed in a plastic bag identified with a label and an aluminum tag, and sent back to Nevsun.

13.2.4

Soil and Auger Sample Preparation

The instructions by Mercier for soil and auger sample preparation were as follows (Mercier, 2003):

•

Entire sample was sieved

•

Sieved at minus 80 mesh (-180 µm)

•

Fraction +80 mesh was discarded

•

Fraction -80 mesh

-

150 g prepared for the analysis of Au and ICP

-

Remainder of the pulp was placed in a plastic bag identified with a label and an aluminum tag, and sent back to Nevsun.

13.2.5

Pit Sample Preparation

The instructions by Mercier for preparation of pit samples ending with the letter “A” or “B” (see Section 12.2.2) were as follows (Mercier, 2003):

•

Entire sample was sieved

•

Sieved at minus 80 mesh (-180 µm)

•

Fraction +80 mesh was discarded

•

Fraction -80 mesh

-

150 g prepared for the analysis of Au and ICP

-

Remainder of the pulp was placed in a plastic bag identified with a label and an aluminum tag, and sent back to Nevsun.

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The instructions by Mercier for preparation of pit samples ending with the letter “C” (see Section 12.2.2) were as follows (Mercier, 2003):

•

Crush the sample (>75% of the sample must pass 10 mesh or 2 mm screen)

•

Splitting:  only a portion of the crushed material was carried through to pulverizing stage.  A crushed split of approximately 2 kg was derived from the crushing process using a riffle splitter.  The rest of the sample was discarded.

•

Pulverizing:  2 kg split was pulverized (the specification for final pulverizing is that >90% of the sample must be less than 200 µm).

-

150 g prepared for the analysis of Au and ICP

-

Remainder of the pulp was placed in a plastic bag identified with a label and an aluminum tag, and sent back to Nevsun.

13.2.6

Termite Mound Sample Preparation

The instructions by Mercier for termite mound sample preparation were as follows (Mercier, 2004):

•

Entire sample was sieved

•

Sieved at minus 80 mesh (-180 µm)

•

Fraction +80 mesh was discarded

•

Fraction -80 mesh

-

150 g prepared for the analysis of Au and ICP

-

Remainder of the pulp was placed in a plastic bag identified with a label and an aluminum tag, and sent back to Nevsun.

13.3

Sample Preparation of Drill Core and Rocks

13.3.1

Horn of Africa Preparation Laboratory

Rock chip and trench samples processed at the Horn of Africa Preparation Laboratory followed the following procedures:

•

Samples sorted and ordered numerically after receipt

•

Placed in a drying oven for 12 to 18 hours at between 80°C and 100°C

•

Samples passed through a jaw crusher to >75% of the sample passing 10 mesh or 2 mm screen

•

Sample split using a riffle style splitter to a sub-sample size of between 200 to 250 g

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•

Sub-sample pulverized with ring and puck pulverizer to >85% of the sample passing 75 µm

•

Samples were shipped to Genalysis in Australia.

13.3.2

ALS Chemex

Rock and core samples sent to ALS Chemex prior to the implementation of the on-site sample preparation facility were prepared in the Vancouver preparation facility.

The samples were dried at 110 to 120°C for 10 to 12 hours and then crushed with either an oscillating jaw crusher or a roll crusher.  The ALS Chemex quality control specifications for crushed material require that >70% of the sample must pass a 2 mm (10 mesh) screen (Figure 13-1).

Figure 13-1:

Particle Size Distribution Graph for Crushing

The entire sample was crushed and typically 250 g was subdivided from the main sample by using a riffle splitter and carried through to the pulverizing stage.  Generally ALS Chemex retains a 1 kg to 2 kg split of the reject in storage.

The 250 g split is pulverized using a ring mill.  The ALS Chemex quality control specifications require that final pulverizing is >85% of the sample must pass 75 µm (200 mesh) (Figure 13-2).

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Figure 13-2

Particle Size Distribution Graph for Pulverizing

13.3.3

Nevsun Sample Preparation Laboratory

Nevsun purchased a fully equipped, containerized sample preparation laboratory from ALS Chemex in July 2003.  The preparation laboratory was shipped from Vancouver and arrived on site in early October 2003.  The lab was operational after minor alterations to the electrical wiring to connect to the generator (Photo A-27 in Appendix A).

The lab is controlled, operated, and monitored by Nevsun staff and workers.  The personnel working in the lab are mostly university educated and have prior experience working in laboratory conditions.

In late October, 2003, Gordon Walker from ALS Chemex, Turkey branch visited the lab to assist and review the start up and training of the personnel in sample preparation (crushing and splitting), equipment maintenance, QA/QC, logistics and lab communication procedures (Appendix D).

Laboratory Type and Equipment

The laboratory is a 20 ft container (Photos A-26 and A-27 in Appendix A) outfitted with work benches, a drying oven (~6 m3), two large, wheeled sample racks for the drying oven, an air compressor with hoses and air guns, one used and one new T.M. Engineering Rhino jaw crushers, a spare parts kit, a 2 mm sieve for crusher quality control, one riffle splitter and pans.  AMEC reviewed all equipment and found it to be in good to excellent condition.

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Sample Procedures and Processing

Samples are received directly from the core cutting area in plastic sample bags.  The sample bags are laid out in numerical order with the plastic bags open at the top to aid in drying.  The sample sorting area is a covered pad of crushed rock (Photo A-28).  The weather is hot and sunny during the day.

Any hygroscopic saprolite samples were placed into sample pans so that they would dry more quickly.  At the end of the day the samples are loaded into the drying oven to dry overnight at a temperature of 80°C (Photo A-26).  The total drying time is between 11 and 12 hours.

Sample weighing is carried out first thing in the morning as the samples were taken out of the drying oven and had sufficient time to cool.  The samples are laid out on the crushed rock pad in a secure area to be readily accessible for crushing (Photo A-26).  The dry weights are recorded.  The half core samples weigh between 2 kg and 11 kg.  The half-core samples were usually double (most samples) or triple crushed (harder samples) using the T.M. Rhino Jaw crushers to achieve the crushing target of greater than 70% passing -2 mm.

After crushing the first sample of the shift it was screened to ensure that the crushing protocol was being met.  Other, random samples were selected throughout the day to ensure that the protocol continued to be met.  The crushers were adjusted when necessary.  The crusher quality control results were logged in a notebook, which was reviewed by AMEC.  After each sample the crushers are cleaned out with compressed air.

Sample splitting is carried out in a Jones-type riffle splitter, with the riffle area dimensions of 28 cm x 9 cm, with gap widths of 15 mm.  The riffle splitter and sample pans are cleaned with compressed air after each sample is processed.  Rejects were placed in the original bags and the sub-samples are placed into 4" x 7" kraft tin-top sample bags provided by ALS Chemex.  At the end of the shift some barren material (i.e., silica) is run through the crushers and the crushers are cleaned out with compressed air.

During the splitting the samples are split down to a sub-sample weight of approximately 200 to 300 g.  The crushed sub-sample and remaining reject weights are recorded.  Significant differences between the original dry weight and combined pulp and reject weight are compared to ensure that no sample mix-up occurred and as part of internal quality control.  The Nevsun QA/QC procedures require the insertion of 1 blank, 2 preparation laboratory pulp duplicates (two splits of a crushed sample), and 1 quartered core duplicate (described in Section 13.6)

The sample rejects are placed into large plastic drums, which hold about 20 to 25 samples.  The drums are labelled as batches for all the samples done on that day.

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The prefix Bi-year-month-day (i.e., Bi-031027) is used to identify the batches.  The samples are stored in six metre long shipping containers.

The lab is thoroughly cleaned at the end of each shift.  The floors are swept and an industrial vacuum is used to clean equipment or the compressed air guns are used for difficult or inaccessible areas.

Data (sample numbers, weights) is entered in a spreadsheet to allow for quick retrieval and searches of data by lab staff or professionals on site.

AMEC consider the preparation laboratory and procedures in use to be acceptable and in accordance with standard industry practices.

Sample Shipping

Groups of approximately 20 samples are packed in large plastic bags that are placed into the plastic shipping barrels.  When samples are ready to be shipped the sample lists are combined with an ALS Chemex sample submission form and enclosed with the samples in the plastic drums.  The lids of the plastic barrels are fastened with tamper proof zap straps.  Samples are shipped once a week.

The sample information with required analytical procedures is emailed to ALS Chemex in Vancouver so that the sample shipments can be tracked and the Vancouver lab is made aware of the pending arrival of the samples.

Equipment Maintenance

Maintenance procedures were put in place in accordance to the equipment manuals.  ALS Chemex laid out a daily, weekly, and monthly maintenance schedule.  A maintenance log was set up for entries of this maintenance.

13.4

Sample Preparation of RC Chips

Sample preparation of all RC chip samples was the same as the preparation described for the drill core samples.

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13.5

Analyses

13.5.1

Genalysis Laboratory Services

All samples analyzed for gold at the Genalysis Laboratory by 50 g Fire Assay standard fusion method (Au by solvent extraction and flame AAS) with a 1 ppb detection limit4 (Appendix D – Genalysis Analytical).

All samples analyzed for a 25 multi-element suite analysis used a 1 g aqua regia digestion, followed by Inductively Coupled Plasma (ICP-OES) analyses.  The multi-element suite (with detection limits in parentheses) included: Ag (0.5 ppm), Al (20 ppm), As (2 ppm), Ba (2 ppm), Bi (2 ppm), Ca (0.01%), Cd (0.5 ppm), Co (1 ppm), Cr (2 ppm), Cu (1 ppm), Fe (0.01%), K (20 ppm), Mg (0.01%), Mn (1 ppm), Mo (2 ppm), Ni (1 ppm) P (20 ppm), Pb (2 ppm), S (10 ppm), Sb (10 ppm), Sc (1 ppm), Te (5 ppm), Ti (5 ppm), V (2 ppm) and Zn (1 ppm) (Appendix D – Genalysis Analytical).  The aqua regia acid digestion is “total” for most base metals but is only “partial” for some of the major and minor elements.

Some limitations of the ICP-OES method were noted by Mercier (2003) as follows:

…spectroscopic techniques, such as ICP-OES, rely on being able to resolve the spectral signals unique to each element.  When some of the signals are very strong (such as for the elements Fe and Al) they can interfere with the weaker signals from the other elements, and it may not be possible to achieve the optimum detection limits for these other elements.  With the ICP-OES method problems are also encountered with elements, which are close to the detection limit.

A series of 25 stream sediment samples collected during the 2003 Phase I work by Mercier were also analyzed for platinum group elements (PGE’s).  The method used 25 g Fire Assay Nickel Sulphide Collection followed by ICP-MS.  The nickel sulphide button was pulverized and sample is digested with hydrochloric acid.  The platinum group elements (with detection limits in parentheses) included: Ru (2 ppb), Rh (1 ppb), Pd (2 ppb), Os (2 ppb), Ir (2 ppb) and Pt (2 ppb) (Mercier, 2003).

13.5.2

ALS Chemex

All core and RC samples were sent to ALS Chemex for analyses.  All samples were analyzed for gold by a 30 g fire assay fusion (Au AAS23) and determined analytically using an Atomic Absorption Spectroscopy (AAS) finish (Appendix D).  Assays that were greater than the detection level (i.e., over limits) of the AAS finish (i.e., greater than 10,000 ppb) were re-assayed by a 30 g fire assay fusion (Au GRA21) and determined analytically using a gravimetric finish.

4 Mercier (2003) states that a detection limit has an uncertainty of ±100%. In other words, a detection limit of 1 ppb implies an uncertainty of 1 ppb ±1 ppb).

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Multi-element analyses were completed with 41 elements Inductively Coupled Plasma - Atomic Emission Spectroscopy (ICP – AES) with Nitric-HCl Digestion (ME-ICP41A).  This is the method used to determine the copper, zinc, lead, and silver values (Appendix D, ALS Chemex Analytical Procedures).  Copper, lead, zinc and silver samples that were greater than the detection level (i.e., over limits) of 50,000 ppm were re-assayed with Aqua Regia Digestion and Atomic Absorption Spectroscopy (AAS) (Appendix D).  The 2002 drill core samples used the trace level ICP package (ME-ICP21) and were followed up with AAS for those samples that were over limits.

The few samples that were greater than the 30% detection level of AAS for base metals were assayed by wet assay titrimetric methods.

Soil geochemical samples were tested using Inductively Coupled Plasma-Mass Spectroscopy (ICP-MS) to achieve ultra-trace detection levels on base metals and minor and major elements while gold determinations were completed with Inductively Coupled Plasma-Atomic Emission Spectroscopy (ICP-AES) on a fire assay fusion (Au-ICP21) for ultra-trace detection levels (Appendix D).

13.6

Nevsun Quality Assurance/Quality Control Program

Nevsun implemented Quality Assurance and Quality Control (QA/QC) protocols for all exploration from the beginning of work on the Bisha Property, including work in 1998 and 1999.  The QA/QC samples used for geochemical sampling have little documentation and no presentation of the results or any corrective actions taken (if required).  These samples were for the compilation of the exploration database and not part of the database for resource estimation.

All of the core and RC drilling programs included standards or certified reference materials (CRM).  Drilling in 2003 and 2004 also included blanks, twin sample duplicates, and coarse preparation duplicates.  Each drill program report documented the protocols and results of the QA/QC program.  Nevsun did not do pulp duplicates and external check samples.  AMEC recommends that approximately 5% of the sample pulps are re-submitted to a second laboratory as a check on the primary lab.

Nevsun purchased the standards from Geostat – Sample and Assay Monitoring Service, located in Australia.  The nine standards used over the duration of the drill programs, since 2003 are shown in Table 13-1.  The reference material includes a range of low-grade, mid grade and high-grade precious and base metal standards with certified values and statistically acceptable limits.  The maximum and minimum limits used by Nevsun for monitoring are plus two standard deviations (+2st.dev.) and minus two standard deviations (-2st.dev.) from the mean value of the control sample.

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Table 13-1

Summary of Standards Used on the Drill Programs5

Standard Reference	Reference Material	Material type	Mean	Unit	Standard (std.)	Dev. + 2 std.	Mean - 2 std.
Standard A	GBM398-4C	Copper	3,891	ppm	195	4,281	3,501
Standard A	GBM398-4C	Silver	48.7	ppm	5.1	58.9	38.5
Standard A	GBM398-4C	Zinc	5,117	ppm	229	5,575	4,659
Standard A	GBM398-4C	Lead	11,714	ppm	776	13,266	10,162
Standard B	G399-7	Gold	2,660	ppb	120	2,900	2,420
Standard B	G399-6	Gold	2,520	ppb	120	2,760	2,280
Standard C	GBM996-7C	Copper	2.35%		0.145	2.64	2.06
Standard C	GBM996-7C	Silver	125.1	ppm	10.4	145.9	104.3
Standard C	GBM996-7C	Zinc	11.03%		0.6	12.23	9.83
Standard C	GBM996-7C	Lead	3.89%		0.278	4.44	3.33
Standard D	G999-4	Gold	4,240	ppb	290	5,400	4,240
Standard E	GBM900-10	Copper	15.14%		0.795	16.73	13.55
Standard E	GBM900-10	Silver	1,549.6	ppm	75.6	1,700.8	1,398.4
Standard E	GBM900-10	Zinc	2.56%		0.16	2.88	2.24
Standard E	GBM900-10	Lead	14.2%		0.452	15.1	13.29
Standard F	G396-6	Gold	13.82	g/t	0.69	15.2	12.44
Standard F	G399-10	Gold	13.85	g/t	0.53	14.91	12.79
Standard F	G900-2	Gold	1.48	g/t	0.06	1.6	1.36

The Nevsun QA/QC sampling protocols and standard insertion instructions are provided in Appendix D.  The QA/QC sample insertion protocol employed by Nevsun for all core and RC drill sampling subsequent to the 2002 program includes the following samples:

•

six certified standard control samples per 100 samples; 3 gold (B, D, and F) and 3 base metal (A, C, and E)

•

one coarse blank sample of barren material per 100 samples; as well as, barren material randomly inserted in mineralized zones

•

one quartered core “twin” duplicate sample per 100 samples

•

two coarse preparation duplicates per 100 samples.

The QA/QC program for the 2002 drilling included 11 insertions of a standard (denoted CRM on Table 13-2).  Four of the 11 insertions were not within the accepted limits.  These standards were not used for subsequent sampling programs after significant mineralization encountered at Bisha demanded a more substantial and thorough QA/QC program.

During the 2003 Phase I and II and 2004 drilling programs, a total of 1,310 insertions of standards were made into the sample sequence of 20,545 core and RC samples (Table 13-2).  In addition to the standards were 352 blanks, 225 twin duplicates, and

5 2002 standards not included in the list

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372 coarse preparation duplicates.  In total the QA/QC samples comprise 11% of the total sample analyses.

A total of 83 of the standard sample insertions were not within the allowable limits.  Of these 83 samples, 51 samples were resolved by re-assaying the entire sample batch or re-assaying those samples within the batch that were at the same relative grade range and/or same analytical method.  Of the 32 samples that remained unresolved, 15 samples were reported by the assay lab to have “not sufficient sample” (NSS) for a re-assay to be completed.  Standards E and F had 8 samples that were not re-assayed because the metal grades for the surrounding samples were low grade and the standards were high and therefore used a different analytical method.  The remaining 9 samples that were not resolved were due to being either sample mix-ups or contamination of the sample.

Table 13-2:

Summary of Standard for Core and RC Sampling

	2002			2003			2003 Phase II			2004
Standard	Samples	Re-Assay	Resolved	Samples	Re-Assay	Resolved	Samples	Re-Assay	Resolved	Samples	Re-Assay	Resolved
A				30	2	1	46	7	4	148	7	7
B				34	0	0	43	5	4	143	5	1
C				32	1	1	41	2	2	139	0	0
D				32	0	0	42	4	4	145	2	0
E				31	8	2	41	11	9	144	11	9
F				30	3	1	40	5	5	138	6	1
CMR				11	4	0
Total	11	4	0	189	14	5	253	34	28	857	31	18

The coarse blank material was sourced from near the Bisha Property.  This material usually consists of limestone and/or dolomite.  Although the samples were considered to consist of barren rock without any appreciable precious metal or base metal content, occasional low levels of mineralization could conceivably occur within the material and therefore would negate the usefulness of this material as a blank.  Table 13-3 shows a large amount of the metal values that were returned at greater than the 3 times the detection limit of the ICP analytical method.  After cursory review of the logs, sample batches, and data it is apparent that the blank material is not barren and thus the true values of the blank for each metal is not known.

During the review of the data for Cu and Au it is also clear that cross-over contamination has occurred for some intervals within mineralization.  There are 55 copper values (of the 249 values in Table 13-3) and 23 gold values (of the 47 values in Table 13-3) that show possible contamination from previous higher-grade samples.  All the copper and 20 of the gold values are from within the massive sulphide mineralization.

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Table 13-3:

Summary of Blanks Greater than the 3x Detection Level

	Number Metal Values > 3x Detection Level
Year	Au	Ag	Cu	Pb	Zn
2003 – I	8	3	23	2	13
2003 – II	7	1	20	7	17
2004	47	23	249	63	161
Total	47	23	249	63	161

A series of Quarter core twin samples of the diamond drill core were prepared and submitted.  Two samples for the same sample interval were prepared by cutting the core in half and then cutting the core into two “quarter” core samples.  Differences between the sample values are considered to reflect the inherent nugget effect of the mineralization.  The evaluation of the sample pairs used a failure boundary corresponding to a 30% relative error.  The analysis of 225 twin samples (1.1% of the total number of samples) yielded 63 sample pairs outside of the 30% relative error for Au, Ag, Cu, Pb or Zn (see Figure 13-3), representing 28% failures.  However after applying a lower cutoff to each metal of 0.1 g/t to Au, 10 g/t to Ag, 0.05% to Pb and 0.25% to both Cu and Zn there was a reduction of failures to 20 sample pairs.  The cutoff is applied because it is unrealistic to consider the ±30% relative error for samples with values close to the detection limits.

After exclusion of the sample pairs below the cutoff, the proportion of sample pairs above the 30% relative error is 8.9%.  Ag has 5 sample pair failures (or 2.6%) and Au had 5 sample pair failures (or 2.2%).  AMEC considers the sampling variance to be within an acceptable range.

Coarse preparation duplicates provide data on the precision or homogeneity of the sample after being crushed and split.  Nevsun did not collect coarse duplicates until the 2003 Phase II drill program and commencement of the on-site preparation facility.  The evaluation of the sample pairs used a failure boundary corresponding to a 20% relative error.  The analysis of 372 coarse duplicates (1.8% of the total number of samples) yielded 76 sample pairs outside of the 20% relative error for Au, Ag, Cu, Pb and Zn (see Figure 13-4), representing 20.4% failures.  However after applying a lower cutoff to each metal of 0.05 g/t to Au, 10 g/t to Ag, 0.05% to Pb and 0.25% to both Cu and Zn there was a reduction of failures to 33 sample pairs.

Au and Ag have the largest set of sample pair failures with Au having 13 and Ag having 11 or 3.5% and 2.9% respectively.  Excluding the sample pairs below cutoff, the impact of the failing pairs for Au, Ag, Cu, Pb, and Zn is reduced to a reasonable 8.9%.  AMEC concluded that the sub-sampling variance for the studied elements (Au, Ag, Cu, Pb, and Zn) was within acceptable ranges.

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Figure 13-3:

Graphs for Twin Samples for Au, Ag, cu, Pb, and Zn

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Figure 13-4:

Graphs for Coarse Preparation Duplicates for Au, Ag, Cu, Pb, and Zn

Prep Duplicate - Gold
Duplicate (g/t Au)
Original (g/t Au)
Au
0.0
1.0
2.0
3.0
4.0
5.0
6.0

Prep Duplicate - Silver
Duplicate Ag (ppm)
Original Ag (ppm)
Ag
0
50
100
150
200

Prep Duplicate - Zinc
Duplicate (%Zn)
Original (%Zn)
Zn
0
5
10
15
20

Prep Duplicate - Lead
Duplicate Pb (%)
Original Pb (%)
Pb
0.0
0.5
1.0
1.5
2.0

Prep Duplicate - Zinc
Duplicate (%Zn)
Original (%Zn)
Zn
0
5
10
15
20

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13.7

Security

The chain-of-custody for core samples collected and being shipped from site is as follows:

•

Core is transported to the Bisha camp by the drill contractors and placed in the core logging area

•

Logging and sample preparation area and Bisha camp is a fenced and guarded compound

•

Core samples are crushed and sub-sampled (see Section 13.3.3)

•

Prepared samples are placed in sealed barrels

•

Each barrel has a list of samples written on the outside of the container

•

A sample submission form accompanies each barrel

•

Barrels are transported to Asmara in company-owned vehicles arranged by Nevsun.

The sample barrels are submitted to the Ministry of Mines for inspection and submission to customs, a customs seal is placed on the barrels and they are shipped via air transport directly to ALS Chemex in Vancouver, Canada.

AMEC considers the security and chain-of-custody procedures to be reasonable and acceptable.

AMEC accompanied the indpendent samples that were collected and prepared as part of this study from the preparation lab to the Ministry of Mines.  The renumbered and randomized sample sequence would prevent any systematic tampering with the samples.

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14.0

DATA VERIFICATION

This Section is repeated from the previous technical report (AMEC, 2004) andpertains to the work completed to the end of 2004. The data verification in this section relates only to information used for the mineral resource estimate presented in this and in the previous technical report.

The drilling program in 2005 utilized the same practices for sampling, sample preparation, analyses, security arrangements, and QAQC protocols. The holes and samples from the 2005 program were not used in the previous mineral resource estimate and therefore they were not incorporated into the scoping study. The data verification of the 2005 program will be provided in the technical report that accompanies the feasibility study and updated mineral resource estimate.

14.1

Data Verification by Nevsun

Data verification activities by Nevsun included:

•

Visual checks of entered data

•

Periodically checking the database for extreme values or codes that were not within the accepted set of codes

•

Importation of the drill hole database to Gemcom for validation of hole lengths and identification of overlapping geological and assay intervals.

All problems identified by Nevsun were resolved as they were encountered resulting in a final database for submission to AMEC for auditing.

Assays were imported directly from digital laboratory certificates thereby minimizing the opportunity for entry errors of assay data.

No double entry, pick lists, or filtering of data was in use during entry.

14.2

Data Verification by AMEC

During the Bisha site visit AMEC reviewed the available drilling and other exploration and project data.  A database with a total of 288 diamond drill holes with a cumulative meterage of 45,216 m was available for review but the collar survey and assay portions of the database were incomplete.  A total of 40 RC drill holes were recorded in the database, however collar surveys, assays and other information was incomplete.

The data review conducted on site included:

•

Core hole database review:  collars, surveys, lithology, minor-litho, alteration, mineralization, structure, and available assays

•

RC hole database review:  collars, surveys, alteration, mineralization, structure, and lithology.  No assays were available

•

Comparison of drill hole collar surveys to locations on topographic maps

•

Resurvey of drill hole collars (6 holes)

•

Downhole survey review and readings of Sperry Sun™ disks.

All problems or errors encountered during the site work were documented and provided to Nevsun for checking or correction.

Other review and verification activities completed by AMEC on site included:

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•

Core logging review

•

Core recovery and RQD review

•

Core facility, cutting facility, sample preparation facility, and storage area reviews

•

Collection of quartered core samples (40)

•

Inspection of sample preparation equipment

•

Quality control checks on sample preparation (20 sieve checks)

•

Selected 40 rejects from storage for sieve checks (20) and sub-samples (40) for check assays

•

QA/QC checks: Standards, Blanks, Preparation duplicates (20 from the first split, 20 from the last split)

•

Samples collected by AMEC were renumbered, randomized, and submitted “blind”

•

Transported 172 samples from site in AMEC custody

•

Submitted the 172 samples to the Ministry of Mines for customs inspection and shipping to ALS Chemex Laboratory in Vancouver, Canada.

During the site work AMEC visited the Main Zone gossan, Northwest Zone, Guardian Hill, and Conical Hill.  Field observations were compared to available maps and interpretations.

After the drill hole program was finished and the data was compiled and verified by Nevsun, a final database review was completed by AMEC.

Additional verification activities included checking high values and relationships between grades and sample lengths.  High values for Au, Ag, Cu, Pb, and Zn for each rock type were investigated and checked to confirm that the logged mineralization did concur with the assay results.  Several intervals in question were not within the geologic model and therefore these intervals were not investigated further.  Nevsun should check these intervals prior to the next resource estimate.

Potential relationships between grade and sample lengths were investigated and no direct correlation was observed.

Nevsun was advised of all problems or inconsistencies that were noted during the AMEC’s review and Nevsun rectified these items.  AMEC considers the final database to be robust and verified.

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14.3

AMEC Quality Control Checks

To check on the adherence of the sample crushing procedures, AMEC conducted a series of sieve checks on current samples (Table 14-1) and also on reject material of samples that were pulled from storage (Tables 14-1 and 14-2).

Table 14-1:

Sieve Checks for Samples from 2004 Program

Sample #	Passes through Splitter	Rock Code	Total Weight (g)	< 2 mm (g)	% passing 2 mm
335523	4	SOAP	0.220	0.164	75%
335543	3	SOAP	0.368	0.282	77%
335562	3	SOAP	0.224	0.172	77%
335561	4	SOAP	0.230	0.198	86%
335317	4	SOAP	0.184	0.116	63%
335573	4	MAFT	0.246	0.154	63%
335565	4	MAFT	0.348	0.260	75%
335567	4	MAFT	0.342	0.256	75%
335566	3	MAFT	0.318	0.238	75%
335574	3	MAFT	0.244	0.164	67%
335509	4	OXID	0.260	0.198	76%
335506	4	OXID	0.282	0.234	83%
335507	4	OXID	0.220	0.172	78%
335505	4	OXID	0.250	0.192	77%
335502	4	OXID	0.230	0.178	77%
335558	4	SUIP	0.450	0.420	93%
335264	3	SUIP	0.268	0.188	70%
335559	3	SUIP	0.512	0.496	97%
335555	4	SUIP	0.424	0.318	75%
335550	4	SUIP	0.470	0.406	86%
Average					77%

Table 14-2:

Sieve Checks for Samples from Pre-2004 Programs

Sample #	Passes through Splitter	Total Weight (g)	< 2 mm (g)	% Passing 2 (mm)
280959	3	0.634	0.372	59%
280962	3	0.588	0.352	59%
280965	3	0.574	0.346	59%
286177	4	0.65	0.446	65%
286251	3	0.322	0.248	32%
286259	4	0.754	0.508	75%
286407	4	0.366	0.312	36%
286413	5	0.396	0.294	39%
291841	3	0.386	0.298	38%
334176	3	0.31	0.234	31%
Average	-	-	-	49%

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The current sample preparation is within the accepted protocol of 70% passing 2 mm.  AMEC noted that the sample preparation personnel regular check that the crushed material is meeting the protocol.

Sieve checks on sample material that was pulled from storage was variable and many samples did not meet the current protocol (Table 14-2).  A subsequent check of the original assay versus an assay of the reject material (Section 14.4.2) showed relatively good agreement (most samples within ±20%) and therefore AMEC does not consider this to be of concern.

As a check on the quality of the data entry, AMEC completed a small double data entry check.  Of 480 records entered, there were over 20% discrepancies but this was due to a change in lithologic and mineralization coding and additional detail of mineralized intervals that was added in the holes selected.  The hard copy and digital information should match therefore a revision of the hard copy logs is advisable.

AMEC recommends the use of either a double entry system or a data entry system with some form of validation of codes.  Direct entry into MS Access or some other relational database with filters, limits, and data integrity checks could be implemented.

14.4

AMEC Independent Sampling

AMEC collected a series of samples during the site visit, as noted in Section 14.2.  A total of 172 samples were submitted to ALS Chemex for analyses (Table 14-3, Appendix B).  The results for the standards were reasonable (Section 14.4.3) and AMEC did not submit a subset of samples to a second laboratory.

Table 14-3:

Independent and QA/QC Sampling

Type	Number
quartered core sample	42
sub-samples of reject material	40
standards (4 of each of the 6 standards)	24
blank (coarse blank material)	6
“first” splits from new samples	30
“last” splits from new samples	30
Total	172

AMEC conducted or was present during the collection and preparation of the samples.  The samples were placed in a randomized sample sequence and renumbered which would prevent any systematic tampering with the samples.  AMEC accompanied the samples from the preparation lab to the Ministry of Mines office in Asmara.

No outcrop samples were collected due to the extreme oxidized and variable nature of mineralization.  AMEC did not consider that resampling surface samples would provide

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any reasonable comparisons.  AMEC observed drilling in progress and is confident of the presence of base metal mineralization and concludes that the samples of quarter core and rejects provide confirmation of the grades and reproducibility of assay values.

14.4.1

Quartered Core

Forty-two samples of quartered core were collected from 9 holes (B-9, B-14, B-17, B-20, B-21, B-24, B-43, B-126, B-140; Photos A-31 to 35 in Appendix A).  Two of the samples were clearly swapped (sample numbers 338070 and 338056) and graphs for Au, Ag, Cu and Zn are provided in Figure 14-1. Of the remaining 40 sample pairs there were four pairs that plotted outside of the ±30% limits for Au, three for Ag, none for Cu, and one for Zn.

Comparisons of half-core to quartered core are difficult due to the change in size of sample.  However, AMEC considers these samples to show a reasonable reproducibility.

14.4.2

Sub-sampling of Reject Material

Reject material for 40 samples that were collected and prepared during previous drilling programs were removed from storage and submitted for assay.  The samples were from nine drill holes that were part of the 2003 and 2004 drilling programs.  Graphs are provided in Figure 14-2.

14.4.3

Splits vs. Original Sample

As a further test of the sample homogenization during the sample preparation, AMEC collected the first and last splits that are normally rejected during the sub-sampling using the Jones Splitter.  Thirty samples were processed and of these pairs, three plotted outside of the ±20% limits for Au, one for Ag, three for Cu and one for Zn (see Figure 14-3).  AMEC expects at least 90% of the samples to fall within the limits (±20%) therefore this set of sample pair is accepted.  AMEC considers, however that the need for ensuring that the crushing protocols are being met is underscored.

The first splits were also compared to the original sample and were found to have similar results for the sample pairs (results included in Appendix B; graphs are not provided in this report).

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Figure 14-1:

Original vs. Quarter Core Sample Pairs

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Figure 14-2:

Original vs. Reject Sample Pairs

Of the 40 sample pairs, one pair plotted outside of the ±20% limits for Au, three for Ag, two for Cu, and four for Zn (Figure 14-2).  AMEC considers these results to show a reasonable reproducibility and provides assurance that the sample homogenization prior to splitting is reasonable.

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Figure 14-3:

Original vs. Last Split Sample Pairs

14.4.4

Standards

Nevsun used six commercial certified standards during the submission of samples (see Section 13.9).  Standards A, C and E are base metal and silver standards; standards B, D, and F are gold standards only.  AMEC renumbered and repackaged four portions of each of the six standards and submitted them into the sample sequence as blind standards.

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The data set is small but the results are good with few exceptions (Table 14-4).  Samples 338041 and 338034 are significantly lower than the certified standard value for Cu.  Both of these samples were assayed by ALS Chemex as overlimit samples and AMEC considers that the laboratory erroneously reported these two values with the decimal place in the wrong position.  The last sample (338059) returned an incorrect assay for Au; samples for standard D are variable and consistently are higher value but are all within the limits (±2 Standard Deviations; see Table 13-1).

Table 14-4:

Standard Samples Submitted with AMEC Samples

Standard Samples Submitted with AMEC Samples						Certified Values for Standards						Difference
Sample	Au g/t	Ag g/t	% Cu	% Pb	% Zn	Sample	Au g/t	Ag g/t	% Cu	% Pb	% Zn	Au g/t	Ag g/t	% Cu	% Pb	% Zn
338165	0.159	51	0.43	1.10	0.48	A		48.7	0.39	1.17	0.51		5%	9%	-7%	-6%
338139	0.149	49	0.40	1.14	0.48	A		48.7	0.39	1.17	0.51		1%	2%	-3%	-7%
338135	0.139	49	0.40	1.12	0.49	A		48.7	0.39	1.17	0.51		1%	2%	-4%	-5%
338044	0.17	51	0.40	1.16	0.49	A		48.7	0.39	1.17	0.51		5%	2%	-1%	-4%
338117	2.54	4	0.06	0.02	0.07	B	2.52					1%
338013	2.35	4	0.08	0.02	0.07	B	2.52					-7%
338145	2.54	4	0.06	0.02	0.08	B	2.52					1%
338148	2.53	5	0.07	0.02	0.08	B	2.52					0%
338172	0.385	123	2.28	3.71	10.70	C		125.1	2.35	3.89	11.03		-2%	-3%	-5%	-3%
338107	0.424	123	2.13	3.59	10.70	C		125.1	2.35	3.89	11.03		-2%	-9%	-8%	-3%
338010	0.427	127	2.34	3.87	10.85	C		125.1	2.35	3.89	11.03		-2%	0%	-1%	-2%
338143	0.441	123	2.40	3.97	10.95	C		125.1	2.35	3.89	11.03		-2%	2%	2%	-1%
338168	4.86	2	0.27	0.03	0.04	D	4.24					15%
338060	4.61	<1	0.26	0.03	0.04	D	4.24					9%
338098	4.66	3	0.27	0.04	0.03	D	4.24					10%
338004	4.52	2	0.26	0.03	0.04	D	4.24					7%
338102	16.7	1405	16.40	14.55	2.58	E		1549.6	15.14	14.20	2.56		-9%	8%	2%	1%
338041	16.95	1435	1.59	14.55	2.54	E		1549.6	15.14	14.20	2.56		-7%	-89%	2%	-1%
338034	16.9	1490	1.58	14.65	2.56	E		1549.6	15.14	14.20	2.56		-4%	-90%	3%	0%
338096	16.15	1455	15.90	14.50	2.53	E		1549.6	15.14	14.20	2.56		-6%	5%	2%	-1%
338063	13.3	5	0.02	0.01	0.01	F	13.85					-4%
338092	13.5	4	0.01	0.01	0.01	F	13.85					-3%
338147	13.75	6	0.02	0.01	0.04	F	13.85					-1%
338059	9.59	6	0.02	0.01	0.06	F	13.85					-31%

14.4.5

Blanks

AMEC included six samples of the same coarse blank material as used by Nevsun.  Unfortunately this material is a local rock, which cannot be certified to be sterile.  Assay results for these samples were all very low but many of the individual values are above the accepted limit of three times the detection limit.

Table 14-5:

Blank Samples Submitted with AMEC Samples

Type	Sample	Au g/t	Ag g/t	% Cu	% Pb	% Zn	Certificate	Date
Blank	338043	0.010	1	0.0097	0.009	0.005	VA04034670	07-Jun-04
Blank	338126	0.076	1	0.0023	0.003	0.002	VA04034670	07-Jun-04
Blank	338065	0.022	1	0.0123	0.008	0.040	VA04034670	07-Jun-04
Blank	338048	0.022	1	0.0067	0.004	0.023	VA04034670	07-Jun-04
Blank	338095	0.015	1	0.0053	0.001	0.005	VA04034670	07-Jun-04
Blank	338003	0.014	1	0.0158	0.001	0.157	VA04034670	07-Jun-04
Blank	-	0.005	1	0.0005	0.001	0.001	Detection limits

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AMEC recommends that Nevsun purchase a commercial blank for use.  If the use of a coarse blank material is continued then it should be of a clean, barren material with no obvious oxidation surfaces or patches of limonite, hematite, etc.

14.4.6

Bulk Density Checks

A suite of 40 samples was sent to PRA (Process Research Associates) for dry bulk density measurements using both wax and without wax immersion methods.  The moisture content was also measured for these samples.  The procedures used and the results for the measurements are provided in Appendix B.

The main purpose of the measurements was to examine the difference between wax and non-wax measurements (Table 14-6).  The differences average –1% but range from +3% to -6% relative to the wax immersion method.  For the majority of the samples the differences are minor.  The use of bulk densities is reviewed in Section 11.2.7 of this report.

Grouping of this small set of bulk density samples by mineralized domains shows average values that are actually higher than the accepted (see Table 14-7 and Section 11.2.7).  Host rocks have an average bulk density of 2.83 based on 18 samples.

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Table 14-6:

Bulk Density Measurements using Wax and Non-Wax Immersion Methods

Sample ID	No WAX Bulk Density g/cm3	WAX Bulk Density g/cm3	Difference %	Moisture %
B-232 85.5m SMSX MAFT	3.83	3.72	-3%	0.03
B-232 56.5m STSX (MAFT)	2.82	2.67	-6%	0.12
B-233 42.15m (MAFT)	2.61	2.69	3%	0.15
B-233 MSUL 62m (PRIM)	3.93	3.85	-2%	0.04
B-233 FELD 23.2m	2.47	2.47	0%	0.13
B-233 STSX (XMTF) 212m	2.77	2.82	2%	0.02
B-236 SOAP 70.1m	2.48	2.53	2%	0.35
B-242 104.7m MAFD	2.72	2.67	-2%	0.15
B-242 25.3m MAFT	3.01	2.99	-1%	0.20
B-242 68m SOAP/MAFT	2.34	2.20	-6%	4.82
B-242 84m MSUL/SUPL	4.48	4.48	0%	0.05
B-242 128m MSUL/PRIM	4.21	4.16	-1%	0.00
B-243 FELD 42.2m with STSX	2.70	2.70	0%	0.04
B-243 MAFT 92m	2.82	2.70	-5%	0.07
B-243 FELD 132m	2.72	2.78	2%	0.07
B-243 CTBX 170.85m	2.56	2.58	1%	0.23
B-243 MSUL (PRM) 187.5m	4.13	4.19	1%	0.05
B-243 SYSX 209.3m	3.49	3.45	-1%	0.03
B-243 STSX (MAGT) 219.3m	2.67	2.71	2%	0.03
B-246 70m MAFT	2.72	2.71	0%	0.05
B-254 45.5m MAFT	2.68	2.59	-4%	0.36
B-254 93m MSUL (SUPG)	4.49	4.61	3%	0.01
B-254 138m MSUL (PRIM)	4.77	4.82	1%	0.06
B-254 146m MSUL (PRIM)	4.85	4.88	1%	0.00
B-256 76m MSUL (SUPG)	4.67	4.64	-1%	0.00
B-256 116m MSUL (PRIM)	4.87	4.85	0%	0.00
B-256 145m STSX (MAFT)	2.78	2.65	-5%	0.04
B-258 66.9m FPDK (OXID)	1.52	1.50	-2%	7.07
B-258 84m SOAP (ACID)	2.21	2.11	-5%	1.23
B-258 104.5m STSX (MAFT)	2.86	2.84	-1%	0.15
B-258 22.2m FERC (OXID)	3.64	3.65	0%	0.23
B-258 38.0m FERU (OXID)	3.99	3.97	-1%	0.15
B-259 68.0m MSUL (SUPG)	3.96	3.89	-2%	2.98
B-259 106.0m SMX (MAFT)	2.73	2.80	2%	0.12
B-260 55.7m MSUL/SUPG	4.37	4.39	1%	0.01
B-260 120m MSUL/PRIM	4.43	4.45	0%	0.02
B-262 79.0m MSUL/SUPG	4.46	4.46	0%	0.23
B-272 83m MSUL/SUPG	4.53	4.44	-2%	0.00
B-272 103m MSUL/PRIM	4.66	4.55	-2%	0.00
B-272 113m STSX/MAFT	2.89	2.92	1%	0.04
Average	3.42	3.40	-1%	0.48
Minimum	1.52	1.50	-6%	0.00
Maximum	4.87	4.88	3%	7.07

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Table 14-7:

Bulk Density Measurements using Wax Immersion Methods

Domain	Code	Count	Average Bulk Density (g/cm3)	Minimum Bulk Density (g/cm3)	Maximum Bulk Density (g/cm3)
Breccia	BX	1	2.48	-	-
Oxide	OXID	2	3.81	3.65	3.98
Acid	ACID	3	2.28	2.11	2.53
Supergene	SUPG	6	4.41	3.89	4.64
Primary Zn	PRIM	9	4.47	3.85	4.88
Felsic Dyke	FPDK	1	1.5	-	-
Host Rock (Volcanics)	MAFT	18	2.83	2.47	3.72

The moisture values for these same samples were low, averaging 0.48% and ranging from 0.0 to 7.07% (Table 14-6).  The highest values were in SOAP and OXID units.

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15.0

ADJACENT PROPERTIES

Adjacent properties include the Augaro, Okreb and AK Properties located to the south, east, and north of the Bisha property respectively.  These properties are all held by Nevsun and are the subject of upcoming exploration programs.  Sanu Resources and other companies hold other nearby Exploration Licenses but no details were available to AMEC regarding prospects or mineralization on those properties.

The Augaro gold mine was exploited during the Italian colonial times (see Section 7.3).  Few details are available regarding production or geology.  The mineralization is a shear zone hosted gold deposit (pers. comm. Nielsen, 2004) with a surficial gossan and gold mineralization.

The Okreb Properties are now part of the Bisha Exploration License.  Some drilling, geophysics, and geochemical sampling have been completed.  No specific deposits have been identified to date.

Few details are available for the AK Property.

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16.0

MINERAL PROCESSING AND METALLURGICAL TESTING

16.1

Sample Collection

In March 2005, four holes were drilled in selected locations (drill hole tag numbers Met 05-01, Met 05-02, Met 05-04 and Met 09-05) of the Bisha deposit for collection of samples for metallurgical testwork.  PQ size core was taken from the top 50 to 60 m of each hole and smaller HQ size core below that level.  The samples were individually tagged at 1.5 m intervals for the PQ core and at 3.0 m intervals for the HQ core.  The cores were packaged in plastic bags and then placed into drums at the drill site.  To minimize sample oxidation, the bags and drums were purged with nitrogen before being sealed.  Approximately 5 tonnes of sample were shipped by air to the SGS Lakefield Research in Ontario, Canada (Lakefield) for metallurgical testing.

At Lakefield, the samples were dried, weighed and crushed to -1" size.  Small samples were split from each interval for assay, and the samples were repackaged and stored in a freezer to await compositing.  When the assays were complete, the samples were combined into variability composites.  Portions of the variability composite samples were then crushed to -10 mesh and combined into a master composite sample for each of the three main mineralization types:

•

oxide

•

supergene

•

primary.

The oxide mineralization variability composites were assembled according to their lithologies, which were visually distinct and identified as:

•

SOAP – intensely acid leached massive sulphide

•

HALF – oxidized semi-massive sulphide

•

FERU – ferruginous gossan

•

FERC – ferruginous gossan (with agglomeratic, argillic texture)

•

REBX – re-cemented breccia

•

HEBX – heterolithic breccia

•

QTBX – fragmented quartz breccia.

The samples of HEBX and QTBX were below the gold cutoff grade and were therefore not included in the variability and master composite samples.

The supergene and primary mineralization were combined into variability composites according to their zonal area and their copper and zinc grades.  To the extent possible, the master composite samples were made up to match the resource grades of each of the

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three mineralization types.  These were acceptably close for the oxide and primary mineralization types, but the supergene grades were lower than anticipated, such that the grade of the master composite sample was significantly lower than that of the overall resource.  To permit the use of as much of the sample as possible, the lower-grade master composite was used to develop the processing scheme, and the high-grade variability composite was used to project the metallurgical balance for the supergene resource.

16.2

Composite Samples

The predicted and direct assays for the variability and master composite samples are summarized in Tables 16-1 to 16-3.  For comparison, the indicated mineral resource grades are summarized in Table 16-4.

Table 16-1:

Oxide Composite Samples

Sample Description	Weight (kg)	Au g/t	Ag g/t
HALF Variability Composite	27.2	4.39	-
SOAP Variability Composite	32.6	12.54	-
REBX Variability Composite	66.2	2.39	-
FERU Variability Composite	113.3	7.93	-
FERC Variability Composite	181.8	6.46	-
Master Composite, Calculated Head	421.1	6.55	-
Master Composite, Direct Head	-	7.00	22.1

Table 16-2:

Supergene Composite Samples

Sample Description	Weight (kg)	Cu %	Zn %
05-01 Variability Composite	208.3	3.46	-
05-03 Variability Composite	234.7	2.19	-
05-04 Variability Composite	350.6	1.82	-
Master Composite, Calculated Head	793.6	2.36	-
Master Composite, Direct Head	-	1.93	0.13

Table 16-3:

Primary Composite Samples

Sample Description	Weight (kg)	Cu %	Zn %
05-01A Variability Composite	80.2	2.35	3.90
05-01B Variability Composite	240.8	0.83	6.80
05-01C Variability Composite	78.7	1.85	3.45
05-02A Variability Composite	115.6	0.41	3.15
05-02B Variability Composite	283.8	0.64	9.67
05-02C Variability Composite	227.9	0.66	15.88
05-02D Variability Composite	188.6	0.90	7.19
Master Composite, Calculated Head	1,215.6	0.89	8.47
Master Composite, Direct Head	-	0.79	8.32

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Table 16-4:

Bisha Indicated Resource Head Grades

Type	Tonnes	Au g/t	Ag g/t	Cu %	Zn %
Oxide	4,984,100	6.51	30.00	0.10	0.08
Supergene	7,644,800	0.46	35.56	3.47	0.87
Primary	10,124,800	0.77	53.42	1.09	8.03

16.3

Grindability Testwork

Splits were taken from each of the three master composite samples for grindability testwork, which included JKTech drop-weight tests, MacPherson autogenous mill tests, Bond rod mill and ball mill work indices and abrasion indices.  Because the oxide was found to be the hardest of the three mineralization types, the grindability work on this material was expanded over the originally proposed program to include rod mill and ball mill work index testing on each oxide variability sample and a MacPherson test on the oxide master composite sample.

16.4

Oxide Mineralization Cyanidation Testwork

The initial series of cyanidation tests examined grind size and cyanide solution strength versus gold extraction (Table 16-5).  The possibility of heap leaching the oxide mineralization was evaluated in test CN1, which returned a comparatively low maximum leach extraction at 48 hours of 66% Au at a relatively fine crush size of 10 mesh; therefore, the process option to heap leach was dismissed very early in the program.  These tests and the initial CIL tests all show a very strong dependence of leach extraction on grind size, with incremental improvements in extraction towards finer grinds.  Higher cyanide solution strengths also indicate incremental increases in leach extraction, the differences appearing to be less the longer the leach time is extended.

During the execution of tests CN5 through CN9, intermediate samples were cut from the sample slurry at 2, 4, 8, and 24 hour intervals.  The pregnant solution assays from these samples exhibited extraction peaks at 4 hours of leach time, which dropped to a lower level at 8 hours, then gradually increased again to a maximum at 48 hours.  Graphs plotted from these tests suggested that temporary preg-robbing was taking place.  Therefore, several CIL tests were conducted with 15 g/L of activated carbon added to the slurry.  Residue assays on the intermediate slurry samples from these check tests did not corroborate the high extractions at 4 hours of leach time, therefore a problem was suspected with the sample handling for the intermediate sample pregnant solution assays.

To confirm the possibility of a sample handling error, test CN9 was conducted whereby both the pregnant solution and residue were sampled and assayed at the intermediate intervals.  This test displayed a non-balance between the pregnant solution and residue assays in all intermediate samples, confirming that a particular step in the preparation of the pregnant solution samples for assay was inadvertently causing a consistent bias in the assay results.  The urgency of the testing schedule did not permit an investigation into the cause of this assaying problem.

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The test series CN10 through CN14 was subsequently designed so that each test would produce one final leach slurry for assay and gold extraction would be based on the final residue assays only.  These tests would therefore avoid the problems associated with intermediate pregnant solution sampling and assaying.  The test series CN10 through CN14 are summarized in Table 16-6 and are illustrated graphically in Figure 16-1.

Table 16-5:

Summary of Initial Oxide Mineralization Cyanidation Testwork

Test No.	P80 (µm)	NaCN (g/L)	NaCN Added (kg/t)	NaCN Conc. (kg/t)	CaO Added (kg/t)	24 h Leach (Au% Extr.)	48 h Leach (Au% Extr.)
CN1	1,700	1.00	2.28	0.16	2.43	64.3	66.1
CN2	212	1.00	2.59	0.30	2.23	80.8	81.6
CN3	103	1.00	2.40	0.34	2.51	85.6	86.6
CN4	61	1.00	3.18	0.74	2.72	89.7	89.5
CN6	61	0.50	1.50	0.51	2.63	86.4	88.5
CN5	61	0.25	0.83	0.42	2.54	85.9	87.8
CN7	61	0.25	0.91	0.48	1.95	85.8	90.5
CN8	228	0.25	0.62	0.20	1.86	77.6	79.9
CN9	61	0.25	1.63	1.38	1.63	79.5	-
CIL1	61	0.25	1.22	1.03	2.15	-	88.4
CIL2	103	0.25	1.00	0.90	1.67	-	85.6
CIL3	1,042	0.25	0.83	0.72	1.79	-	83.0
CIL4	61	0.25	1.69	1.22	1.66	85.9	-
CIL5	61	0.25	1.09	0.92	1.65	80.9	-
CIL6	61	0.50	2.39	2.10	2.34	-	88.5

Table 16-6:

CN Leach Tests based on Residue Assays

Test No.	P80 (µm)	Slurry % solids	NaCN (g/L)	NaCN Added (kg/t)	NaCN Conc. (kg/t)	CaO Added (kg/t)	Leach Time (h)	Extr. (Au %)
CN10	61.0	40	0.50	1.33	0.74	1.17	2	83.3
CN11	61.0	40	0.50	1.32	0.71	1.65	4	83.6
CN12	61.0	40	0.50	1.30	0.59	1.79	8	87.6
CN13	61.0	40	0.50	1.26	0.65	2.07	24	87.9
CN14	61.0	40	0.50	1.71	0.90	2.67	48	88.2
CN15	67.0	40	0.50	1.27	0.56	1.93	24	90.0
CN16	104.5	40	0.50	1.07	0.47	1.50	24	85.5
CN17	61.0	40	0.25	0.76	0.40	1.99	24	89.1
CN18	61.0	40	1.00	2.43	0.74	2.01	24	92.1
CN19	61.0	45	0.50	1.92	0.78	1.92	24	89.0
CN20	61.0	50	0.50	1.23	0.79	1.65	24	88.2
CN21	61.0	40	0.50	1.14	0.47	1.57	24	88.2

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Figure 16-1:

CN Leach Tests Gold Extraction based on Residue Assays

The series CN10 through CN14 show the leach to be nearly complete after 8 hours of leach time, with extractions increasing incrementally up to 48 hours of leach time.  Tests CN15 through CN21 were subsequently conducted using 24 hours of leach time to re-investigate alternative grind sizes, cyanide concentrations and leach slurry densities.

The leach extractions from tests CN15, CN17, CN18, CN19, CN20, and CN21 were higher than from series CN10 through CN14.  The better performance of the later tests is presumed to be due to better technical control of the test procedures.

It is apparent from these tests that more detailed studies will be required on grind size, slurry density and cyanide concentration during the feasibility phase.  There is potential to reduce the capital and operating costs using a coarser grind and higher leach slurry density.  Higher cyanide concentration could also provide higher gold extraction; however, unless cyanide recovery is incorporated into the process, it is likely that the increased cost for cyanide will exceed the incremental value of the higher recovery.  Cyanide recovery will be investigated further in the feasibility study phase, if warranted.

For the scoping study, the leach circuit has been designed for a grind P80 of 61 µm in a 40% solids slurry density, a leach retention time of 24 hours and cyanide concentration of 0.25 g/L to provide a leach extraction of 88% Au.

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16.5

Oxide Mineralization Flotation Testwork

One flotation test was conducted on the oxide master composite sample to determine if the gold could be recovered economically into a flotation concentrate.  The sample was ground to 60 µm P80 in a soda ash environment, and 50 g/t each of the collectors SIPX and 3477 were added.  The results of the test are summarized in Table 16-7.

Table 16-7:

Summary of Oxide Mineralization Flotation Test

		Assays				Recoveries
Type	Weight %	Au g/t	Cu %	Zn %	Fe %	Au %	Cu %	Zn %	Fe %
Calc Head	100.0	6.81	0.13	0.11	44.0	100.0	100.0	100.0	100.0
Ro Conc 1	5.4	55.00	0.20	0.20	38.7	43.8	6.8	7.7	4.8
Ro Conc 1-2	18.7	23.30	0.10	0.10	39.6	63.9	20.6	21.9	16.8
Ro Conc 1-3	30.7	15.70	0.10	0.10	39.0	70.9	34.0	35.8	27.2
Ro Conc 1-4	40.3	12.70	0.10	0.10	39.3	75.2	44.0	46.1	36.0
Ro Conc 1-5	44.2	11.90	0.10	0.10	39.1	77.3	47.4	50.3	39.3

The test indicates that flotation selectivity for gold is quite poor, with rougher concentrate grades ranging from 55 to 12 g/t Au at 44% to 77% gold recovery.  The oxide mineralization does not appear to be a suitable candidate for flotation upgrading.

16.6

Supergene Mineralization Flotation Testwork

The supergene mineralization is 80% to 90% pyrite, and the copper mineralization is primarily covellite with minor chalcocite, chalcopyrite, and bornite.  There is concern that the comparatively soluble copper minerals (covellite and chalcocite) will activate the pyrite, making it difficult to separate the copper and the iron.  Pyrite depression would be the highest priority in the supergene mineralization flotation strategy.

The supergene mineralization samples were lower in copper grade than expected.  The supergene master composite sample assayed 1.93% Cu, as compared to the resource grade of 3.47% Cu.  Most of the metallurgical testwork was conducted on the master composite sample to determine the appropriate test design.  The high-grade variability composite sample, which assayed 3.46% Cu, was used for confirmation batch and locked-cycle tests to develop the metallurgical balance for the supergene mineralization.  More than 30 batch flotation tests were conducted on the supergene master composite.

It was established early in the program that a grind P80 of 75 µm would provide in excess of 90% Cu rougher recovery.  Therefore, variations to this grind were not investigated to any appreciable extent during the scoping phase in order to advance the testing schedule.  Little difference was observed in effectiveness between SIPX and PAX collectors; PAX was eventually selected because it also happens to be the collector of choice for primary mineralization flotation.

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It was also determined at an early stage that high lime addition was required in the grind and in the roughing and cleaning flotation to maximize copper recovery.  Comparatively large quantities of lime were needed to maintain the pH levels in the tests, indicating that a significant degree of oxidation was taking place through the course of the test.  Redox potential and pH measurements were initiated to monitor the degree of oxidation of the sample through the primary grind.  It was observed that after grinding the mineralization with 1,500 g/t lime, the potential of the slurry ranged between -240 mV and -340 mV and the pH ranged between 7.2 and 9.5.  With aeration and addition of more lime, the potential would increase to -50 mV and -0 mV, which is a more suitable range for copper flotation.

The use of sodium sulphite in the primary grind and in regrinding was found to minimize the drop in redox potential and pH during the grinding stages and therefore reduce the amount of lime required to maintain the pH levels.  The use of sodium sulphite will be investigated in more detail during the feasibility study phase of the project.

Figure 16-2 summarizes the grade versus recovery relationships for the last several supergene mineralization flotation tests where regrinding and flotation cleaning were included.  Tests SF24 through SF29 were conducted on the master composite sample with head grade of 1.93% Cu.  Test SF30 was conducted on the high-grade variability sample with calculated head grade of 2.9% Cu.  Unlike the usual grade-recovery curves, which are convex in shape with steeper slopes towards the higher grade, the grade-recovery curves for the supergene mineralization tests are essentially straight lines, with the slopes of the lines being mildly dependent on the degree of rougher concentrate regrinding.  Given the straight-line relationship between grade and recovery, an economic trade-off study should be done during the feasibility study phase to determine the most appropriate point on the curve at which to produce the supergene copper concentrate.

SF30 was the most successful batch test on the high-grade supergene composite sample.  The procedure for this test was therefore used for the locked-cycle test LCT2 on the high-grade composite.  In the locked-cycle test procedure, the cleaner tailings are recycled into the appropriate slurry stream of the succeeding test cycle to simulate a continuous process.  The results from the locked-cycle tests are therefore expected to be superior to those from the batch tests.  This was the case for test LCT2 on the high-grade composite, but test LCT1 on the master composite sample returned inexplicably poor results.

The metallurgical balance for test LCT2 is summarized in Table 16-8.  This balance provides the basis for the supergene mineralization copper concentrate grade of 30% Cu at 85% Cu recovery and the gold and silver recoveries of 42% and 64%, respectively, used for the scoping study.

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Figure 16-2:

Supergene Mineralization Flotation Cu Grade vs. Recovery

Table 16-8:

Supergene Mineralization Locked-Cycle Test LCT2 – Metallurgical Balance

		Assays			Distribution
Product	Weight %	Cu %	Au g/t	Ag g/t	Cu %	Au %	Ag %
Head	100.0	2.90	0.34	24	100.0	100.0	100.0
3rd Cleaner Concentrate	8.3	29.80	1.73	185	85.5	42.3	64.1
Rougher Concentrate	32.2	8.60	-	-	95.3	-	-
Final Tailing	91.7	0.46	-	-	14.4	-	-

The gold and silver values in the supergene high-grade composite are lower than the supergene resource grades of 0.46 g/t Au and 35.6 g/t Ag.  The average recoveries of these metals to the copper concentrate in the operating plant will therefore likely be higher than those produced by the locked-cycle test.  The precious metals recoveries will be investigated in more detail during the feasibility phase.

Multi-element analyses were run on the supergene head and concentrate samples to determine their upgrading characteristics and the grades of minor species in the

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concentrates that may incur penalties in future smelter contracts.  These elements are summarized in Table 16-9.

The upgrade ratio is the assay in the copper concentrate divided by the assay in the head.  These are compared to the upgrade ratio of 10.3 for copper.  As shown, zinc is the only element with an upgrade ratio similar to that of copper.  The upgrade ratio would be used to predict the grades of the minor elements in the concentrates when only the grades in the head are known.

Table 16-9:

Multi-Element Analysis of Supergene Locked-Cycle Test LCT2

Product	Zn %	Pb %	As %	Sb %	Se g/t	Hg g/t
Assays
Head	0.15	0.04	0.08	0.002	0.06	0.60
3rd Cleaner Cu Concentrate	1.69	0.16	0.21	0.003	0.22	4.40
Tailing	0.01	0.03	0.07	0.000	41.10	0.26
Upgrade Ratio	11.3	4.3	2.7	1.5	3.9	7.3
Distribution %
Head	100.0	100.0	100.0	100.0	100.0	100.0
3rd Cleaner Cu Concentrate	93.8	36.0	22.4	12.5	32.7	61.0
Tailing	6.2	64.0	77.6	87.5	67.3	39.0

Table 16-9 indicates that the zinc content is approaching the maximum level of 2% Zn and the arsenic is slightly above the maximum level of 0.2% As where penalties will be applied.  The other elements are well below penalty levels, although assaying of core samples indicates that mercury content can vary widely, being highest where it is adjacent to the acid oxide zone.  The mercury content may therefore occasionally reach penalty levels.  Some concentrate blending may be necessary to avoid mercury penalty charges.

16.7

Primary Mineralization Copper Flotation Testwork

The primary mineralization is also massive sulphide, predominantly pyrite with a volumetric abundance of 75% to 80%.  Copper mineral occurrence is 1% to 5% by volume, primarily as chalcopyrite, but approximately 20% of the copper occurs as covellite.  The major economic zinc sulphide is sphalerite, with a volumetric occurrence of 15% to 20%.

The primary master composite sample assayed 0.79% Cu and 8.32% Zn as compared to the resource grade estimate of 1.09% Cu and 8.03% Zn.

The initial flotation tests on the primary mineralization indicated that copper recoveries up to 90% are achievable with a grind P80 of 75 µm.  As with the supergene mineralization, high levels of lime were required to achieve these recoveries.  A pH of 11.5 became the target for copper rougher flotation.  Overall lime addition for the test ranged between 3,000 g/t and 4,500 g/t.  PAX also proved to be superior to SIPX and was therefore designated as the standard xanthate collector.  The depressants sodium sulphite and zinc

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sulphate/sodium cyanide combination were tested, but the effect of these depressants is still unclear; further investigation will be required during the feasibility study phase.  Finer regrinding was indicated to be superior to light regrinding.  The scoping study is based on regrinding level of P80 of 15 to 20 µm.  Regrinding will also need to be optimized during the feasibility phase.

The copper grade-recovery curves from all of the tests that include concentrate regrinding and cleaning are graphed in Figure 16-3.

Unfortunately, the primary mineralization composite sample was found to be deteriorating through oxidation over time in the laboratory.  The best results from the primary mineralization came from the tests conducted in June and early July (PF10 and PF11) and the worst were those conducted mid-to-late August (PF21 to PF23).  Copper recovery to the copper rougher concentrate dropped by 10% to 15% Cu with each passing month.  Test PF24 was a rougher kinetic test to try to regain some of the lost recovery using increased collector additions.  The test was partially successful; however, the grade of the rougher concentrate was lower than those of the earlier tests, indicating a loss of selectivity towards the copper and increased flotation of iron.

Figure 16-3:

Primary Mineralization Batch Flotation Cu Grade vs. Recovery

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Test LCT2 is a locked-cycle test conducted on 30 August, based on the conditions used for batch test PF21.  The locked-cycle test provided up to 5% Cu higher recovery than the batch test at the same concentrate grade.  However, because this test was affected excessively by sample degradation, it was not used to assess the metallurgical performance of the primary mineralization.

For the scoping study, batch test PF11 was used as the basis for the primary mineralization copper metallurgical balance because of deterioration of samples due to oxidation in later tests.  This test produced a concentrate with a grade of 24.9% Cu and open-circuit recovery of 83% Cu.  To maintain some conservatism, the only adjustment for conversion to locked-cycle test status was to round up the grade to 25% Cu.

16.8

Primary Mineralization Zinc Flotation Testwork

To date, eleven batch tests have been conducted with zinc concentrate regrinding and cleaning.  Most of the early tests produced very good results, and therefore the priority for this testwork was low.  Since the copper circuit precedes the zinc circuit, it was also considered to be more prudent to optimize the copper circuit first.  Unfortunately, by the time the copper circuit was considered to be optimized, the samples had degraded to the extent that using them for further testwork would not have been meaningful.  All the tests conducted with zinc flotation cleaning are summarized in Figure 16-4.  With the exception of the locked-cycle test, the single points in the graph represent roughing kinetic tests only.

Standard zinc flotation conditions were used for all of the zinc roughing and cleaning tests.  With the exception of test PF11, reasonably good results were obtained.  Test LCT2 is the locked-cycle test for the primary mineralization.  This was a repeat of test LCT1 in which there was an error in procedure; the zinc results for LCT1 were therefore omitted from the database.  The location of the grade-recovery curve for test LCT2 suggests that sample degradation was also affecting the zinc metallurgy, since one of the earlier batch test results was better than the locked-cycle test.  The recent batch tests are also lower in position than earlier tests.  The degradation in zinc metallurgy was much less than for copper, at an estimated loss of 5% Zn recovery over the two-month span.

The tests used to project the zinc metallurgy for the scoping study are batch tests PF12 and PF14 and locked-cycle test LCT2, as summarized in Table 16-10.  From these test results, a zinc concentrate grade of 55% Zn at 85% Zn recovery is projected.

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Figure 16-4:

Primary mineralization Batch Flotation Zn Grade vs. Recovery

Table 16-10:

Primary Mineralization Zinc Metallurgy for Scoping Study

	Test PF12		Test PF14		Test LCT2
Description	Zn % Grade	Zn % Recov	Zn % Grade	Zn % Recov	Zn % Grade	Zn % Recov
Rougher concentrate	45.5	90.3	42.9	88.8	-	-
1st cleaner concentrate	58.8	81.0	56.6	86.9	-	-
2nd cleaner concentrate	60.1	77.7	59.0	84.3	53.4	86.3

Multi-element analyses for the primary mineralization head and concentrates are summarized in Table 16-11 based on assays from locked-cycle test LCT2B on the primary mineralization.  Because the primary mineralization sample had oxidized before the locked-cycle test was conducted, the assays in Table 16-11 are presented as an indication only of precious metal recoveries and possible penalty elements.

Table 16-11:

Multi-Element Analysis of Primary Locked-Cycle Test LCT2B

Product	Au g/t	Ag g/t	% Fe	% Pb	% As	% Sb	Se g/t	Hg g/t
Assays
Head	0.86	33.9	39.9	0.10	0.100	0.003	15.0	2.3
Cu Concentrate	6.63	380.0	31.4	2.14	0.079	0.064	1.0	2.9
Zn Concentrate	0.34	40.3	9.0	0.08	0.035	0.006	4.0	11.0

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Tailing	0.73	20.3	45.0	0.03	0.110	0.000	17.2	0.9
Upgrade Ratio Cu Concentrate	7.7	11.2	0.8	21.4	0.8	21.3	0.1	1.3
Upgrade Ratio Zn Concentrate	0.4	1.2	0.2	0.8	0.4	2.0	0.3	4.8
Distribution %
Head	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Cu Concentrate	23.5	34.2	2.4	65.3	2.4	65.1	0.2	3.8
Zn Concentrate	5.1	15.5	2.9	9.9	4.6	26.0	3.5	62.3
Tailing	71.3	50.3	94.7	24.7	93.0	8.9	96.3	33.9

Precious metals recoveries are comparatively low, at 23.5% Au and 34.2% Ag to the copper concentrate and 5.1% Au and 15.5% Ag to the zinc concentrate.  These are the first precious metals assays provided for the primary mineralization tests, and no optimization work has so far been conducted on gold and silver recovery.  The addition of collectors more selective towards gold and silver may improve their recoveries.  This will be investigated in the feasibility study phase of the test program.

The possible penalty elements in the copper concentrate are zinc (above 2% Zn), lead (above 2% Pb), arsenic (above 0.2% As) and antimony (above 0.05% Sb).  The possible penalty elements in the zinc concentrate are iron (above 8% Fe), arsenic (above 0.2% As) and antimony (above 0.05% Sb).

16.9

Summary of Metallurgy for Scoping Study

Table 16-12 summarizes the metallurgical performance of the three mineralization types for the scoping study.  The study considers that these three types of material will be processed at the same rate of 2 Mt/a.  Note that the recovery of gold to bullion is less than the leach extraction of gold due to subsequent losses from the solution and carbon, estimated to be 1% Au.

Table 16-12:

Scoping Study Metallurgical Performance for Three Mineralization Types

Description	Recov Au %	Recov Ag %	Grade Cu %	Recov Cu %	Grade Zn %	Recov Zn %
Bullion from Oxide	87	45	-	-	-	-
Cu Concentrate from Supergene	42	64	30	85	-	-
Cu Concentrate from Primary	23	34	25	83	-	-
Zn Concentrate from Primary	5	15	-	-	55	85

16.10

Process Description

The Bisha mineral resource comprises three mineralization types, each occurring at different depths in the deposit.  The top mineralized zone is the gold and silver-bearing oxide cap.  The supergene zone under the oxide contains the secondary copper minerals covellite and chalcocite as the main economic minerals.  The primary mineralization zone

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is the deepest and contains the primary sulphide minerals chalcopyrite and sphalerite as the main economic minerals.

Each of the three mineralization types requires a different processing method and equipment.  The oxide mineralization will be processed by cyanide leaching and the supergene and primary mineralization by flotation.  The feed preparation crushing and grinding equipment will be common for all three.  For the scoping study, the three mineralization types will be processed at the same design rate of 2 Mt/a, or 5,480 t/d.

The original plan was to mine and mill the oxide mineralization until depletion, then to mine and process the supergene mineralization until depletion, and finally, to mine and mill the primary mineralization until depletion.  This would allow the process equipment to be installed in stages as required to process each of the mineralization types.

The mine plan indicates that mining of supergene zone will begin in Year 3 of operations, and the supergene and primary zones will be mined more or less concurrently in Year 6.  Both of these mineralization types will readily oxidize, and so stockpiling them will not be acceptable.  It is therefore anticipated that mining and processing these mineralization types will be on a campaign basis in Year 6.  This mining plan will require the copper flotation circuit to be installed in Year 1 to 2 of operation and zinc flotation circuits in the fifth year of operation.

16.10.1

Oxide Mineralization Process Plant

The oxide mineralization will be processed first.  The equipment components required for the oxide material include the primary crusher, SAG/ball grinding mills, cyanide leach and CIP tanks, precious metal refinery and ancillary equipment.

Primary Crushing

The oxide mineralization will be delivered from the various pit locations by the mine haul trucks to the primary crushing station.  The mineralization will be dumped into a 150 tonne capacity dump hopper through a 750 mm x 750 mm opening stationary grizzly.  Ore lumps larger than the grizzly opening will be broken down to passing size by a 56 kW rock breaker.

The run-of-mine ore will be metered from the dump hopper by a 150 mm opening vibrating grizzly feeder.  The oversize from the grizzly feeder will feed a 950 mm x 1,250 mm, 149 kW primary jaw crusher with 150 mm closed-side setting.  The grizzly fines will be combined with the crusher discharge and transported by conveyors to the 5,500 tonne live capacity crushed ore stockpile.  Crusher operating time of 70% availability is used; therefore, the crushing circuit has been sized for a nominal 350 t/h processing rate.

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Grinding

One of two installed 1,219 mm x 9,754 mm apron feeders (or both) in the reclaim tunnel under the coarse ore stockpile will meter the crushed ore at a rate of 248 t/h onto a mill feed conveyor and subsequently into a 6,700 mm diameter x 2,590 mm long effective grinding length (EGL) SAG mill driven by a 1,864 kW motor.  Discharge from the SAG mill will be classified by a vibrating screen, and the screen oversize will be recycled to the SAG mill feed conveyor by recycle conveyors.  The fines passing through the screen will be pumped to the cyclone feed pumpbox where it will be combined with the discharge from the secondary ball mill.  The ball mill will be 5,486 mm diameter x 8,839 mm long with a 4,474 kW motor and will be in closed-circuit with cyclones; the mill will therefore receive the cyclone underflow as feed.  The cyclone overflow will be processed through a vibrating trash screen, then flow by gravity to the pre-aeration/leach feed distribution box.  The operating time for the grinding circuit is 92% availability.

The solids size distribution feeding the pre-aeration/leach circuit will be P80 61 µm at a slurry density of 40% solids.  For the scoping study, the cyclone overflow will not be thickened.  The addition of a thickener will be reviewed during the feasibility study phase of the project.

Pre-Aeration/Leach & CIP

The pre-aeration/leach circuit will consist of seven 13,500 mm diameter x 13,500 mm high agitated tanks.  The first tank will be for pre-aeration and the following six for the cyanidation leach.  Slurry residence time in each tank will be 4 hours, thus providing a pre-aeration time of 4 hours and leach time of 24 hours.

The discharge from the last leach tank will flow to the feed distribution launder of an eight-cell carousel CIP circuit.  The CIP tank dimensions are 5,200 mm diameter x 6,300 mm high to provide a volume of 125 m3 and nominal residence time of 15 minutes per tank.  The carousel CIP has higher metallurgical efficiency than the standard CIP design.  This is considered to be necessary to keep the carbon batch size to less than 10 tonnes.  The comparatively large carbon batch size is required because of the significant amount of silver that will be recovered along with the gold from the oxide mineralization.

The CIP tailing discharging from the carousel circuit will flow through a carbon safety screen and then be pumped to the cyanide destruction tanks.  Copper sulphate, lime, and sulphur dioxide will be added to the slurry, along with low-pressure air for oxygen, to reduce the WAD cyanide in the tailing to 2 mg/L or less.  Following cyanide destruction, the CIP tailing will be thickened to 65% solids in a 36 m diameter high-rate thickener.  The thickener underflow will be pumped into the 8,500 mm diameter x 8,500 mm high tailing slurry surge tank and from there to the tailing storage pond.  The thickener overflow will be

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pumped to the 11,000 mm diameter x 11,000 mm high process water tank for recycle back into the grinding circuit.

A barge-mounted reclaim water system will be located in the tailing pond to collect decant water from the pond.  This water will be pumped to the process water tank for re-use in the grinding circuit.

Carbon Handling & Refining

Loaded carbon from the CIP circuit will be pumped with the slurry to the loaded carbon screen where the carbon will be separated and discharged as screen oversize into a 1,600 mm diameter x 12,200 mm high acid wash vessel.  In the carousel system, the CIP tank containing the loaded carbon will be taken off-line and the entire contents of the tank pumped over the loaded carbon screen.  The screen undersize slurry will be returned to the CIP feed distribution launder.

The carbon batch in the acid wash tank will be washed with a dilute nitric (or hydrochloric) acid solution to remove the build-up of contaminants from the carbon pore surfaces.  After washing, the carbon will be transferred to one of two carbon strip vessels where the gold and silver will be desorbed from the carbon by a caustic/cyanide strip solution at a temperature of 140°C and pressure of 350 kPa.  The pregnant solution flowing from the stripping vessel will be cooled by heat exchangers and discharged into the pregnant solution tank.

The hot pregnant solution will be processed through a bank of electrowinning cells to recover the gold and silver into a precious metal sludge.  The sludge will be filtered and dried, then smelted to a gold/silver dore in an induction furnace.

Ancillary Services

The following ancillary services will be required to support the cyanide leach process:

•

Reagent systems, including lime, flocculant, sodium cyanide, caustic soda, copper sulphate and sulphur dioxide (or other SO2 source) and nitric (or hydrochloric) acid.

•

Compressed air systems, including primary crusher compressor, clutch air compressor, plant air system, instrument air system and low-pressure pre-aeration/leach and CN destruction air system.

•

Freshwater supply system, including water supply reservoir and water supply pumps, freshwater/firewater tank and pumps and potable water supply tank and pumps.

•

Process water system, including process water tank and process water distribution pumps.

•

Tailing disposal system and reclaim water pumps.

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16.10.2

Supergene Mineralization Process Plant

Primary Crushing and SAG/Ball Mill Grinding

The primary crushing system, crushed ore stockpile, ore reclaim system and SAG/ball mill grinding system installed for the oxide mineralization will continue to be used for the supergene mineralization.

For the scoping study the processing rate for the supergene mineralization is the same as for the oxide mineralization, although the maximum processing rate of supergene mineralization through the primary crusher will be higher because it is softer and has a higher SG.

The cyclone overflow grind for the supergene mineralization will be a P80 of 74 µm, coarser than the 61 µm P80 grind for the oxide mineralization.  The maximum grinding rate for the supergene mineralization will therefore be significantly higher than the design processing rate for the oxide mineralization.  To process the supergene mineralization types at 5,480 t/d, the ball charges to both grinding mills will be reduced to low levels.  As indicated previously, higher mill feed tonnage rates and finer grinds for both the supergene and primary mineralization types will be investigated during the feasibility study phase of the project.

Copper Rougher Flotation

The cyclone overflow from the grinding circuit will pass through the trash screen, then flow by gravity to the feed box of a bank of eight 40 m3 copper rougher flotation tank cells.  The tank cells will be configured with one level control system for each two cells.  The concentrates from all eight cells will be collected and directed to the copper concentrate regrinding circuit.

The tailing from the last copper rougher tank cell will be pumped to the 36 m diameter high-rate tailing thickener, in the same tailing slurry system used for the oxide process tailing.  As with the oxide process, the tailing will be thickened to 65% solids, transferred to the tailing slurry storage tank and be pumped to the tailing storage pond.  Also similar to the oxide process, the thickener overflow and the reclaim water collected from the tailing pond will be pumped to the process water tank.

Copper Concentrate Regrinding and Cleaner Flotation

The copper rougher concentrate will be reground to a P80 of 17 µm in a 600 kW concentrate regrind tower mill.  The regrind cyclone overflow will be pumped to the copper first cleaner flotation cells configured as a bank of six 16 m3 rougher and five 16 m3 scavenger cells.  The copper cleaner scavenger concentrate will be recycled to the regrind circuit, and the copper cleaner rougher concentrate will be advanced to a bank of three

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8 m3 conventional copper re-cleaner flotation cells.  The final copper concentrate produced from the re-cleaner cells will be pumped to the copper concentrate thickener.

The first cleaner scavenger tailing will be in open-circuit and will combine with the copper rougher tailing as feed to the tailing thickener.

Copper Concentrate Dewatering, Storage and Haulage

The copper concentrate from the flotation circuit will be thickened to 65% solids in a 13.5 m diameter high-rate thickener.  The thickened slurry will be pumped to a 6,500 mm diameter x 6,500 mm high copper concentrate slurry storage tank, and the thickener overflow will be pumped to the process water tank.

The copper concentrate will be dewatered to a moisture content of 7% to 8% by a pressure filter with filtering area of 84 m2.  The filtered concentrate will be conveyed to the 7,500 tonne capacity copper concentrate storage shed from where it will be loaded onto concentrate haul trucks by a front-end loader for transport to the shipping facilities at the port of Massawa.

The production of copper concentrate from the supergene mineralization is anticipated to be about 530 t/d.  The concentrate haul trucks will have a capacity of 20 tonnes; therefore, the average haulage rate will be just over one truck each hour.

16.10.3

Primary Mineralization Process Plant

The primary mineralization will also be processed by flotation and will produce a zinc concentrate as well as a copper concentrate.  Essentially all parts of the supergene mineralization plant will continue to be used to process the primary mineralization.  In addition, the plant will incorporate new zinc concentrate processing facilities, including zinc flotation and regrind circuits, zinc concentrate dewatering circuits, zinc concentrate storage shed and the necessary additional reagents.

The primary mineralization is the softest of the three mineralization types.  As with the supergene material, the maximum processing rate for the primary material will be much higher than 2 Mt/a.  Higher processing rates for the primary material will also be examined during the feasibility study phase.

For the scoping study, the cyclone overflow for the primary mineralization will have a P80 grind of 74 µm, the same as for the supergene mineralization.  Approximately 200 t/d of copper concentrate will be produced.  Therefore, much of the copper concentrate processing facilities sized for the supergene mineralization will operate at lower capacities while processing the primary mineralization.

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Zinc Rougher Flotation

The copper rougher tailing and copper first cleaner scavenger tailing will be directed to the zinc rougher feed conditioning tank where copper sulphate activator will be added to the slurry along with collector and frother.  The slurry will overflow from the conditioning tank to the feed box of a bank of eight 40 m3 zinc rougher flotation tank cells.  As with the copper roughers, the zinc tank cells will be configured with one level control system for each two cells, and the concentrates from all eight tank cells will be collected and directed to the zinc concentrate regrinding circuit.

The zinc rougher tailing will be pumped to the 36 m diameter final tailing high-rate thickener.  Similar to the oxide and supergene tailing, the primary tailing will be thickened to 65% solids, transferred to the tailing slurry storage tank and be pumped to the tailing storage pond.  The tailing thickener overflow and the reclaim water collected from the tailing pond will be pumped to the process water tank for re-use in the process.

Zinc Concentrate Regrinding and Cleaner Flotation

The zinc rougher concentrate will be reground to a P80 of 17 µm in a second 600 kW concentrate regrind tower mill.  The regrind cyclone overflow will be pumped to the zinc first cleaner flotation cells configured as a bank of four 16 m3 rougher and four 16 m3 scavenger cells.  The zinc cleaner scavenger concentrate will be recycled to the zinc regrind cyclone feed pumpbox and the zinc cleaner rougher concentrate advanced to a bank of six 8 m3 conventional zinc re-cleaner flotation cells.  The final concentrate produced from the re-cleaner cells will be pumped to the zinc concentrate thickener.

The zinc first cleaner scavenger tailing will be in open-circuit and will be combined with the zinc rougher tailing as feed to the tailing thickener.

Zinc Concentrate Dewatering, Storage and Haulage

The zinc concentrate from the flotation circuit will be thickened to 65% solids in a 17 m diameter high-rate thickener.  The thickened slurry will be pumped to the 7,500 mm diameter x 7,500 mm high zinc concentrate slurry storage tank.  Unlike the copper concentrate thickener overflow, which is recycled to the process water tank, the zinc concentrate thickener overflow will be pumped directly to the tailing pond via the tailing slurry pumps.  The reason is the presence of trace copper sulphate, which would have the potential to reduce copper selectivity in the copper flotation circuit.

The zinc concentrate will be dewatered to a moisture content of 6% to 7% by a 120 m2 pressure filter.  The filtered concentrate will be conveyed to the 11,000 tonne capacity zinc concentrate storage shed where it will be loaded onto concentrate haul trucks by a front-end loader for transport to the shipping facilities at the port of Massawa.

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The production of zinc concentrate from the primary mineralization is anticipated to be approximately 750 t/d.  The haulage rate for the 20 tonne capacity concentrate haul trucks will therefore average about one truck every 40 minutes.

A set of process schematics are shown on Figures 16-5 to 16-7.

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Figure 16-5:

Process Schematic for Oxide Materials

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Figure 16-6:

Process Schematic for Supergene Materials

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Figure 16-7:

Process Schematic for Primary Materials

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17.0

MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

17.1

Introduction

This section is an excerpt from the previous technical report (AMEC, 2004).  Additional drilling was completed in 2005.  A new resource estimate was in progress during the preparation of the scoping study and technical report.

The 2004 resource model for the Bisha project contains blocks classified as Indicated and Inferred mineral resources for the Bisha Main Zone.  Grades have been estimated beyond the limits of these classifications.  The unclassified blocks have no resource classification and may be used for such activities as developing drill targets for development of the feasibility study level resource model.

The resource model deals with the main zones of the Bisha Deposit.  This model does not include grade estimation for ‘stringer’ zones (on the footwall side of the massive sulphide deposit) and at least two other smaller mineralized zones that appear to carry potentially economic grades.  The drill hole data for these zones is in the existing database.  These zones should be modelled in either an update to this model or in the feasibility study level resource model.

This mineral resource estimate was completed using Vulcan® mine modelling software by Ken Brisebois, P.Eng., Senior Geologist with AMEC (Phoenix office).

17.2

Summary, Conclusions and Recommendations

17.2.1

Resource Database and Geological Models

The current database is adequate for preparation of a long range model for pre-feasibility modelling of the deposit.  The deposit is generally drilled on nominal 25 m spacing between sections and with variable (but mostly 25 m) spacing on sections.  The geological modelling work was completed in Gemcom modelling software, prior to importation into the Vulcan software.

The lithologic domains interpreted and modelled in 3D at Bisha serve to adequately domain the deposit for this level of investigation.  Given that there are several metals to estimate, one could consider optimizing the model by interpreting different domains for different metals.  This approach should be considered for the feasibility level resource model.

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17.2.2

Summary of Mineralization Controls

The modelled domains provide a reasonable global framework to limit the estimation and extrapolation of economic gold and base metal mineralization within the deposit.  Exploratory data analysis (EDA) of assays and composites within and outside the domain boundaries reveal several pertinent issues:

•

There are different trends in the various metals with respect to the modelled lithologic domains.  To both a lesser and greater degree, each metal exhibits unique trends within the deposit.

•

The distributions are generally well-behaved with relatively low coefficients of variation with some notable exceptions such as Au and Ag in the Acid domain.

•

Grade profiles for each metal across the various domain boundaries illustrate a variety of behaviours ranging from soft (little change in average grade) to hard boundaries (abrupt change in average grade very close to the contact).

•

Analyses of correlations between the various metals show complex relationships.

To address these issues, the following concepts were developed to assist in domaining the deposit for grade estimation:

o

The outer boundaries of the lithologic domains were used to form hard boundaries to separate the potentially economic mineralized material from the largely un-mineralized or sub-economic material outside of the interpreted domains.

o

There was no estimation of grade outside of the lithologic domains.

o

Within the lithologic domains, and groupings of these domains identified during the EDA phase of the work, ordinary kriging was determined to be a suitable estimator for this level of investigation.

o

Correlations between various metals, while complex, should be further studied in the next resource model.  The current model makes a reasonable effort to reproduce the correlations between the various metals but could likely be improved.  An improvement in this area would be unlikely to affect the global resource inventory but may improve local estimation in the model.

17.2.3

Grade Capping

Grade capping is used in this resource model to limit the spatial extrapolation of the occasional, but generally isolated, anomalously high grades.  For this study, AMEC has

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utilized the AMEC simulation-based approach6.  Results were compared to subjective cap grade levels from probability plots.

Using these inputs and the declustered assay distributions, a percentage metal-at-risk was calculated for each metal to be estimated.  The results are presented in Table 17-4.  The metal-at-risk values are typical for this style of deposit and at this stage of project development.  The levels will likely decline somewhat as drilling continues on the property.  Ag is problematic but the very high grades are mainly restricted to the Acid domain, which is volumetrically contained and relatively small.  The metal-at-risk amounts were removed during the estimation process.

17.2.4

Variography

Variograms were calculated for the five metals within each of the estimation domains.  The variogram modelling was completed within the SAGE 2000 variogram software using the 3 m composite database.

At Bisha, spatial variability is complicated by local trends of high and low-grade mineralization.  Some of the trends are naturally occurring.  Some of these trends emerge from the necessity of combining populations where there is not enough data to support two sub-populations.  Some of the poor correlation is caused, for example, by the isolation of the Acid domain.  This is more a practical necessity rather than a geostatistical decision due to its anomalous nature in a comparatively small volume.  All of these factors have led to variograms that, in a few cases, exhibit relatively poor structure.  In most cases, variograms are moderate to good leading to relatively confident estimation results.

17.2.5

Block Model Validation

To validate the kriged estimates, a number of checks were carried out.  These included:

•

Visual inspection of kriged results on plans and sections.

•

Comparison of kriged and nearest neighbour statistics.

•

A change of support analysis.

The results of checks validated the model results adequately.

Change of support analysis was completed for the principle mineralized zones.  This analysis highlighted some areas for improvement in the subsequent resource models.  These improvements, while important for the upcoming mine planning, are not expected to result in a significant change in the global metal content for the resource and reserve.

6 Developed by MRDI, a predecessor of AMEC Mining & Metals.

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Internal dilution of the block grades is deemed to have been addressed by the use of the lithologic domains and tagging of all of the drill hole sampling within the domains.  All samples within the boundaries of the domains, whether below economic cutoffs or not, have been used to estimate block grades.

Contact dilution has not been addressed in this model.  Blocks that occur along the edge of the domains have been estimated with composites occurring only within the respective domains.  There is, however, a percentage of mineralization stored in each block of the model such that the in-situ resource can be tabulated.  It is recommended that contact dilution be further addressed during the feasibility level studies.  Two or three areas should be chosen where the hanging wall and footwall could be drilled on a detailed spacing such as 12.5 m on section and 5 m in the vertical.  These data may then be used to analyze the deposit on a scale whereby applicable dilution factors could be developed.

17.2.6

Resource Classification

The mineral resources have been classified according to guidelines and logic summarized within the CIM Definitions referred to in National Instrument 43-101.  Resources were classified as Indicated or Inferred by considering geology, sampling and grade estimation aspects of the model.  For geology, consideration was given to the confidence in the interpretation of the lithologic domain boundaries and geometry.  For sampling, consideration was given to the number and spacing of composites, the orientation of drilling and the reliability of sampling.  For estimation, consideration was given to how well the kriged grades reflect the composites and how high-grade composites were projected into plan and section.  For the estimation results, consideration was given to the confidence with which grades were estimated.

Based on the results of confidence interval calculation for the block grade estimations, the following points relate to the resource classification criteria:

•

Confidence interval calculations would suggest that 25 to 30 m spaced sampling is sufficient to define an Indicated Resource.

•

In some cases, such as Cu in the Supergene and Primary domains, the ability to estimate the Cu grade with reasonable confidence is more than 25 m spacing.

•

In the case of Au in the Acid domain, confidence in estimation is quite low.

•

Synthesizing the confidence analyses as well as the other related information mentioned above, the following criteria are considered suitable for defining the resource classification at Bisha for a pre-feasibility level:

•

Material within the interpreted lithologic domain boundaries occurring within nominal 25 m sample spacing can be considered Indicated.

•

Material lying within the lithologic domain boundaries and lying within 50 m of sampling within the domain boundaries is considered to be Inferred.

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•

Material lying within the lithologic domain boundaries but not meeting these criteria is not classified.

•

Material lying outside of the interpreted mineralization shell boundaries is not classified.

17.2.7

Resource Summaries

Table 17-1 summarizes the Indicated and Inferred Resources for the Oxide, Supergene, Primary Cu and Primary Zn Zones based on either Au, Cu or Zn cutoffs.  Table 17-2 summarizes by Au cutoffs for the Oxide domain and by Cu for the Supergene domain.  Table 17-3 summarizes the Primary domain based on a 2% Zn Cutoff.  A more complete summary for the mineral resources is provided in Section 17.9.4 of this report.

Table 17-1:

Summary of the Bisha Mineral Resource Estimate (Brisebois, 2004)

Category	Zone	Cutoff	Tonnes (000’s)	Au g/t	Ag g/t	Cu %	Zn %
Indicated	Oxides	0.5g/t Au	4,984.1	6.51	30.0	0.10	0.08
	Supergene Cu	0.5% Cu	7,644.8	0.46	35.56	3.47	0.87
	Primary	2.0% Zn	1,711.5	0.74	29.59	0.97	3.07
	Primary Zn	2.0% Zn	8,413.3	0.76	58.27	1.12	9.04
	Total tonnes		22,753.7
Inferred	Oxides	0.5g/t Au	122.0	3.34	18.2	0.12	0.07
	Supergene Cu	0.5% Cu	185.6	0.09	30.14	3.26	1.04
	Primary	2.0% Zn	392.0	0.75	35.20	1.24	3.03
	Primary Zn	2.0% Zn	5,150.9	0.70	59.67	0.84	8.28
	Total tonnes		5,850.5

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Table 17-2:

Summary of the Oxide and Supergene Zone Resource Estimates (Brisebois, 2004)

Zone	Category	Domain	Cutoff Au g/t	Tonnes (000’s)	Au g/t	Ag g/t	Cu %	Zn %	Oz Au (M)
Oxide	Indicated	Fe Oxide	0.5	3,653.4	6.65	20.32	0.10	0.08	0.781
Oxide	Indicated	Acidified	0.5	709.6	8.35	108.05	0.09	0.03	0.190
Oxide	Indicated	Breccia	0.5	621.1	3.62	9.39	0.09	0.07	0.072
Oxide Sub-total				4,984.1
Oxide	Indicated	Fe Oxide	1.0	3,469.5	6.97	20.79	0.10	0.08	0.778
Oxide	Indicated	Acidified	1.0	683.7	8.63	109.88	0.10	0.03	0.189
Oxide	Indicated	Breccia	1.0	519.1	4.19	10.65	0.09	0.07	0.069
Oxide Sub-total				4,672.3
Supergene	Indicated		Cutoff % Cu	Tonnes (000’s)	Au g/t	Ag g/t	Cu %	Zn %	lb Cu (M)
Supergene	Indicated		0.25	8,105.2	0.44	34.5	3.30	0.86	589
Supergene	Indicated		0.5	7,644.8	0.46	35.6	3.47	0.87	585
Supergene	Indicated		1.0	6,453.1	0.50	38.7	3.97	0.91	564

Table 17-3:

Summary of the Primary and Primary Zn Resource Estimate (Brisebois, 2004)

Zone	Category	Cutoff Zn %	Tonnes (000’s)	Au g/t	Ag g/t	Cu %	Zn %	Contained Zn (M lb)	Contained Cu (M lb)
Primary	Indicated	2.0	1,711.5	0.74	29.6	0.97	3.07	115	37
Primary Zn	Indicated	2.0	8,413.3	0.76	58.3	1.12	9.04	1,680	207.7
Primary	Inferred	2.0	392.0	0.75	35.2	1.24	3.03	-	-
Primary Zn	Inferred	2.0	5,150.9	0.70	59.7	0.84	8.28	-	-

17.3

Geological Models and Creation of Vulcan Databases

17.3.1

Introduction

The geological modelling work was completed in Gemcom modelling software while grade estimation work was carried out using Vulcan modelling software.  Section 17.3.2 discusses the loading of the geological models and assay databases into the Vulcan modelling system software.  Section 17.3.3 discusses capping of high grades using the assay databases.  Section 17.3.4 discusses compositing of the assays and the final EDA in support of estimation domains.  Section 17.3.5 presents a summary of the mineralization controls used to domain the deposit for block grade estimation.

17.3.2

Geological Models and Assay Database

Nevsun and AMEC completed geological modelling.  The geological model was developed using sectional spacing of 25 m for the basic interpretations that were subsequently rationalized in plan.  Solid (wireframe) models were created for each principal mineralized or geological domain and became the basis for coding the block model.

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The following lithologic codes were used to model the domains:

Breccia...............

REBX, HEBX, QZBX, SAPR
Oxide..................

FERC, FERU, CONG, HALF
Acid....................

SOAP, SAND
Supergene...........

MSUL, SMSX, MDST
Primary...............

MSUL, SMSX, MDST

The near-surface resources were (Breccia, Oxide, and Acid) were ultimately grouped as the Oxide Zone for resource reporting.  The Primary domain was separated into Primary Cu and Primary Zn for estimation and reporting.

The lithologic models were loaded to VULCAN using exported DXF files from GEMCOM.  Various checks were carried out using facilities within VULCAN to successfully test the validity of the triangulations.  Volumes were also compared to ensure a correct transfer.

The assay database was transferred directly from the MS ACCESS database and loaded to Vulcan using CSV files.  The transfer was reviewed and validated in detail to ensure that the data was loaded correctly.  No discrepancies were found.

17.3.3

Reduction of High Grades (Capping)

Grade capping is used in this resource model to limit the spatial extrapolation of the occasional, but generally isolated, anomalously high grades.  For this study, AMEC has utilized the AMEC simulation-based approach.  Choice of cap grades from probability plots was also used as a comparison.  In the AMEC simulation method, the fundamental concept is that higher cap grades can be used where the density of data is higher and lower cap grades must be used where the density of data is lower.  AMEC’s simulation method assumes that very high-grade assays are spatially independent, and that even small changes in the number of these present are directly translatable into significant changes in resource estimates.  This would certainly be true if a nearest-neighbour estimator was used, and the effect could be more significant when kriging or another weighted average technique is used.

AMEC simulates the amount of high-grade mineralization which might be present by first “re-drilling” the deposit 1,000 times.  In each case, the amount of metal attributable to a high-grade population is noted.  The results are ordered, and the 20th percentile is chosen.  If more samples are present, the 20th percentile of the simulated high-grade distribution will have a lower dispersion, and the 20th percentile will occur at a higher grade.  This is termed the risk-adjusted metal.  The risk-adjusted metal is added to the lower-grade material (assumed constant in the simulation process).  The uncapped grade distribution is iteratively capped until it represents the sum of the risk-adjusted high-grade and the low-grade metal.  The mine should exceed the risk-adjusted metal content in four years out of five.  One year out of five it will do worse.  The resources removed by the capping process cannot be reliably scheduled and should be considered Inferred because of its low

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confidence level.  This material, therefore, should not be part of a Measured + Indicated Resource or a Proven + Probable Reserve.  Over the life of the mine the metal removed from the resource estimate by capping should be recovered, but we cannot know when or how much.  A disadvantage of this method is that it is deterministic; the cap grade may not necessarily coincide with a break in slope on a probability plot.

Given that the model is for pre-feasibility level purposes and that there are no available preliminary mine plans, the distributions used for the grade capping analysis consisted of the entire assay populations within the modelled lithologic domains.  For feasibility level studies, it is recommended that capping analysis be carried out within the mineable area.  The assay distributions used in the capping analysis are included in Appendix G of the previous technical report (AMEC, 2004).

AMEC’s simulation-based method used the following production rate assumptions provided by Nevsun:

•

2 Mt/a production rate in the Oxide and Supergene domains.

•

4 Mt/a production rate in the Primary domains.

Using these inputs and the declustered assay distribution, a percentage metal-at-risk was calculated for each metal to be estimated.  The results are presented in Table 17-4.

Table 17-4:

Metal-at-Risk Results from Capping Simulations

Metal	% Metal at Risk	Cap by Simulation	Cap by Probability Plot
Zn	2.54	22.5%	28%
Au	7.17	42.5 ppm	46 ppm
Ag	13.64	755 ppm	500 ppm
Cu	3.6	17.5%	28%
Pb	7.38	11%	10%

These values are typical for this style of deposit and at this stage of project development.  The levels will likely decline somewhat as drilling continues on the Property.  Ag is problematic but the very high grades are mainly restricted to the Acid domain, which is volumetrically contained and relatively small.

The cap grades suggested by the simulation method are included in Table 17-4 although these capping levels are not used directly (see implementation discussion below).  For comparison purposes, cap grades chosen subjectively from the probability plots are also included in the table.  In most case the comparison is quite good.

Since bulk density was not estimated (i.e., not estimated using the same approach as for the grades), capping analysis as applied here was not warranted.  Bulk density

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determinations and the final values used in the resource model are discussed in Section 11.2.7 of the previous technical report (AMEC, 2004).

17.4

Compositing and Exploratory Data Analysis

17.4.1

Introduction

Exploratory data analysis (EDA) is the application of statistical tools to reveal characteristics of the data.  In most cases, the results are used to assist in defining the mineralization controls or domains for block estimation.  AMEC carried out data analysis on assays and composites.  EDA included calculation of the mean and coefficient of variation, preparation of histograms, log-probability plots, scatterplots, and contact analysis.

Compositing was carried out using down-hole compositing routines in Vulcan.  AMEC hand-checked a variety of composite calculations and found no errors in the calculated composites.

In the calculation of composites, AMEC used two methodologies.  These included compositing within the logged geological codes and, secondly, compositing by starting and stopping on the boundaries of the solids modelled lithologic domains.  Comparison of the composite distributions resulting from the two methods showed no significant differences.  The composites that started and stopped on solids boundaries were accepted for use in estimation.

17.4.2

Choice of Composite Length

To evaluate composite length, AMEC studied the composites on section to assess the suitability of the composite lengths to the spatial trends seen in the mineralization as well as the scale of the lithologic domains.  With the nominal spacing of drill sampling currently available in the deposit, the spatial trends observed in the data are on the order of ten’s of metres.  Perhaps more importantly, resolution within the lithologic domains is probably best served with smaller composite lengths.  It was concluded that the 3 m composite length is optimal for the deposit.

The compositing method does create smaller than 3 m composites where holes exit the modelled solids.  Although not studied at this stage, AMEC recommends that composite length versus grade be assessed during the feasibility level studies.

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17.4.3

Statistical Distributions

Statistical analyses for the composites of the various metals are included in Appendix G of the previous technical report (AMEC, 2004).  These include boxplots1, histograms, and probability plots for each metal by lithologic domain.  Boxplots of the composite metal grades (Zn, Cu, Au, Ag, Pb) organized by lithologic domain coding are reproduced in Figures 17-1 to 17-5.

17.4.4

Contact Analysis

To further analyze the deposit, AMEC completed a thorough analysis of the behaviour of the metal grades adjacent to the major contacts within the lithologic model.  Appendix G of the previous technical report (AMEC, 2004), includes all of the contact analysis2 results while the Table 17-5 gives a summary of the analyses in matrix form.

Figure 17-1:

3 m Composite Statistical Comparison by Lithologic Domain – Zn (%)

7 A boxplot is essentially the histogram of the data in a somewhat different format, which facilitates side by side comparison of populations.  The box itself illustrates the 25th and 75th percentile and median, while the mean of the distribution is plotted as the dot.  The minimum and maximum of the data are plotted at the end of the lines extending vertically above and below the box.

8 This analysis plots the average grade of composites within bins of three-dimensional separation distances between composites identified as being on opposite sides of a given contact.  The samples are identified based on the criteria posted at the top of each side of the contact plot.  In each distance bin on the graph, the number of composites found within that distance from the contact is posted as a small number.  The number of samples found in each group and their overall mean grade is also posted.

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Figure 17-2:

3 m Composite Statistical Comparison by Lithologic Domain – Cu (%)

Bisha 3m Composites - Cu(%, length weight)
Flagged by Modelled Domains

brx
ox
acid
sgene
cu
zn
none
100.0
10.0
1.0
0.1
0.01
Cu (%)

	brx	ox	acid	sgene	cu	zn	none	
Number of data	343	631	202	1255	1196	962	6749	Number of data
Mean	0.07	0.102	0.059	3.493	0.721	1.044	0.148	Mean
Maximum	0.73	0.765	14.35	33.818	14.475	4.552	17.013	Maximum
Upper quartile	0.097	0.126	0.048	3.993	0.93	1.352	0.128	Upper quartile
Median	0.042	0.085	0.013	1.675	0.462	0.858	0.031	Median
Lower quartile	0.02	0.046	0.005	0.58	0.261	0.526	0.009	Lower quartile
Minimum	0.003	0.001	0.0	0.0	0.0	0.028	0.0	Minimum
Variance	0.006	0.007	0.044	22.409	0.625	0.49	0.135	Variance
Std. Dev.	0.079	0.084	0.211	4.734	0.79	0.7	0.367	Std. Dev.
CV	1.131	0.825	3.578	1.355	1.096	0.67	2.477	CV

Execution Date: Mon, 20 Sep 2004 21:55:37

Datafile: 3m_comps.csv

Figure 17-3:

3 m Composite Statistical Comparison by Lithologic Domain – Au (g/t)

Bisha 3m Composites - Au(g/t, length weight)
Flagged by Modelled Domains

brx
ox
acid
sgene
cu
zn
none
1000.0
100.0
10.0
1.0
0.1
0.01
0.001
Au(g/t)

	brx	ox	acid	sgene	cu	zn	none	
Number of data	343	631	202	1255	1196	962	6749	Number of data
Mean	1.375	8.092	9.753	0.874	0.614	0.766	0.093	Mean
Maximum	25.8	110.5	187.171	58.631	5.746	3.169	84.3	Maximum
Upper quartile	1.211	10.163	7.51	0.917	0.761	0.95	0.057	Upper quartile
Median	0.254	4.24	2.24	0.57	0.517	0.695	0.015	Median
Lower quartile	0.075	1.0	0.569	0.365	0.36	0.51	0.004	Lower quartile
Minimum	0.0	0.0	0.0	0.0	0.008	0.027	0.0	Minimum
Variance	9.65	151.333	416.774	4.88	0.169	0.154	0.764	Variance
Std. Dev.	3.106	12.302	20.415	2.209	0.411	0.393	0.874	Std. Dev.
CV	2.258	1.52	2.093	2.527	0.67	0.512	9.368	CV

Execution Date: Mon, 20 Sep 2004 22:06:03
Datafile: 3m_comps.csv

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Figure 17-4:

3 m Composite Statistical Comparison by Lithologic Domain – Ag (g/t)

Bisha 3m Composites - Ag(ppm, length weight)
Flagged by Modelled Domains

brx
ox
acid
sgene
cu
zn
none
10000.0
1000.0
100.0
10.0
1.0
0.1
Ag(g/t)

	brx	ox	acid	sgene	cu	zn	none	
Number of data	343	631	202	1255	1196	962	6749	Number of data
Mean	4.661	23.979	171.414	43.749	21.778	59.05	3.647	Mean
Maximum	100.0	923.0	4293.15	3611.1	157.091	160.847	3900.0	Maximum
Upper quartile	5.0	26.482	181.627	39.549	28.574	77.894	2.0	Upper quartile
Median	1.26	11.692	42.035	21.399	17.118	57.514	0.935	Median
Lower quartile	0.508	5.182	11.209	9.283	7.332	34.217	0.0	Lower quartile
Minimum	0.0	0.0	0.0	0.0	0.0	1.5	0.0	Minimum
Variance	123.265	2593.32	187688.0	25417.6	359.331	877.746	2786.06	Variance
Std. Dev.	11.102	50.925	433.229	159.429	18.956	29.627	52.783	Std. Dev.
CV	2.382	2.124	2.527	3.644	0.87	0.502	14.475	CV

Execution Date: Mon, 20 Sep 2004 21:55:53

Datafile: 3m_comps.csv

Figure 17-5:

3 m Composite Statistical Comparison by Lithologic Domain – Pb (%)

Bisha 3m Composites - Pb(%, length weight)
Flagged by Modelled Domains

brx
ox
acid
sgene
cu
zn
none
10.0
1.0
0.1
0.01
Pb(%)

	brx	ox	acid	sgene	cu	zn	none	
Number of data	343	631	202	1255	1196	962	6749	Number of data
Mean	0.149	0.681	1.398	0.196	0.047	0.356	0.029	Mean
Maximum	3.14	11.122	28.49	30.141	1.437	2.914	26.6	Maximum
Upper quartile	0.143	0.87	0.69	0.117	0.061	0.547	0.018	Upper quartile
Median	0.042	0.352	0.148	0.037	0.016	0.212	0.003	Median
Lower quartile	0.014	0.102	0.039	0.01	0.007	0.063	0.001	Lower quartile
Minimum	0.0	0.002	0.0	0.0	0.0	0.001	0.0	Minimum
Variance	0.13	0.915	15.156	1.154	0.008	0.13	0.013	Variance
Std. Dev.	0.36	0.956	3.893	1.074	0.089	0.361	0.112	Std. Dev.
CV	2.417	1.403	2.785	5.481	1.901	1.013	3.899	CV

Execution Date: Mon, 20 Sep 2004 21:55:21

Datafile: 3m_comps.csv

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Table 17-5:

Summary of Contact Analysis Results

Domain	Zn	Cu	Au	Ag	Pb
Breccia – Oxide	Soft	Soft	Soft to Moderate	Soft to Moderate	Soft
Oxide – Acid	Soft	Soft	Very Hard	Very Hard	Moderate
Acid – Supergene	Soft	Hard	Very Hard	Moderate	Discontinuous at < 6 m (in acid)
Supergene – Primary Cu	Hard	Moderate to gradational	Soft	Soft	Soft
Supergene – Primary Zn	Hard	Moderate to gradational	Soft	Soft	Soft
Primary Cu – Primary Zn	Hard	Soft	Soft	Soft	Soft

The estimations domains were chosen for each metal by combining the results of the contact analysis detailed above, the statistical analyses, preliminary variography, and geological considerations.  These domains are summarized below.

17.4.5

Summary of Mineralization Controls

The modelled domains provide a reasonable global framework to limit the estimation and extrapolation of economic gold mineralization within the deposit.  Exploratory data analysis of assays and composites within and outside the domain boundaries reveal several pertinent issues:

•

There are different trends in the various metals with respect to the modelled lithologic domains.  To both a lesser and greater degree, each metal exhibits unique trends within the deposit.

•

The distributions are generally well-behaved with relatively low coefficients of variation.

•

Grade profiles for each metal across the various domain boundaries illustrate a variety of behaviours ranging from soft (little change in average grade) to hard boundaries (abrupt change in average grade very close to the contact).

•

Analyses of correlations between the various metals show complex relationships.

To address these issues, the following concepts were developed to assist in domaining the deposit for grade estimation:

•

The outer boundaries of the lithologic domains were used to form hard boundaries to separate the potentially economic mineralized material from the largely un-mineralized or sub-economic material outside of the interpreted domains.

•

There was no estimation of grade outside of the lithologic domains.

•

Within the lithologic domains, and groupings of these domains identified during the EDA phase of the work, ordinary kriging was determined to be a suitable estimator for the pre-feasibility results.

•

Correlations between various metals, while complex, should be further studied in the resource modelling for feasibility level studies.  The current model makes a reasonable

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effort to reproduce the correlations between the various metals but could likely be improved.  An improvement in this area would be unlikely to affect the global resource inventory but may improve local estimation in the model.

The domains used to estimate each metal are summarized in Table 17-6.

Table 17-6:

Estimation Domains

Domain	Zn	Cu	Au	Ag	Pb
1	Bx+Ox+Acid+Supg	Bx+Ox+Acid	Bx+Ox	Bx+Ox	Bx+Ox+Acid
2	Primary Cu	Supg+Primary(all)	Acid	Acid	Supg+Primary(all)
3	Primary Zn	-	Supg+Primary(all)	Supg+Primary(all)	-

17.5

Variography

17.5.1

Introduction

For most mineral deposits, the measure of spatial variability for a given metal depends on both the separation distance between points of measurement and the direction from position to position.  Variability increases and correlation decreases with the sample to sample separation distance.  When the rate of change in variability is dependant on the direction, the measure of spatial variability is described as anisotropic.  Usually this anisotropy can be characterized in terms of an ellipsoid, which has axes of anisotropy.  There are several functions that measure variability; the most frequently used is the semi-variogram.  The nugget effect of a variogram model indicates short-range variability, which is often difficult to separate from the variability introduced in sample collection, preparation and assaying.  Variograms are often modelled using a composite function, each component of which may have its own sill and range (point at which the contribution to variability becomes constant).

The spatial variability for the various metals in the mineralized zones was defined using a correlograms9 function.  The correlogram was probably the first measure of continuity (the converse of variability) developed.  It measures the correlation coefficient between two sets of data, comprising values at the heads and values at the tails of vectors with similar direction and magnitude.  Srivastava and Parker (1988) found that the correlogram provided a stable estimate of spatial continuity.  It is most applicable where the variance is

9 Variograms and correlograms are both functions of the vectorial oriented distance measuring the spatial correlation or continuity of the RF (random function) Z under study.  One minus the correlogram is AMEC’s common tool, which gives an estimate of the variogram with a unit sill.  Definitions and notations:

variogram

: ((h) = ½ E [ ( Z(x) - Z(x+h)) 2 ]

correlogram

: r(h) = [E( Z(x) . Z(x+h)) - E(Z(x)E(Z(x+h)]/(sx . sx+h) = 1-g((h)/ s 2
with E [ f(Z(x)) ] meaning the mathematical expectation of a function f applied on RF Z for all locations x over the study domain D, gx standing for the standard deviation of Z on the domain Dx of points which can be used as first points(.x) in pairs (.x ,.x+h) at a distance h.

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defined and is directionally stationary.  For ease of modelling, the correlogram value is subtracted from one and is presented in a similar graphical form as the variogram.  In this report the correlograms presented this way are referred to as variograms.

At Bisha, spatial variability is complicated by local trends of high and low-grade mineralization.  Some of the trends are naturally occurring.  However, some of these trends emerge from the necessity of combining populations where there is not enough data to support two sub-populations.  Some of the poor correlation is caused, for example, by the isolation of the Acid domain.  This is more a practical necessity rather than a geostatistical decision due to its anomalous nature in a comparatively small volume.  All of these factors have led to variograms that, in a few cases, exhibit relatively poor structure.  In most cases, variograms are moderate to good leading to relatively confident estimation results.

17.5.2

Variogram Models

Variograms were calculated for the five metals within each of the estimation domains discussed above.  The variogram modelling was completed within the SAGE 2000 variogram software using the 3 m composite database.

Appendix G of the previous technical report (AMEC, 2004) contains output (digital format) from SAGE 2000 for the various domains and models.  Table 17-7 summarizes the variogram models for the various metals and estimation domains.  In Table 17-7, each metal is listed along with its estimation domains.  Within each column the parameters that describe the variogram model are tabulated.  Each model is a two structure spherical correlogram.  The description of the ellipsoid describing each structure has been entered using conventional azimuth and dip (positive upward) measurement to describe the orientation of each of the axes.  The ranges are entered in metres.

In general, the breccia, oxide, acid, and supergene variograms exhibit increased correlation in a horizontal orientation with limited anisotropy within that plane.

In some cases, the orientation of the second structure on the variogram models tends to follow the overall attitude of the deposit structure (the general north-south strike).  This is especially true in the base metal variograms in the Primary domains.  The first structure of the variograms are typically aligned on something other than the general trend and are likely reflecting an averaging of local shorter scale trends with high correlation.

The Au and Ag variograms are generally high nugget variograms exhibiting better correlation in more flat-lying orientations.  The variograms have poor to moderate structure.  In the Breccia and Oxide domains, the down-hole variograms are surprisingly good.

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Table 17-7:

Variogram Models

	Zn			Cu		Au			Ag			Pb
	Prim.Zn	Prim.Cu	brx+ox+a cid+supg	brx+ox +acid	Supg+Cu +Zn	Brx+Ox	Acid	Supg+Cu +Zn	Brx+Ox	Acid	Supg+Cu +Zn	brx+ox +acid	Supg+Cu +Zn
Nugget (C0)	0.250	0.200	0.050	0.100	0.150	0.080	0.575	0.450	0.100	0.600	0.450	0.400	0.550
Still Structure (C1)	0.599	0.623	0.900	0.616	0.483	0.644	0.102	0.442	0.794	0.001	0.312	0.479	0.227
Still Structure (C2)	0.151	0.177	0.050	0.284	0.367	0.276	0.324	0.108	0.106	0.399	0.238	0.121	0.223
Z1 Azimuth (Minor)	86	151	70	72	61	84	230	29	61	78	80	100	90
Z1 Dip (Minor)	57	80	56	39	32	55	56	74	32	4	58	47	51
Y1 Azimuth (Semi-major)	6	47	349	48	343	356	113	29	357	166	3	13	349
Y1 Dip (Semi-major)	-6	3	-6	-48	-19	-1	17	-16	-35	-32	-8	-3	9
X1 Azimuth (Major)	100	136	83	152	99	86	193	119	121	174	97	106	72
X1 Dip (Major)	-32	-10	-33	-12	-51	-35	-29	0	-39	58	-31	-43	-37
Str1 : Range along Z'	10.1	37.2	15.8	20.2	11.7	29.0	5.5	12.1	29.8	20.7	12.2	24.6	21.1
Str1 : Range along Y'	69.5	43.8	100.3	17.9	106.9	13.2	71.0	49.5	46.6	18.9	32.7	58.6	76.8
Str1 : Range along X'	8.4	10.0	14.2	1.2	17.9	6.4	95.7	4.9	7.5	19.0	7.6	11.5	11.2
Z2 Azimuth (Minor)	38	116	338	235	264	224	157	112	79	240	164	276	141
Z2 Dip (Minor)	70	37	11	19	4	20	19	61	-7	27	39	33	49
Y2 Azimuth (Semi-major)	346	20	68	334	354	312	67	5	347	317	28	4	4
Y2 Dip (Semi-major)	-13	7	2	25	0	-4	1	9	-13	-24	41	-3	32
X2 Azimuth (Major)	80	100	166	113	89	30	154	90	195	11	95	89	79
X2 Dip (Major)	-15	-52	79	58	86	70	-71	-27	-75	52	-24	56	-22
Str2 : Range along Z'	334.5	98.2	491.3	110.5	84.6	63.6	322.9	108.9	123.7	15.4	150.5	102.3	303.2
Str2 : Range along Y'	225.9	308.3	1048.4	66.1	856.1	270.2	190.1	640.0	343.6	134.3	699.4	229.6	350.7
Str2 : Range along X'	28.3	20.9	213.2	27.3	43.5	26.6	14.6	41.4	58.7	48.2	69.4	34.3	38.8

17.6

Estimation Plan

17.6.1

Block Model Setup

The block model in the Vulcan® modelling system was set up with the dimensions and parameters shown in Table 17-8.  The size of the blocks was selected by visible inspection of the geometry of the lithologic zones as well as the local trends observed in the various metal grades.  This had led to a large number of blocks; however, the short vertical height of the blocks is though necessary to help delineate the ACID domain.

Table 17-8:

Block Model Parameters

Parameters	Easting	Northing	Elevation	Bearing	Dip
Origin	339100	1715000	0	90	0

	x	y	z
Dimensions (m)	5.0	5.0	3.0

Figure 17-6 shows two views of the block model orientation with the interpreted lithologic domains included to assist in visualizing the deposit orientation with respect to the block model (in the figure, X is pointing east, Y is pointing north, z is pointing upwards).

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Figure 17-6:

Orientation Views of the Block Model

17.6.2

Estimation Plan Parameters

The estimation plan includes the following items:

•

Storage of predominant domain code, percentage mineralization, and percentage of each individual domain in the block.

•

Application of density in each block based on the predominant lithologic domain in the block.

•

Estimation of metal grades by ordinary kriging using two passes – one pass for blocks close to sample data and a second pass for blocks further from drill sampling.

17.6.3

Grade Estimation

Table 17-9 entries summarize the search ellipse dimensions for the estimation passes in the various estimation domains.  All estimations used a minimum of three composites to estimate a block and a maximum of twelve.  A maximum of two composites from a given drill hole was enforced.

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Table 17-9:

Search Ellipse Parameters

	Search Ellipse
	Major	Semi-Major	Minor	Azimuth	Dip
Pass 1 (Bx+Ox+Acid+Supg)	50	50	15	350	0
Pass 2 (Bx+Ox+Acid+Supg)	200	200	15	350	0
Pass 1 (Primary)	50	50	15	350	71
Pass 2 (Primary)	200	200	15	350	71

Note: Azimuth is the direction of the rotated x axis (Major).  Dip is the positive down rotation of the y' axis around x' (Semi-Major).

17.6.4

Implementation of Grade Capping Strategy

In order to apply the reduction in metal-at-risk discussed in section 17.3.3, the estimation plan was re-run in a new block model with the addition of parameters in the estimation to restrict high grade composites during the block estimation.  The cap grades were adjusted by trial and error to arrive at the desired reduction in metal.

An improved methodology, which is recommended for models to be used for the feasibility level studies, would be to use the facilities within VULCAN which allow the restriction of high grade samples based on a distance threshold from the block centroids.  The advantage to this approach is that high grade composites (uncapped) may be used to estimate blocks when the composites are close enough to a given block.

17.6.5

Discussion

AMEC recommends that the use of oriented search ellipses for different areas of the deposit be attempted for upcoming resource models.  This approach is useful to improve the ability of the estimation to efficiently select samples in areas of the deposit where the geometry of the mineralized body departs from the average orientation.

17.7

Bulk Density

Table 17-10 provides the average values and the rock types of the individual measurements used to determine the bulk density values for each domain.

Table 17-10 summarizes the number of values, range of values, and the average bulk density values used for each domain in the resource model.  AMEC prepared descriptive statistics of bulk density for each rock type that comprised the domain.  Each domain has a primary style of mineralization but other lithologies are also captured in the construction of 3D wireframes.  The percentage of volume of those other rock types was determined for each domain to ensure there was not a bias in the bulk density collection that would favour a lower or higher bulk density value.  The average bulk density values were calculated for each of the domains and were determined to be acceptable for the resource estimation.

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Table 17-10:

Bulk Density Values by Domain and Rock Type within Each Domain

SG	Zone	Count	Min	Max	St. Dev.	Mode	Median	SG	Rock Code	Count	Min	Max	St. Dev.	Mode	Median
2.21	BX	15	1.77	3.19	0.35	2.01	2.13	2.44	CONG	1	-	-	-	-	-
								2.28	HALF	1	-	-	-	-	-
								2.55	HEBX	4	2.03	3.19	0.51	N/A	2.50
								2.11	QZBX	4	2.01	2.15	0.07	N/A	2.14
								1.95	SAPR	5	1.77	2.13	0.13	N/A	1.93
3.32	OXID	36	1.89	4.05	0.53	3.17	3.43	3.46	FERC	13	3.00	4.05	0.31	3.17	3.53
								3.43	FERU	17	1.89	3.95	0.50	3.7	3.55
								2.15	HALF	1	-	-	-	-	-
								3.02	HEBX	3	2.21	3.57	0.72	N/A	3.29
								2.48	QZBX	2	2.31	2.65	0.24	N/A	2.48
2.08	ACID	6	1.10	2.82	0.66	#N/A	2.28	2.08	SOAP	6	1.10	2.82	0.66	N/A	2.28
4.15	SUPG	115	1.38	5.05	0.80	4.17	4.39	2.41	FPDK	2	2.32	2.51	0.13	N/A	2.41
								1.89	MDST	2	1.67	2.11	0.31	N/A	1.89
								4.25	MSUL	109	1.38	5.05	0.68	4.17	4.43
								3.90	SMSX	1	-	-	-	-	-
								1.62	SOAP	1	-	-	-	-	-
4.39	PRIM	176	2.32	4.99	0.56	4.78	4.56	2.40	FPDK	2	2.40	2.40	0.00	2.40	2.40
								2.81	MAFD	1	-	-	-	-	-
								2.76	MAFT	1	-	-	-	-	-
								3.51	MDST	3	2.78	4.59	0.95	N/A	3.16
								4.58	MSUL	146	3.49	4.99	0.31	4.78	4.65
								3.78	SMSX	19	3.29	4.66	0.36	3.29	3.80
								2.32	SOAP	1	-	-	-	-	-
								3.13	STSX	3	3.05	3.26	0.11	N/A	3.09
4.43	PRIM_ZN	260	2.00	5.39	0.49	4.80	4.56	4.09	MAFT	1	-	-	-	-	-
								3.34	MDST	8	2.29	4.80	0.89	N/A	2.99
								4.51	MSUL	240	2.00	5.39	0.36	4.80	4.59
								2.75	QZBX	1	-	-	-	-	-
								3.55	SMSX	6	2.75	4.82	0.65	N/A	3.23
								3.42	STSX	3	2.87	4.46	0.90	N/A	2.94
								3.92	XTUF	1	-	-	-	-	-

17.8

Model Validation

17.8.1

Introduction

To validate the kriged estimates a number of checks were carried out.  These included:

•

Visual inspection of kriged results on plans and sections.

•

Comparison of kriged and nearest neighbour statistics.

•

A change of support check.

17.8.2

Visual Inspection

AMEC studied the block estimates by visual inspection of plans and sections against a background of drill hole composite data.  AMEC found that estimates appeared to honour

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the composites reasonably well.  The check was generally restricted to the Indicated and Inferred Resource blocks in the model.

17.8.3

Comparison to Nearest Neighbour Estimation

AMEC calculated nearest neighbour estimates (polygonal assignment from 3 m composites) for each of the metals.  The nearest neighbour estimates were developed using the estimation plan created for the kriged estimation.

Table 17-11 summarizes the comparisons between nearest neighbour and kriged results.  The results are calculated at a zero cutoff for those blocks in the Indicated category.  The differences are very close for most metals and are well within accepted norms.  Note that these comparisons are done on an un-capped basis.

Table 17-11:

Comparison of Kriged vs. Nearest Neighbour – Indicated Blocks

Bisha : Indicated Resource Blocks
(at a 0.0 Cutoff)	Kriged Estimate	Nearest Neighbour	Difference (%)
Ag	42.09	42.37	-0.66
Zn	2.84	2.85	-0.31
Au	2.19	2.19	-0.12
Pb	0.28	0.29	-3.96
Cu	1.47	1.45	1.24

Figures 17-7 to 17-9 show profiles through the Bisha Deposit, which compare the kriged estimate to the nearest neighbour estimate.  In general the agreement is very good.  The trend of the average kriged block grade follows the average of the nearest neighbour grade quite closely.  There are some areas where the two profiles appear to diverge significantly but in these cases the accompanying tonnage profile shows that the amount of estimated material in these areas drops off considerably.

17.8.4

Change of Support Check

One of the objectives of the kriging plan developed for the resource model is to tune the variability of individual kriged block grades such that they would have a similar grade tonnage distribution to the selective mining unit (SMU) on which final selection is to be made.

The coefficient of variation (CV) is used when comparing the population statistics of block estimates to the theoretical SMU distribution.  In the case of Bisha, several of the estimation domains were checked.  Given the pre-feasibility level of the project, several SMU sizes were analyzed.  The principal analyses were done using the Indicated blocks.  Similar analyses were carried out for all blocks for comparative purposes.  Table 17-12 summarizes some of the more pertinent results.

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Table 17-12:

Change of Support Analysis

	Indicated Blocks
	Composite Support		SMU Normalized		Estimated Blocks
Zone	Mean	CV	Blk Disp. Var.	Target CV	CV	%diff	Notes
Zn, Cu+Zn Domain	4.59	1.320	0.6576	1.0704	1.0200	4.7	6 h x 5 x 5 SMU informed by 5 x 5 m prod. samples
Au, Bx+Ox Domains	6.16	1.700	0.6709	1.3924	0.9800	29.6	6 h x 5 x 5 SMU informed by 5 x 5 m prod. samples
Au, Bx+Ox Domains	6.16	1.700	0.5586	1.2706	0.9800	22.9	6 h x 5 x 10 SMU informed by 5 x 5 m prod. samples
Au, Bx+Ox Domains	6.16	1.700	0.4323	1.1177	0.9800	12.3	6 h x 10 x 15 SMU informed by 5 x 5 m prod. samples
Au, Acid Domains	8.55	2.150	0.4007	1.3610	0.9800	28.0	6 h x 5 x 5 SMU informed by 5 x 5 m prod. samples
Cu, Supg+Cu+Zn Domains	1.66	1.730	0.6898	1.4368	1.2700	11.6	6 h x 5 x 5 SMU informed by 5 x 5 m prod. samples

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Figure 17-7:

Grade Profiles Comparing Kriged to Nearest Neighbour Block Estimates in the Indicated Blocks (Au and Estimated Tonnage)

Elevation
Elevation (m)
Au (g/t)
Au (Kriged)
Au(NN)

Elevation
Elevation (m)
Tonnage(Tonnes)

Northing
Northing (m)
Au (g/t)
Au (Kriged)
Au(NN)

Northing
Northing (m)
Tonnage(Tonnes)

Easting
Easting (m)
Au (g/t)
Au (Kriged)
Au(NN)

Easting
Easting (m)
Tonnage(Tonnes)

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Figure 17-8:

Grade Profiles Comparing Kriged to Nearest Neighbour Block Estimates in the Indicated Blocks (Ag and Zn)

Elevation
Elevation [m]
Ag (ppm)
Ag (Kriged)
Ag (NN)

Elevation
Elevation [m]
Zn (%)
Zn (Kriged)
Zn (NN)

Northing
Northing [m]
Ag (ppm)
Ag (Kriged)
Ag (NN)

Northing
Northing [m]
Zn (%)
Zn (Kriged)
Zn(NN)

Easting
Easting [m]
Ag (ppm)
Ag (Kriged)
Ag (NN)

Easting
Easting [m]
Zn (%)
Zn(Kriged)
Zn (NN)

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Figure 17-9:

Grade Profiles Comparing Kriged to Nearest Neighbour Block Estimates in the Indicated Blocks (Pb and Cu)

Elevation
Pb (%)

Elevation
Cu (%)

Northing
Pb (%)

Northing
Cu (%)

Easting
Pb (%)

Easting
Cu (%)

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In Table 17-12, target CV’s derived from the variogram for the metal and estimation domain and the chosen SMU size are shown beside the CV’s of the final estimated blocks.  The difference between the desired CV and that achieved by the estimation is shown in the ‘%diff’ column.

For Zn in the Primary domain, the current model is showing a difference of 4.7% on the CV for the estimated blocks versus that predicted for the SMU size.  This indicates that the Zn estimates are reasonably well tuned for 6hx5x5m SMU selectivity.  In fact, in the case of Zn, the blocks estimates can be relatively easily adjusted to a different selectivity if desired in future resource models.  The Zn distribution is relatively well behaved and lends itself well to Ordinary Kriging for block estimates.

In the case of Au in the Breccia and Oxide domain, the distributions are not as easily handled.  Three SMU sizes were used to help demonstrate the degree of selectivity currently supported by estimation.  The results show that the Au estimates are somewhat smoothed in this domain.  These areas, however, should be extracted under open pit mining so the large SMU size will be used.  At a 6hx10x15m SMU size, the estimates in the current model are quite close to the desired SMU distribution.  It is likely that a refinement in the Au estimation technique will be necessary for these domains upcoming resource models.  The refinement should be directed at improving the selectivity of the block estimates.  It is also likely that more mining decisions will have been made based on the follow-on work from this model.  There are several possibilities for refinement including, the further sub-division of these two domains, changes in the estimation plan and/or changes in the estimation technique.  A refinement such as this is unlikely to change the global resource base (metal content); however, it may locally change grades and tonnages in the blocks as the desired selectivity is achieved.

The Cu estimation in the Supergene and Primary domains was also reviewed and found to be reasonable although some improvement may be possible in upcoming resource models.  One change that should be explored would be the further sub-division of this domain in two or more sub-domains.

During the future resource modelling, AMEC recommends that further change of support analyses should be completed.  This would consist of a Hermitian change of support analysis of the Nearest Neighbour distribution (declustered composite distributions) in order to assess and refine the tonnes and grade near the cutoffs of interest for the various domains.

17.9

Resource Classification and Summaries

17.9.1

Introduction

The mineral resources have been classified according to guidelines and logic summarized within the CIM Definitions referred to in National Instrument 43-101.  Resources were

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classified as Indicated or Inferred by considering geology, sampling, and grade estimation aspects of the model.  For geology, consideration was given to the confidence in the interpretation of the lithologic domains.  For sampling, consideration was given to the number and spacing of composites, the orientation of drilling and the reliability of sampling.  For estimation, consideration was given to how well the kriged grades reflect the composites and how high-grade composites were projected into plan and section.  For the estimation results, consideration was given to the confidence with which grades were estimated.

17.9.2

Confidence Intervals for Grade Estimation

The following approach is used by AMEC for assisting in the classifying blocks into appropriate resource classes.  The methodology utilizes confidence limits analysis as a starting point, yielding theoretical justification for initial choices of sample spacing and, if desired, estimation variance thresholds.

AMEC has generally found that for base and precious metals deposits, sampling must be sufficient to estimate the tonnage, grade, and metal content on annual production increments ± 15% at 90% confidence in order to define an Indicated Resource.  That is, when the stated confidence limits are met, cross-sectional and level plan interpretations show continuity with respect to orebody outlines and grade.  In addition AMEC has often found that annual cash flow projections can accommodate a 15% drop in tonnage, grade, or metal content without severely affecting project viability.  Also, many projects are designed and operated in such a way that a 15% shortfall can be made-up by rescheduling production.  More severe shortfalls are difficult to overcome.  Finally, the planning horizon for feasibility studies is generally annual increments, and a ± 15% error level is often applied to capital and operating costs when conducting a feasibility study.  Hence a balanced approach requires a similar degree of confidence in the resources/reserves.

For development of confidence intervals, idealized blocks approximating the production from one month are estimated by ordinary kriging using different grids of samples.  For a mine with many working faces, the assumption is made for practical purposes that the one month production comes from one large block.  For the case of Bisha, the current production rate projections10 are 2 Mt/a in Oxides and Supergene and 4 Mt/a in Primary material.  The dimensions of a large ideal block representing the volume are calculated and the correlograms for grade are used in kriging the ideal block.  The large blocks are analyzed using theoretical drill holes at different pattern spacings.

The kriging variances from these ideal blocks are first converted to relative variances.  In the case of the correlogram, converting to a relative variance involves multiplying by the coefficient of variation or alternatively rescaling the sill of the correlogram by the relative variance.  The large block kriging variance is then divided by twelve (assuming

10 The scoping study has considered a consistent 2 Mt/a production rate throughout the project life.

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approximate independence in the production from month to month) to scale to a variance for yearly ore output.  The square root of this kriging variance is then used to construct confidence limits under the assumption of normally distributed errors of estimation.  For example, if the kriging variance for a block is g2m, then the kriging variance for the year is g2y = g2m/12.  The 90% confidence limits are then C.L. = ±1.645 x gy.

Table 17-13 shows the 90% confidence interval results for Bisha metal estimations for several of the domains of interest.

17.9.3

Discussion

Based on the results of confidence interval calculation for the block grade estimations, the following points relate to the resource classification criteria:

•

Based on the various results, confidence interval calculations would suggest that 25 to 30 m spaced sampling is sufficient to define an Indicated Resource.

•

In some cases, such as Cu in the Supergene and Primary domain, the ability to estimate the Cu grade with reasonable confidence is more than 25m spacing.

•

In the case of Au in the Acid, confidence in estimation is quite low.

Synthesizing the above notes as well as other related information, the following criteria are considered suitable for defining the resource classification at Bisha for a pre-feasibility level of study:

•

Material within the interpreted lithologic domain boundaries occurring within nominal 25 m sample spacing can be considered Indicated.

•

Material lying within the lithologic domain boundaries and lying within 50 m of sampling within the domain boundaries is considered to be Inferred.

•

Material lying within the lithologic domain boundaries but not meeting these criteria is not classified.

•

Material lying outside of the interpreted mineralization shell boundaries is not classified.

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Table 17-13:

90% Confidence Intervals for Metal Estimation in Various Domains

Estimation Domain	Spacing (m)	CI(year)	CI(quarter)	CI(month)
Zn, Cu+Zn Domain	15	±5.9%	±11.8%	±20.4%
	20	±8.1%	±16.3%	±28.2%
	25	±9.7%	±19.3%	±33.5%
	30	±10.8%	±21.6%	±37.5%
	35	±11.7%	±23.5%	±40.6%
	40	±12.8%	±25.7%	±44.5%
Zn, Bx+Ox+Acid+Supg Domain	15	±7.4%	±14.9%	±25.8%
	20	±10.7%	±21.3%	±36.9%
	25	±12.4%	±24.8%	±42.9%
	30	±13.3%	±26.6%	±46.1%
	35	±13.9%	±27.8%	±48.1%
	40	±14.9%	±29.7%	±51.5%
Au, Bx+Ox Domains	15	±9.6%	±19.1%	±33.1%
	20	±13.9%	±27.9%	±48.3%
	25	±16.2%	±32.5%	±56.2%
	30	±18.2%	±36.3%	±62.9%
	35	±19.3%	±38.7%	±67.0%
	40	±23.7%	±47.5%	±82.2%
Au, Acid Domains	15	±13.1%	±26.3%	±45.5%
	20	±17.2%	±34.3%	±59.5%
	25	±19.2%	±38.5%	±66.6%
	30	±21.1%	±42.3%	±73.2%
	35	±23.2%	±46.3%	±80.3%
	40	±25.5%	±51.0%	±88.4%
Au, Supg+Cu+Zn Domains	15	±9.3%	±18.7%	±32.3%
	20	±12.2%	±24.4%	±42.3%
	25	±13.8%	±27.5%	±47.7%
	30	±14.9%	±29.8%	±51.6%
	35	±15.5%	±30.9%	±53.5%
	40	±16.3%	±32.6%	±56.5%
Cu, Bx+Ox+Acid Domains	15	±11.0%	±21.9%	±38.0%
	20	±12.3%	±24.6%	±42.6%
	25	±14.0%	±28.0%	±48.5%
	30	±14.9%	±29.9%	±51.8%
	35	±15.6%	±31.2%	±54.0%
	40	±17.8%	±35.6%	±61.6%
Cu, Supg+Cu+Zn Domains	15	±7.7%	±15.3%	±26.5%
	20	±10.6%	±21.3%	±36.8%
	25	±12.3%	±24.7%	±42.7%
	30	±13.5%	±26.9%	±46.6%
	35	±14.3%	±28.5%	±49.4%
	40	±15.7%	±31.4%	±54.3%

The criteria are implemented using stored distances to closest composite and closest two composites.  In particular, to delineate the Indicated material some latitude is allowed whereby the nominal 25 m grid can be defined by two holes at this spacing.  This approach is necessary given the geometry of the deposit.

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17.9.4

Resource Summaries

Table 17-14 summarizes the Indicated and Inferred Resources for all domains based on Zn Cutoffs.  Table 17-15 summarizes by Au Cutoffs for the near-surface domains and Table 17-16 summarizes the Cu resource in the Supergene domain.

Table 17-14:

Indicated and Inferred Resources by Zn Cutoffs

Indicated Resources (by Zn Cutoffs)						Inferred Resources (by Zn Cutoffs)
	Tonnes	Zn	Cu	Au	Ag		Tonnes	Zn	Cu	Au	Ag
Domain	(000's)	(%)	(%)	(g/t)	(ppm)	Domain	(000's)	(%)	(%)	(g/t)	(ppm)
2.0% Zn Cutoff						2.0% Zn Cutoff
Brx+Ox+Acid	0.0	0.00	0.00	0.00	0.0	Brx+Ox+Acid	0.0	0.00	0.00	0.00	0.0
Supergene	438.3	4.47	3.60	0.75	54.3	Supergene	0.3	2.21	3.12	0.73	21.9
Primary Cu	1,711.5	3.07	0.97	0.74	29.6	Primary Cu	392.0	3.03	1.24	0.75	35.2
Primary Zn	8,413.3	9.04	1.12	0.76	58.3	Primary Zn	5,150.9	8.28	0.84	0.70	59.7
Total	10,562.1	7.88	1.20	0.76	53.5	Total	5,543.1	7.91	0.87	0.70	57.9
4.0% Zn Cutoff						4.0% Zn Cutoff
Brx+Ox+Acid	0.0	0.00	0.00	0.00	0.0	Brx+Ox+Acid	0.0	0.00	0.00	0.00	0.0
Supergene	175.4	7.02	3.37	0.78	60.9	Supergene	0.0	0.00	0.00	0.00	0.0
Primary Cu	286.9	5.66	1.03	0.89	34.1	Primary Cu	65.3	4.76	1.58	0.83	34.3
Primary Zn	7,789.4	9.51	1.14	0.77	60.0	Primary Zn	4,242.9	9.40	0.90	0.71	63.8
Total	8,251.4	9.32	1.18	0.78	59.1	Total	4,308.1	9.33	0.91	0.71	63.4
6.0% Zn Cutoff						6.0% Zn Cutoff
Brx+Ox+Acid	0.0	0.00	0.00	0.00	0.0	Brx+Ox+Acid	0.0	0.00	0.00	0.00	0.0
Supergene	87.2	9.24	3.19	0.79	65.6	Supergene	0.0	0.00	0.00	0.00	0.0
Primary Cu	78.8	7.84	0.89	0.92	37.3	Primary Cu	4.8	8.05	1.52	0.78	53.7
Primary Zn	6,422.2	10.54	1.16	0.78	63.3	Primary Zn	3,161.1	10.95	0.99	0.74	71.3
Total	6,588.1	10.39	1.18	0.78	63.0	Total	3,165.9	10.95	0.99	0.74	71.2

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Table 17-15:

Indicated and Inferred Resources by Au Cutoffs

Indicated Resources (by Au Cutoffs)						Inferred Resources (by Au Cutoffs)
	Tonnes	Au	Zn	Cu	Ag		Tonnes	Au	Zn	Cu	Ag
Domain	(000's)	(g/t)	(%)	(%)	(ppm)	Domain	(000's)	(g/t)	(%)	(%)	(ppm)
0.5 g/t Au Cutoff						0.5 g/t Au Cutoff
Bx	621.1	3.62	0.07	0.09	9.39	Bx	2.4	3.66	0.19	0.19	5.87
Ox	3,653.4	6.65	0.08	0.10	20.32	Ox	59.5	4.80	0.10	0.12	14.80
Acid	709.6	8.35	0.03	0.09	108.05	Acid	19.1	5.53	0.02	0.24	67.16
Total	4,984.1	6.51	0.07	0.10	31.45	Total	81.0	4.94	0.08	0.15	26.88
1.0 g/t Au Cutoff						1.0 g/t Au Cutoff
Bx	519.1	4.19	0.07	0.09	10.65	Bx	2.2	3.92	0.17	0.20	6.33
Ox	3,469.5	6.97	0.08	0.10	20.79	Ox	54.4	5.17	0.10	0.13	15.82
Acid	683.7	8.63	0.03	0.10	109.88	Acid	19.1	5.53	0.02	0.24	67.16
Total	4,672.3	6.90	0.07	0.10	32.70	Total	75.7	5.22	0.08	0.16	28.50
1.5 g/t Au Cutoff						1.5 g/t Au Cutoff
Bx	425.5	4.84	0.06	0.10	12.02	Bx	1.7	4.71	0.14	0.22	7.15
Ox	3,289.4	7.28	0.08	0.10	21.44	Ox	50.8	5.45	0.11	0.13	16.76
Acid	660.5	8.89	0.03	0.09	111.77	Acid	18.3	5.72	0.02	0.25	69.04
Total	4,375.4	7.29	0.07	0.10	34.16	Total	70.8	5.50	0.09	0.16	30.04
2.0 g/t Au Cutoff						2.0 g/t Au Cutoff
Bx	357.5	5.43	0.06	0.10	13.22	Bx	1.5	5.13	0.16	0.25	7.69
Ox	3,079.7	7.66	0.08	0.10	22.21	Ox	45.9	5.85	0.11	0.14	18.26
Acid	634.1	9.19	0.03	0.09	113.47	Acid	17.2	5.96	0.02	0.07	64.33
Total	4,071.3	7.70	0.07	0.10	35.63	Total	64.6	5.86	0.09	0.12	30.28

Table 17-16:

Indicated and Inferred Resources by Cu Cutoffs

Indicated Resources (by Cu Cutoffs)						Inferred Resources (by Cu Cutoffs)
	Tonnes	Cu	Au	Zn	Ag		Tonnes	Cu	Au	Zn	Ag
	(000's)	(%)	(g/t)	(%)	(ppm)		(000's)	(%)	(g/t)	(%)	(ppm)
0.25% Cu Cutoff						0.25% Cu Cutoff
Supg	8,105.2	3.30	0.44	0.86	34.52	Supg	208.2	2.95	0.09	1.03	29.12
0.50% Cu Cutoff						0.50% Cu Cutoff
Supg	7,644.8	3.47	0.46	0.87	35.56	Supg	185.6	3.26	0.09	1.04	30.14
0.75% Cu Cutoff						0.75% Cu Cutoff
Supg	7,048.5	3.71	0.48	0.90	37.06	Supg	150.4	3.87	0.08	1.06	31.79
1.0% Cu Cutoff						1.0% Cu Cutoff
Supg	6,453.1	3.97	0.50	0.91	38.69	Supg	141.7	4.06	0.08	1.07	32.26

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18.0

OTHER RELEVANT DATA AND INFORMATION

18.1

Introduction

A scoping study was prepared by AMEC to assess the initial mining and processing concepts for exploitation of the Bisha deposit.  The study incorporated only the Indicated portion of the mineral resource estimate presented in the November 2004 technical report.

The study is based on a 2 Mt/a production rate for the open pit portion of the mineral resource.  The oxide, supergene and primary mineralization will be mined in sequence and are to be processed in circuits that will be modified to suit each mineralization type during the life of the operation.

Information supplied by Nevsun Resource Ltd. for this study included:

•

Land transportation cost from the seaport of Massawa to site at US$40/t

•

Diesel cost FOB site at US$0.85/L

•

Labour rates in Eritrea, head office support costs, insurance, permits, and fees in the general and administration costs

•

Owner’s cost estimate of US$13 million (in the capital cost estimate).

18.2

Mining

18.3

Introduction

The mining assessment for the Bisha deposit is based on typical industry standards for a scoping level study with regard to the nature and mineability of the resource.  More-detailed work is required in the feasibility study phase to improve the evaluation of several aspects of the mine plan, including the following:

•

Lerchs-Grossmann (LG) analyses

•

Ultimate pit and phase designs

•

Production plans

•

Equipment productivity estimates

•

Pit slope impacts

•

Waste dump locations

•

Capital and operating costs.

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The production schedule is of particular concern, as it has been completed at a very high level with a mining plan that mining can be scheduled to avoid concurrent production and stockpiling of supergene and primary mineralization, and thereby minimize oxidation of the sulphides before processing.  While it may be possible to defer production of the primary mineralization through detailed pit design and sequencing, the present mine plan will require optimization.  Changes in the production sequence would, of course, also affect the mine operating and capital costs estimates.

Lerchs-Grossmann Cones

The contained metal values resulting from the Lerchs-Grossmann (LG) analysis for the scoping study are shown in Table 18-1.  The values represent Indicated resources only.  The LG analysis was performed using the MineSight software system based on preliminary cost and recovery estimates.  Some of the costs, such as transportation from Massawa to site, fuel price and labour rates, were provided by Nevsun.

Table 18-1:

Contained Metal Values from LG Analysis – Ultimate Cone

	Oxide	Supergene	Cu Primary	Zn Primary	Total/Avg
Tonnes (Mt)	4.1	6.3	3.1	7.0	20.5
Au Grade (g/t)	7.6	1.0	0.7	0.8	2.2
Ag Grade (g/t)	35.8	41.1	36.2	59.2	45.4
Cu Grade (%)	0.1	4.1	1.4	1.2	1.9
Zn Grade (%)	0.1	0.5	1.8	9.4	3.6
Au Contained (Moz)	1.0	0.2	-	0.2	1.5
Ag Contained (Moz)	4.7	8.3	3.6	13.3	30.0
Cu Contained (Mlb)	9.3	561.9	98.5	178.9	848.7
Zn Contained (Mlb)	6.6	69.4	125.3	1,439.7	1,641.0
Waste Tonnes (Mt)	-	-	-	-	84.8
Total Material Moved (Mt)	-	-	-	-	105.3

Cost and Commodity Price

The inputs to the LG program are shown in Table 18-2.  The mining cost estimate is based on the industry norm in Africa, size of the pit and the production rate.  The process cost was estimated by AMEC based on cost factors provided by Nevsun.  The recovery data are based on a metallurgical test program carried out at SGS Lakefield and the commodity prices as shown in Table 18-2.

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Table 18-2:

Inputs for LG Analysis

Parameter	Unit	Value
Mining Cost (per tonne of material moved)	US$/t	1.50
Process Cost Oxide	US$/t	22.01
Process Cost Supergene	US$/t	15.93
Process Cost Primary	US$/t	18.61
Recovery	%	Varies – see Table 5-3
Au Price	US$/oz	400
Ag Price	US$/oz	5.00
Cu Price	US$/lb	1.00
Zn Price	US$/lb	0.50

Note: All costs in third quarter 2005 US dollars.

Recovery

Process recoveries based on the metallurgical testwork completed to date, for the metals varies with the geological units, are shown in Table 183.

Table 18-3:

Process Recoveries

Model Zone	Au %	Cu %	Ag %	Zn %
Oxide	87	-	45	-
Supergene	42	85	64	-
Cu Primary	31	83	37	2
Zn Primary	5	3	15	85

Revenue per Tonne Basis

A net value per tonne was used as the cutoff criterion due to the polymetallic nature of the Bisha deposit and the variable recoveries based on the mineralized zones.  For each different zone within the deposit, the net value per tonne after mill recovery and smelter, refining and transport costs was calculated according to the commodity price for each grade to determine “ore”/waste and economic blocks within the LG routine.  The average net percentage of the in situ value was used to adjust the block value by model zone.  The net smelter return percentages are shown in Table 18-4.

Table 18-4:

Net Smelter Returns by Model Zones

Model Zone	NSR %
Oxide	99.5
Supergene	60.9
Cu Primary	64.0
Zn Primary	38.9

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The LG routine incorporated the NSR percentages together with mining and processing costs to calculate which blocks should be included in a particular zone.

For production scheduling, the block revenue per tonne was compared to the process cost (based on the model zone) and used as a cutoff, since the mining cost was considered “sunk” at this point.

Geotechnical Assessment

Design slopes were identified for the various rock types based on the initial open pit outline developed by Snowden (2004).  AMEC interpreted the possible lithologies that could be intersected in the pit wall and identified probable pit slope heights.  The recommended slopes were then used to develop the scoping study pit shells.  This process will be re-iterated and the slopes further optimized as the project proceeds towards completion of the feasibility study.

AMEC reviewed the rock quality determination (RQD) and geotechnical logging data for the drill core as provided by Nevsun.  The following primary rock types were encountered in the drill holes:

•

saprolite and oxidized rocks (SAPR)

•

mafic tuff (MAFT)

•

felsic dyke/tuff (FELD/FELT)

•

massive sulphide, stringer sulphides and semi-massive sulphides or sulphide assemblages (MSUL/STSX/SMSX)

•

highly weathered/acidified rock (SOAP).

Analysis of the data indicates that saprolite and oxidized rock is present in the upper 10 m to 50 m in the pit area.  Beneath the SAPR, rock mass lithology varies as does the rock quality.  RQD values for the sulphide assemblages are poor, immediately below the SAPR layer, but increase dramatically to the range of 70% to 90% at 75 m to 100 m depth.  MAFT and FELD/FELT rock lithologies have a less-pronounced RQD profile with depth than the sulphide assemblages.  Although the RQD values do generally increase with depth, there is substantially more scatter, suggesting poor to intermediate rock mass quality that may be the result of drill holes intersecting faulted zones.

The SOAP lithology has no distinct pattern other than a scattering of values.  However, this lithology appears to be located in the upper 100 m of the pit slopes.

The main lithological rock types expected to be encountered in the pit, especially at depth, are the mafic tuffs, sulphide assemblages and felsic tuffs and felsic dyke/tuff

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dykes.  A large amount of shearing and faulting has also been identified from regional mapping and exploration drilling.  A regional structure called the Barka Fault is known to trend north-south through the project area.  Mapping of possible lineations or fault traces in the mountain immediately northeast of the deposit also suggests that steeply dipping faults may be present.

Based on this analysis, preliminary inter-ramp slope angles for the Bisha open pit development are as follows:

North Pit
Azimuth

0 – 135°
Slope

42°

South Pit
Azimuth

135° – 360°
Slope

45°

These slopes were laid back by 3° to account for ramps within the LG cones.

Pit Dewatering

Several packer tests were conducted during one of the drilling programs in the proposed pit area to evaluate the pit hydrogeological regime.  The testing indicated that permeabilities are generally low in the rock mass below a depth of 60 m, but are high enough that pit inflows can be expected.  The inflows are estimated to be in the range of approximately 30 L/s, assuming an infinite source.  For planning purposes, allowance for pumping approximately three times this amount is recommended; however, in estimating potential water availability, the rate of 30 L/s should be used.  It must be recognized that any estimate is a broad value and will vary considerably over the life of the mine.  Initial pit inflow may be relatively high and diminish with time as befits the nature of the aquifer storage characteristics in this type of geological environment.  A better understanding of the groundwater environment, including long-term water level monitoring, is required to define pit watering requirements and optimize the pit slopes.

Water quality in the pit area is not known in detail, but a single field test completed in 2005 indicated a pH of approximately 4.23 and a conductivity of over 4,000 µs.  Some of the pit inflow water may need to be treated or blended with fresher water prior to release.  If the water is collected for recycle through the process plant; then chemical treatment may be required to ensure suitability.  The use of pit water in the process plant should be further evaluated during project feasibility stage.

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Production Profile

The production profile is based on mining out the various model zones separately, using the revenue factor cones as a guide.  The profile is preliminary in nature, and more work is required to ensure that feed will always be available to the plant.  No detailed review of the plan has been done with respect to access, bench advance per year or other operational issues.

The mine plan is restricted by the requirement for no stockpiling of the supergene and primary ores.  The sulphide ores oxidize rapidly over a short time and must therefore be fed directly to the mill from the pit.  The current plan calls for processing the supergene and primary ores separately.  However, the spatial distribution between these two types precludes them from being mined exclusively.  For this iteration of the plan, it was considered that processing of supergene and primary in campaigns would be acceptable.  More-detailed planning is needed to optimize the point where the switch from processing supergene to primary mineralization should occur.  The scoping study level mining schedule is shown in Table 18-5.

The inability to stockpile mill feed (or possibly to process supergene and primary mineralization concurrently) will limit the opportunities for optimizing the mining fleet and the schedule.  To provide continuous mill feed, the stripping ratio for each bench could become highly variable.  This would require above-normal flexibility and capacity in the mining fleet, which would come at a higher cost.  The capital and operating cost estimates for the scoping study are based on the production profile as presented and as such are subject to change with additional work.

Table 18-5:

Mining Schedule (Mt/a)

Year	1	2	3	4	5	6	7	8	9	10
Oxide	2.0	1.0	-	-	-	-	-	-	-	-
Supergene	-	-	0.9	-	-	-	-	-	-	-
Primary	-	-	-	-	-	-	-	-	-	-
Waste	2.8	1.5	1.3	-	-	-	-	-	-	-
Oxide	-	1.0	-	-	-	-	-	-	-	-
Supergene	-	-	1.0	2.0	0.5	-	-	-	-	-
Primary	-	-	-	-	-	1.1	-	-	-	-
Waste	-	2.3	3.1	4.3	1.2	2.1	-	-	-	-
Oxide	-	-	1.0	-	-	-	-	-	-	-
Supergene	-	-	-	-	1.3	-	-	-	-	-
Primary	-	-	-	-	-	0.5	0.8	0.8	0.8	1.4
Waste	-	-	0.4	1.0	2.3	4.5	3.9	4.0	4.6	4.5
Oxide	-	-	-	-	-	-	-	-	-	-
Supergene	-	-	-	-	0.2	0.4	-	-	-	-
Primary	-	-	-	-	-	-	-	-	-	1.1
Waste	-	-	3.0	2.5	4.5	4.4	6.5	7.0	6.5	6.7
Total
Oxide	2.0	2.0	0.1	-	-	-	-	-	-	-

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Supergene	-	-	1.9	2.0	2.0	0.4	-	-	-	-
Primary	-	-	-	-	-	1.6	2.0	2.0	2.0	2.5
Total Production to Mill	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.5
Total Waste	2.8	3.7	7.8	7.8	8.0	11.0	10.4	10.9	11.1	11.2
Total Mined	4.8	5.7	9.8	9.8	10.0	13.0	12.4	12.9	13.1	13.7

Mining equipment fleet requirements are summarized in Table 18-7.

18.4

Process

The metallurgical testwork and process design portion of the scoping study is provided in Section 16 of this technical report.

18.5

Onsite and Offsite Infrastructure

18.5.1

Onsite Infrastructure

Introduction

The on-site infrastructure will be designed to fully support the mining and metallurgical operations.  Facilities include an administration building, truck and maintenance shop, operation accommodation camp, guardhouse, fuel storage, electrical power generators and distribution network, tailings and waste rock storage, and water management and supply system.

Plant Site

The plant site facilities will include the mill building, administration building, truck and maintenance shop, personnel camp, fuel storage area, accommodation camp and security guardhouse.  All the buildings will be constructed to Eritrean building standards.

The single-storey administration building will be designed to provide offices for the management team, including the general mine manager; administration department; accounting, payroll and purchasing personnel; human resources department; mine operations; and safety and first aid, including a first aid room and ambulance parking.

The truckshop will be constructed south of the process building (mill) for maintenance of mine trucks, yard equipment, small vehicles and other equipment.  A warehouse, complete with outdoor storage yard, a machine shop and water pumps will be attached to the truckshop.  The machine shop will also be used to maintain milling equipment.  A

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change room with clean and dirty lockers and shower facilities will be provided for the mining and maintenance crews.

A 370-person camp will be built 1.5 km northwest of the mill building to provide lodging for expatriate employees and non-local workers.  The camp will be complete with kitchen, dining area, laundry and sewage treatment facilities.

Two fuel storage tanks with total capacity of 2 ML of diesel fuel will be installed south of the mill building.  Dispensing equipment will be provided to service the mining trucks and support equipment.

The entire area around the plant site, open pit mine and waste dumps will be enclosed within a 3 m high security fence.  Traffic will enter the fenced area at the north from the plant access road, passing through a security gate manned by security guards.  A security guardhouse will be built to provide shelter for guards on duty.

Electrical Power Supply

Electrical power requirements for the Bisha project are estimated to be 14 MW, peak, with average draws of 10 MW.  Electrical power will be supplied by a contractor over the fence.

Power requirements are concentrated in the area around the process plant.  The largest electrical load is the grinding area.  The rest of the electrical requirements are in the following locations:

•

crushing and ore reclaim

•

ancillary building loads, including assay lab, warehouse, shops and offices/dry

•

water distribution and fuel storage/handling

•

water supply pumphouses (fresh and reclaimed water).

The scoping study costs are based on a layout where the substation is adjacent to the grinding area and close to the rest of the process plant.  The grinding mill motor switchgear will be located in the power generation station electrical room, saving both cabling, switchgear and floor space.

Power will be supplied to the remote sites by distribution power lines originating from the substation and routed beside site roads.

Tailings Management

This scoping study is based on a conventional tailings slurry ranging from 65% solids for oxide mineralization to 49% solids for primary ore.  A number of other

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considerations for the tailings management system were based on industry norms and on current project planning and experience on similar projects:

•

Tailings will be generated at a rate of approximately 2.0 to 1.8 Mt/a.

•

Tailings will be produced from three mineralization types:  oxide with cyanide destruction for approximately 2.5 years, supergene and primary with conventional copper and zinc flotation tailings for the balance of the mine life.

•

The total mine life is approximately 10 years.

•

There is geologic potential for a longer mine life, and so the tailings facility area must have room for expansion.

•

The tailings will have sulphide oxidation potential and therefore acid-generating and metal-leaching potential if allowed to fully oxidize.

•

Cyanide destruction will be done to reduce total residual cyanide in the tailings to a maximum of 2 ppm.

•

The point of compliance for seepage from the tailings impoundment will be the edge of the property and not within the tailings impoundment.

•

Point-of-compliance standards for metal loadings will be the edge of the property, typical for base metal mines.

•

The groundwater table is more than 20 m below the ground surface, and there is no potable use of that groundwater in the immediate vicinity of the mine.

•

Sufficient construction material will be available for constructing the tailings starter dam.  Mine waste rock can be used to raise the dam in subsequent years.

•

Foundation conditions along the proposed embankment(s) are acceptable.

•

Sufficient cover/reclamation material will be available for capping.

•

Water released through an engineered spillway during flood events will be of acceptable quality for discharge.

For this project, the following attributes affect the selection process:

•

Water reclaim from the tailings will be difficult given the arid environment, and a water cover to avoid oxidation could be a major benefit.  However, the base case for the scoping study includes a reclaim line for the tailings system.

•

Regardless of reclaim issues, evaporation may limit the ability to maintain a water cover over some parts of the tailings beach.  The evaporative potential for the site has not been rigorously defined but is likely within the range of 3 to 4 m/a.

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•

The topography in the general area of the project has no volume-storage advantages, and the construction of a traditional slurry impoundment will require appreciable earthworks.

The approximate scale of the required earthworks of the tailings area was evaluated for its storage potential.  Using a relatively aggressive dam design and given good foundation conditions, it appears that an ultimate dam consisting of about 9.3 Mm3 of construction material will be needed to store about 10 years’ production of tailings.  The construction of the dam would be staged and incorporate the “downstream” method of construction.  This estimate was based on:

•

Flat storage (some beach angle, but optimal storage potential through spigot management).

•

An estimated achieved in situ density of 1.3 t/m3.

•

No allowance for flood storage freeboard but for 1 m of operating freeboard.  Considering that the catchment area is essentially limited to the tailings area itself, flood storage will likely be in the order of a metre, but this needs to be confirmed during the feasibility study phase.

The area selected for the facility appears to have the potential for expansion to a capacity of at least 45 Mt or, at the scoping study annual tonnage, more than 20 years of operation.

Given the climate, a three-year storage capacity starter dam will be required as part of the project capital works.  This relates to a crest elevation of 580 m when the 1 m of operating freeboard is included.  The estimated volume of material required for the starter dam is 1.6 Mm3.  The dam can then be raised annually or less often if desired, as long as the storage capacity for two years of operation plus the operating freeboard requirement is always maintained.  In the latter years of the mine, the amount of overbuild (two years) will be gradually reduced as the final closure configuration is formed by selective tailings placement and progressive reclamation.

Waste Rock Management

The waste rock dumps can be developed as end-dumped, angle-of-repose structures within the defined footprint noted on the site plan.  At the same time, reclamation objectives for the waste dumps, to be confirmed during the environmental permitting process in progress, may dictate alternative geometries.  From a geotechnical perspective, an angle of repose development with maximum slope lengths of 50 m between 10 m benches will be allowable.

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The dumps should be set back from the edge of any ultimate pit development by a minimum of 80 m where there is no haul road and by 100 m adjacent to haul road entrance/exit points.

While there is likely good potential for borrow material to be available for the tailings starter dam and raises adjacent to the impoundment, the possibility of using non-potentially-acid-generating waste rock for dam construction should be evaluated.

Water Supply Sources

Total process plus potable water requirements for the Bisha project range from 125 m3/h when processing oxide mineralization to 203 m3/h for the primary mineralization, or 35 L/s to 56 L/s.

The work to date shows that it will not be feasible to use the shallow local aquifers for process water supply.  The pump test on the Camp Well in 2005 indicated that the aquifer is probably in the alluvial material overlying bedrock.  Water was heard audibly cascading in the well to the pumping water level.  This suggests that the local aquifer is too small to support sustained extraction for total anticipated requirements, although the shallow aquifers could conceivably provide potable water.

Alternative water sources include deeper groundwater, surface flood waters and water from pit dewatering.  Deep aquifers are an attractive asset for mines in arid areas because sources that rely on annual rainy seasons, such as shallow aquifers and surface features, often require some form of contingency for those years when the rainy season simply does not meet average conditions, or does not arrive at all.  At Bisha, however, the chances of developing a deep aquifer to supply the full process water requirements are low.

Flood Management

The flat topography and the intense rainfall events during the rainy season create regular flooding in the Bisha area.  It is most likely that flood waters back up in the Mogoraib and Fereket rivers from the north.  The waste dump development being constructed across the Fereket and to the west of the pit will act as a berm to hold back these waters.  During the scoping study, a concept was developed whereby a modest dam would be constructed across the two outcrops south of the pit to create a potential reservoir with as much as 10 Mm3 of storage.  Any excess water would readily spill out the back end into the Shatera watershed, effectively shielding the pit and mine area from flood water from the south.

The potential of the reservoir will depend on whether it fills sufficiently and water leakage from the reservoir.  Rainfall, runoff and climate data are currently being collected to determine this potential.  In 2004, six separate flow events were measured

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at site.  Flow durations are unknown for each case, however, and it is also unknown whether all of the flow was measured.  If the information available represents the entire flow, and 2004 was an average year, then the reservoir may not fill up irrespective of any leakage concerns.  The opposite is true if flows are greater than indicated.  If the reservoir fills to near capacity of approximately 10 Mm3, then it could supply process water for one year requirements of 202 m3/h and evaporation of 10 mm/d (based on evaporation data from Aswan Dam in Egypt).

Besides confirmation of inflow information, other issues with the reservoir concept include siltation and leakage.  Siltation is not considered to be a major issue because silt check structures can be placed upstream of the reservoir, and/or dredging can be done as required.  In terms of leakage, it is anecdotally the case that reservoirs attempted in Eritrea leak considerably.  The general near surface stratigraphy at the site is certainly relatively pervious.  The basin would therefore need to be proof-rolled to reduce the hydraulic conductivity.  A certain amount of siltation would actually be favourable from a leakage perspective because it will tend to blind the reservoir further beyond the proof-rolling exercise.

Additional study of the reservoir concept is required during the feasibility phase, including infiltration (percolation) tests in the reservoir site before and after some equivalent form of proof-rolling, assessment of the abutments and an estimate of the siltation potential during an average rainy season.

18.5.2

Off-site Infrastructure

Introduction

The Bisha site is connected by an all-weather earth road to Aqordat (Akurdet on some maps), where it links up with a two-lane paved road to Asmara via Keren.  The road passes through the capital city of Asmara and joins the road to Massawa located by the Red Sea.  Although there is a railway bed in the Bisha area, there is no track.  The only mean of mass transportation to and from the seaport will be by road.

In the scoping study, it is planned that all equipment, consumables and fuel will be shipped to Massawa, the closest seaport to Bisha, and then transported to the project site by truck.  The concentrates from the supergene and primary mineralization will be delivered to a concentrate shipping facility in Massawa, which will be built in Year 2 of mine operation.

Massawa Port

All consumables and equipment will be shipped to the seaport in Massawa and transported to site on conventional flatbed trucks hauling an additional trailer, providing a total capacity of 40 tonnes in each truckload.  The equipment will arrive at the port in

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pallets, and reagents and consumables will be shipped in 20 tonne sea containers.  Fuel delivered by ship will be pumped into tankers at the port before being hauled to the Bisha site.

The Massawa port is an international seaport on the west shore of the Red Sea at coordinates 15°37N-39°29E.  The port has eight berths ranging in width from 176 m to 208.6 m with 5 m to 12 m draught, a cement jetty and two oil terminals.  The average tide is 1.2 m high.

At present, the port is operating at 60% of its capacity with several 75 tonne cranes.  It handles 12 to 15 containers per hour on a 24 hour per day basis.  Containers can be stored at the port for the maximum of 20 days without penalty.  There is enough space for up to 7,000 containers, but no room to store any significant quantity of concentrates for shipping.  Toxic materials and explosives have to be transported away from the port property as soon as they are unloaded.

The estimated number of incoming containers to be used for the project is shown in Table 18-6.  The requirement is relatively low and does not warrant a dedicated container-handling facility for the project.  Massawa can handle this volume of containers without congesting the wharf system or the container yard; the loading and unloading could take between 30 and 40 h/a.  As indicated, however, containers carrying explosives or sodium cyanide will need “direct hit” transportation from the ocean-going vessel to the trucks heading for the mine site without pause in the container storage yard.  This procedure will need to be well coordinated.

The port has been expanding, and its crane capacity is expected to reach 115 tonnes in the near future.  Since the port is surrounded by the city, which limits the physical size of the port, major expansion is not likely.

Surface Transportation

The existing road from Massawa to the Bisha site is rated for 40 tonnes.  The alignment of the road is shown on Figure 18-1.  Conditions along the various sections are as follows:

•

Massawa to Asmara:  two-lane paved road 115 km long x 6.5 to 7.0 m wide.

•

Asmara to Keren:  two-lane paved road 94 km long x 6 to 6.5 m wide.

•

Keren to Aqordat:  two-lane paved road 87 km long x 6.6 m wide.

•

Aqordat to Bisha:  all-weather earth road 52 km long x 6.0 m wide.

There is an elevation difference of 2,400 m between Massawa and Asmara, and the road rises on a set of switchbacks.  Another set of switchbacks occurs on the road from Asmara to the Bisha site.  In some areas, it would be very difficult to manoeuvre a 20 tonne truck/trailer through the switchbacks.

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Table 18-6:

Estimated Annual Quantities of Consumables and Spares

Mineralization Type	(t/a)	Container (t)	No. of Containers
Oxide
5" grinding balls	1,606	12	134
2" grinding balls	2,208	12	184
SAG mill liners	201	12	17
Ball mill liners	161	12	13
Quick lime*	6,023	20	301
Sodium cyanide	2,008	20	100
Sodium hydrosulphite	6,826	20	341
Copper sulphate	1,004	20	50
Activated carbon	50	20	3
Nitric acid	251	Iso	13
Sodium hydroxide	301	20	15
Mill spares & consumables	2,000	20	100
Mining spares & consumables	8,000	20	400
Explosives	160	20	8
Total	30,797		1,679
Monthly average			140
Supergene
5" grinding balls	1,606	12	134
2" grinding balls	2,208	12	184
1" grinding balls (supergene)	693	12	58
SAG mill liners	201	12	17
Ball mill liners	161	12	13
Regrind mill liners (Supergene)	37	12	3
Quick lime*	4,617	20	231
PAX	241	20	12
MIBC	281	20	14
Flocculant	50	20	3
Mill spares & consumables	3,000	20	150
Mining spares & consumables	8,000	20	400
Explosives	160	20	8
Total			1,226
Monthly average			102
Primary
5" grinding balls	1,606	12	134
2" grinding balls	2,208	12	184
1" grinding balls (primary)	828	12	69
SAG mill liners	201	12	17
Ball mill liners	161	12	13

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Regrind mill liners (primary)	44	12	4
Quick lime*	4,015	20	201
Potassium amyl xanthate	301	20	15
MIBC	181	20	9
Copper sulphate	1,506	20	75
Sodium cyanide/zinc sulphate	281	20	14
Flocculant	50	20	3
Mill spares & consumables	3,500	20	175
Mining spares & consumables	8,000	20	400
Explosives	160	20	8
Total			1,320
Monthly average			110

*Lime is expected to be trucked from Massawa.

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Figure 18-1:

Road Alignments from Massawa to Bisha

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18.6

Capital Cost Estimate

Summary

The total estimated pre-production cost to design, procure, construct, and commission the various facilities described in this study is summarized in Table 18-7.  The estimate is categorized as scoping level with an expected accuracy range of ±35% at the bottom line.  All costs are expressed in 3rd quarter 2005 US dollars, with no allowance for escalation or interest during construction.  The estimate covers the direct field costs of executing the project, plus the indirect costs associated with design, construction and commissioning of the facilities.

Table 18-7:

Capital Cost Summary (US$000)

Major Area	Initial	Subsequent	Total Capital
Mining	9,300	-	9,300
Concentrator	40,800	19,100	59,900
Tailings	6,700	-	6,700
Site & Services	3,400	-	3,400
Ancillaries	13,700	-	13,700
Utilities	4,700	-	4,700
Concentrate Shipping Facilities	-	27,000	27,000
Subtotal Direct Costs	78,600	46,100	124,700
Owner’s Costs	13,000	-	13,000
Indirect Costs	38,400	6,800	45,200
Contingency	25,800	5,300	31,100
Total Capital Costs	155,800	58,200	214,000

Direct Costs

The capital cost estimate includes direct costs for all processing and ancillary facilities as described elsewhere in this report. Preliminary budget quotations were obtained for major mechanical equipment, and in-house pricing data were used for minor equipment.  Costs for the structural, piping, electrical and instrumentation requirements for the process plants were factored based on the mechanical equipment value.  Costs for ancillary and infrastructure items were based on preliminary designs and take-offs.

Indirect Costs

Included in this area are costs for engineering, procurement and construction management, construction equipment, temporary construction facilities and services, freight, start-up and commissioning, and first fills and capital spares.  These costs were factored based on the total direct costs.

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Owner’s Costs

Owner’s costs were provided by Nevsun, including all the direct and indirect costs typically borne by the Owner during the construction phase, such as insurance, Nevsun expatriate and local staffs, overheads and branch office support.

Contingency

A contingency of 25% of all costs has been included, reflecting the preliminary nature of this estimate.  The contingency is not intended to account for scope changes, currency fluctuation, escalation, or force majeure items.

Assumptions

The following assumptions have been made in the preparation of this estimate:

•

All material and equipment purchases and installation subcontracts will be competitively tendered on a lump sum basis.

•

The project will proceed on an EPCM basis.

•

Site work is continuous and is not constrained by factors outside of the EPCM contractor’s control such as weather, political unrest or Owner’s requirements.

•

There is a 60 hour work week for the construction phase of the project.

•

All material and equipment will be sourced from outside Eritrea.

•

Skilled tradespersons, supervisors, contractors, and construction equipment will be sourced from outside Eritrea.

Mining Capital and Sustaining Capital Costs

The mining capital cost estimate is summarized in Table 18-8.

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-8:

Mine Capital Schedule (US$M)

Year	-2	-1	1	2	3	4	5	6	7	8	9	10
Equipment
Loaders – Cat 988	-	0.59	-	-	0.59	-	-	0.59	0.59	0.59	-	-
Trucks – Cat 740A	-	2.44	-	-	2.44	-	-	4.27	-	-	-	-
Drills – DM 30	-	0.50	-	-	0.50	-	-	0.50	-	0.50	-	-
Track Dozers – Cat D8	-	1.14	-	-	-	-	-	-	-	1.14	-	-
Graders – Cat 14H	-	0.45	-	-	0.45	-	-	-	-	0.45	-	-
Watertruck	-	1.05	-	-	-	-	-	-	-	1.05	-	-
Total Major Equipment	-	6.17	-	-	3.98	-	-	5.36	0.59	3.73	0.50	-
Other Support 10%	-	0.62	-	-	0.40	-	-	0.54	0.06	0.37	0.05	-
Total Mining Equipment	-	6.79	-	-	4.38	-	-	5.90	0.65	4.10	0.55	-
Pre-Mine Development
Access Roads / Pre-Mining	1.00	-	-	-	-	-	-	-	-	-	-	-
Dump Bases/Stockpiles	0.90	0.60	-	-	-	-	-	-	-	-	-	-
Total Pre-Mine Development	1.90	0.60	-	-	-	-	-	-	-	-	-	-
Total Mine Capital	1.90	7.39	-	-	4.38	-	-	5.90	0.65	4.10	0.55	-

The sustaining capital costs in process are built in the milling costs and US$200,000 to replace the small vehicles is included in Year 4 and 8 of operation.

Exclusions

The following are not included in this cost estimate:

•

scope changes

•

interest during construction

•

cost of schedule delays such as those caused by:

-

scope changes

-

unidentified ground conditions

-

labour disputes

-

environmental permitting activities.

•

cost of financing including interest during construction

•

cost of land acquisition

•

import duties and taxes

•

cost of this or any further studies prior to the beginning of the EPCM phase of the project.

Project No. 147692 December 2005	Page 18-19

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

18.7

Operating Cost Estimate

Summary

Operating costs for the project are based on 10 years of mine life and comprise mining, milling (process) and general and administration (G&A) costs.  Each component is described in this section of the report.  The costs are summarized in Table 18-9.  All operating costs are estimated in 3rd quarter 2005 US dollars with no allowance for inflation or escalation.  Because there are no operating mines in Eritrea for comparison, labour rates and fuel cost were supplied by Nevsun.

Mining Cost Estimate

The operating cost estimate for mining is based on the projected capital equipment fleet and is shown in Table 18-10.  The fleet is expected to be capable of mining sufficient material to supply 2 Mt/a of feed to the mill at an average strip ratio that smooths mining capacity requirements.  The actual costs will vary with the strip ratio, haul distances, pit depth, required mill feed and other parameters.

The initial operating cost per tonne of mill feed starts at a low of US$5.11 and increases to about US$13.97/t as the pit deepens.  The average cost over the mine life is US$8.93/t of mill feed.

Estimated fuel consumption for the mining equipment is 2.7 ML/a initially, peaking at over 7 ML/a later in the mine life.  ANFO requirements start at 1.1 Mkg/a and peaks at over 3.0 Mkg/a, assuming (based on industry norm) an average powder factor of 0.24 kg/t.

Table 18-9:

Summary of Operating Costs (US$000)

Year	1	2	3	4	5	6	7	8	9	10
G&A	5,294	5,094	6,529	6,882	6,882	6,882	6,882	7,245	7,001	7,001
Mining	10,223	10,364	15,473	15,476	15,482	21,551	21,464	21,542	21,540	27,941
Milling	37,306	37,306	24,893	25,325	25,325	28,670	28,747	28,747	28,747	35,304
Total	52,823	52,764	46,895	47,683	47,689	57,103	57,093	57,534	57,288	70,246
Annual Milling (Mt/a)	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.5
Operating cost (US$/t)	26.41	26.38	23.45	23.84	23.84	28.55	28.55	28.77	28.61	28.00

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-10:

Mine Operating Cost Estimate (US$000)

Year		1	2	3	4	5	6	7	8	9	10
Material Moved
Ore (Mt)		2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.5
Waste (Mt)		2.8	3.7	7.8	7.8	8.0	11.0	10.4	10.9	11.1	11.2
Total (Mt)		4.8	5.7	9.8	9.8	10.0	13.0	12.4	12.9	13.1	13.7
Operating Cost Summary
Drilling Cost		815	815	1,631	1,631	1,631	2,446	2,446	2,446	2,446	3,261
US$/t		0.17	0.14	0.17	0.17	0.16	0.19	0.20	0.19	0.19	0.24
Blasting Cost		786	920	1,528	1,530	1,560	2,008	1,925	2,000	2,021	2,187
US$/t		0.162	0.160	0.156	0.156	0.156	0.155	0.155	0.155	0.155	0.159
Loading Cost		692	692	1,384	1,384	1,384	2,076	2,076	2,076	2,076	2,768
US$/t		0.14	0.12	0.14	0.14	0.14	0.16	0.17	0.16	0.16	0.20
Hauling Cost		2,163	2,163	4,265	4,265	4,265	7,987	7,987	7,987	7,987	10,150
US$/t		0.45	0.38	0.44	0.44	0.43	0.61	0.64	0.62	0.61	0.74
Major Support Cost		2,201	2,201	2,544	2,544	2,544	2,544	2,544	2,544	2,544	4,209
US$/t		0.45	0.38	0.26	0.26	0.25	0.20	0.20	0.20	0.19	0.31
Ancillary Support Cost	5%	441	448	724	724	725	1,045	1,041	1,045	1,046	1,452
US$/t		0.09	0.08	0.07	0.07	0.07	0.08	0.08	0.08	0.08	0.11
Total Equipment Cost		7,098	7,239	12,075	12,078	12,109	18,106	18,019	18,098	18,120	24,018
US$/t		1.47	1.26	1.23	1.23	1.21	1.39	1.45	1.40	1.39	1.75
Owner Mine Maintenance Ops		526	526	799	799	799	1,130	1,130	1,130	1,130	1,634
US$/t		0.11	0.09	0.08	0.08	0.08	0.09	0.09	0.09	0.09	0.12
Mine Ops Admin		1,299	1,299	1,299	1,299	1,299	1,299	1,299	1,299	1,299	1,299
US$/t		0.27	0.23	0.13	0.13	0.13	0.10	0.10	0.10	0.10	0.09
Mine Engineering
Mine Engineering Staff		585	585	585	585	585	455	455	455	455	455
US$/t		0.12	0.10	0.06	0.06	0.06	0.04	0.04	0.04	0.03	0.03
Contracted Services		75	75	75	75	75	75	75	75	75	75
US$/t		0.015	0.013	0.008	0.008	0.008	0.006	0.006	0.006	0.006	0.005
Geology
Geology Staff		490	490	490	490	490	360	360	360	360	360
US$/t		0.10	0.09	0.05	0.05	0.05	0.03	0.03	0.03	0.03	0.03
Ultimate pit definition drilling		150	150	150	150	125	125	125	125	100	100
US$/t		0.03	0.03	0.02	0.02	0.01	0.01	0.01	0.01	0.01	0.01
Total Costs		10,223	10,364	15,473	15,476	15,482	21,551	21,464	21,542	21,540	27,941
US$/t mined		2.11	1.81	1.58	1.58	1.55	1.66	1.73	1.67	1.65	2.04
US$/t milled		5.11	5.18	7.74	7.74	7.74	10.78	10.73	10.77	10.77	13.97

Major Mine Equipment Operating Cost

Operating costs, availability parameters and life cycles for the major mine equipment are shown in Table 18-11.  These costs are believed to be within scoping level accuracy and are based on an average fuel cost of US$0.85/L.

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-11:

Mine Equipment Operating Cost

Equipment	Cost per Hour (US$)	Mechanical Availability (%)	Usage (%)	Life Cycle (h)
Cat 988	79	88	90	40,000
Cat 740ADT	70	85	85	35,000
Cat D8	76	80	85	35,000
Cat 14H	45	80	85	35,000
Water Truck	100	85	85	35,000
Drill	128	80	85	35,000

Work Force

Mining work force estimates are based on the mine fleet and a maintenance staff to operating staff ratio of 0.6.  AMEC personnel provided the staffing schedule, shown in Table 18-12, including positions related to mine operations, engineering, geology, and maintenance.

Table 18-12:

Mine Work Force Schedule

Year		1	2	3	4	5	6	7	8	9	10
Equipment Operators
Drilling		5	5	10	10	10	15	15	15	15	15
Blasting		5	5	5	5	5	5	5	5	5	5
Loading		5	5	10	10	10	15	15	15	15	15
Hauling		19	19	33	33	33	61	61	61	61	61
Major Support (total)		20	20	25	25	25	25	25	25	25	25
Track Dozer		10	10	10	10	10	10	10	10	10	10
Grader		5	5	10	10	10	10	10	10	10	10
Water Truck		5	5	5	5	5	5	5	5	5	5
Ancillary	5%	4	4	5	5	5	8	8	8	8	8
Sampler		5	5	8	8	8	8	8	8	8	8
Total		63	63	96	96	96	137	137	137	137	137
Maintenance		38	38	58	58	58	83	83	83	83	83
Mine Ops Admin
Admin		1	1	1	1	1	1	1	1	1	1
Mine Ops Superintendent		1	1	1	1	1	1	1	1	1	1
General Foreman (Ops+Mtce)		2	2	2	2	2	2	2	2	2	2
Foremen (Ops+Mtce)		8	8	8	8	8	8	8	8	8	8
Total		12	12	12	12	12	12	12	12	12	12
Mine Engineering
Chief Mine Engineer		1	1	1	1	1	1	1	1	1	1
Senior Mine Engineer (Expat)		1	1	1	1	1	-	-	-	-	-
Senior Mine Engineer (National)		1	1	1	1	1	1	1	1	1	1
Engineers		2	2	2	2	2	2	2	2	2	2
Chief Surveyor		1	1	1	1	1	1	1	1	1	1
Technician		1	1	1	1	1	1	1	1	1	1
Surveyors		3	3	3	3	3	3	3	3	3	3
Total		10	10	10	10	10	9	9	9	9	9
Mine Geology
Chief Mine Geologist		1	1	1	1	1	1	1	1	1	1
Senior Geologist (Expat)		1	1	1	1	1	-	-	-	-	-
Senior Geologist (National)		1	1	1	1	1	1	1	1	1	1

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Geologists (National)	2	2	2	2	2	2	2	2	2	2
Technician	2	2	2	2	2	2	2	2	2	2
Total	7	7	7	7	7	6	6	6	6	6
Total Mine Operations Staff	130	130	183	183	183	247	247	247	247	247

Milling Cost Estimate

The three types of mineralization included in the Bisha resource require three different processing methods and will therefore result in three different operating costs.  The process operating cost estimates are summarized in Table 18-13.  The costs are based on a common production rate of 2 Mt/a for all three types of mineralization.  Depending on the process, the labour component ranges between 10% to 14% of the total operating cost, and the electrical power component is 40% to 47% of the total.

Table 18-13:

Process Operating Cost Estimate Summary (US$000)

Production Year	1	2	3	4	5	6	7	8	9	10
Oxide Ore Milled (kt)	2,000	2,000	118	-	-	-	-	-	-	-
Supergene Ore Milled (kt)	-	-	1,882	2,000	2,000	405	-	-	-	-
Primary Ore Milled (kt)	-	-	-	-	-	1,595	2,000	2,000	2,000	2,510
Cost Centre
Work Force	3,689	3,689	3,634	3,631	3,631	3,756	3,015	3,015	3,015	3,015
US$/t	1.84	1.84	1.82	1.82	1.82	1.88	1.51	1.51	1.51	1.51
Consumables	18,734	18,734	10,743	10,743	10,743	11,428	11,729	11,729	11,729	14,718
US$/t	9.43	9.43	5.41	5.16	5.16	5.76	5.91	5.91	5.91	5.86
Electrical Power	14,883	14,883	10,516	11,452	11,452	13,486	14,000.	14,003	14,003	17,571
US$/t	7.52	7.52	5.89	5.78	5.78	6.58	6.78	6.78	6.78	7.00
Total Process Costs	37,306	37,306	24,893	25,325	25,.325	28,670	28,747	28,747	28,747	35,304
US$/t milled	18.79	18.79	13.11	12.76	12.76	14.21	14.20	14.20	14.20	14.07

Salaries and Wages

Nevsun provided work force levels and salaries for a mixture of expatriate and local personnel.  Five staffing cases were developed to project the numbers of expatriates anticipated: one case each for the oxide-only, the supergene-only and the primary-only plant, and an additional case for each of the supergene and primary plants during years of concurrent mineral processing when the expatriates will be replaced by locals.  The selected staffing scenarios for the three plants are shown in Tables 18-14 to 18-16.

Expatriates will initially fill all supervisory and key operating positions.  The rest of the technical, operating and maintenance labour positions will be filled by locals.  The expatriate supervisors will be phased out and replaced by local personnel after the mine production has reached full designed capacity.  Starting in Year 7, the only expatriates left in the process plant will be the mill superintendent and the general maintenance foreman, who will be retained to the end of the mine life.

Project No. 147692 December 2005	Page 18-23

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-14:

Oxide Mineralization Process Salaries and Wages, Years 1 to 3

Position	Number	Salary (US$/a)	Burden (%)	(US$/a)	(US$/t)
Supervision (all ex-pat)
Mill Superintendent	1	120,000	40	168,000	0.08
Mill General Foreman	1	100,000	40	140,000	0.07
Senior Metallurgist	1	100,000	40	140,000	0.07
Operations Foreman	4	80,000	40	448,000	0.22
General Maintenance Foreman	1	100,000	40	140,000	0.07
Mechanical Foreman	2	80,000	40	224,000	0.11
Electrical Foreman	1	80,000	40	112,000	0.06
Training Foreman	1	80,000	40	112,000	0.06
Maintenance Planner	1	80,000	40	112,000	0.06
Subtotal	13			1,596,000	0.80
Technical Labour
Chief Chemist	1	36,000	30	46,800	0.02
Assayers	6	20,000	30	156,000	0.08
Metallurgical Technicians	2	20,000	30	52,000	0.03
Subtotal	9			254,800	0.13
Operating Labour
Primary Crusher Operator	4	20,000	30	104,000	0.09
Crusher Helper	4	10,000	30	52,000	0.03
Grinding Operator (ex-pat)	1	60,000	40	84,000	0.04
Grinding Operator	4	20,000	30	104,000	0.09
Grinding Helper	4	10,000	30	52,000	0.03
Leach/CIP/CND Operator (ex-pat)	1	60,000	40	84,000	0.04
Leach/CIP/CND Operator	4	20,000	30	104,000	0.09
Leach/CIP/CND Helper	4	10,000	30	52,000	0.03
ADR Operator	4	20,000	30	104,000	0.09
ADR Helper	4	10,000	30	52,000	0.03
Tailing Operator	2	20,000	30	52,000	0.05
Tailing Helper	2	10,000	30	26,000	0.01
Refinery Operator (ex-pat)	1	60,000	40	84,000	0.04
Refinery Operator	1	20,000	30	26,000	0.01
Refinery Helper	2	10,000	30	26,000	0.01
Reagant Mixing Operator	4	10,000	30	52,000	0.03
Labourer/Helper	12	10,000	30	156,000	0.08
Subtotal	58			1,214,000	0.61
Maintenance Labour
Millwright	6	20,000	30	156,000	0.08
Welder/Pipefitter	4	20,000	30	104,000	0.05
Electrician	4	20,000	30	104,000	0.05
Instrument Mechanic	2	20,000	30	52,000	0.03
Apprentice/Helper	16	10,000	30	208,000	0.10
Subtotal	32			624,000	0.31
Total Process Plant	112			3,688,800	1.84

Project No. 147692 December 2005	Page 18-24

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-15:

Supergene Mineralization Process Salaries and Wages, Years 3 to 6

Position	Number	Salary (US$/a)	Burden (%)	(US$/a)	(US$/t)
Supervision (all ex-pat)
Mill Superintendent	1	120,000	40	168,000	0.08
Mill General Foreman	1	100,000	40	140,000	0.07
Senior Metallurgist	1	100,000	40	140,000	0.07
Operations Foreman	4	80,000	40	448,000	0.22
General Maintenance Foreman	1	100,000	40	140,000	0.07
Mechanical Foreman	2	80,000	40	224,000	0.11
Electrical Foreman	1	80,000	40	112,000	0.06
Training Foreman	1	80,000	40	112,000	0.06
Maintenance Planner	1	80,000	40	112,000	0.06
Subtotal	13			1,596,000	0.80
Technical Labour
Chief Chemist	1	36,000	30	46,800	0.02
Assayers	6	20,000	30	156,000	0.08
Metallurgical Technicians	2	20,000	30	52,000	0.03
Subtotal	9			254,800	0.13
Operating Labour
Primary Crusher Operator	4	20,000	30	104,000	0.05
Crusher Helper	4	10,000	30	52,000	0.03
Grinding Operator (ex-pat)	1	60,000	40	84,000	0.04
Grinding Operator	4	20,000	30	104,000	0.05
Grinding Helper	4	10,000	30	52,000	0.03
Flotation Operator (ex-pat)	1	60,000	40	84,000	0.04
Flotation Operator	4	20,000	30	104,000	0.05
Flotation Helper	4	10,000	30	52,000	0.03
Filter Operator	4	20,000	30	104,000	0.05
Filter Helper	4	10,000	30	52,000	0.03
Tailing Operator	4	20,000	30	104,000	0.05
Tailing Helper	4	10,000	30	52,000	0.03
Reagant Mixing Operator	4	10,000	30	52,000	0.03
Labourer/Helper	12	10,000	30	156,000	0.08
Subtotal	58			1,156,000	0.58
Maintenance Labour
Millwright	6	20,000	30	280,800	0.14
Welder/Pipefitter	4	20,000	30	187,200	0.09
Electrician	4	20,000	30	187,200	0.09
Instrument Mechanic	2	20,000	30	93,600	0.05
Apprentice/Helper	16	10,000	30	208,000	0.10
Subtotal	32			624,000	0.31
Total Process Plant	110			3,630,800	1.82

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Table 18-16:

Primary Mineralization Process Salaries and Wages, after Year 6

Position	Number	Salary (US$/a)	Burden (%)	US$/a	US$/t
Supervision
Mill Superintendent (ex-pat)	1	120,000	40	168,000	0.08
Mill General Foreman	1	36,000	30	46,800	0.02
Senior Metallurgist	1	36,000	30	46,800	0.02
Operations Foreman	4	36,000	30	187,200	0.09
General Maintenance Foreman (ex-pat)	1	100,000	40	140,000	0.07
Mechanical Foreman	2	36,000	30	93,600	0.05
Electrical Foreman	1	36,000	30	46,800	0.02
Training Foreman	1	36,000	30	46,800	0.02
Maintenance Planner	1	36,000	30	46,800	0.02
Subtotal	13			822,800	0.41
Technical Labour
Chief Chemist	1	36,000	30	46,800	0.02
Assayers	8	20,000	30	208,000	0.10
Metallurgical Technicians	3	20,000	30	78,000	0.04
Subtotal	12			332,800	0.17
Operating Labour
Primary Crusher Operator	4	20,000	30	104,000	0.05
Crusher Helper	4	10,000	30	52,000	0.03
Grinding Operator	4	20,000	30	104,000	0.05
Grinding Helper	4	10,000	30	52,000	0.03
Flotation Operator	4	20,000	30	104,000	0.05
Flotation Helper	8	10,000	30	104,000	0.05
Filter Operator	4	20,000	30	104,000	0.05
Filter Helper	4	10,000	30	52,000	0.03
Tailing Operator	4	20,000	30	104,000	0.05
Tailing Helper	4	10,000	30	52,000	0.03
Reagent Mixing Operator	4	10,000	30	52,000	0.03
Labourer/Helper	12	10,000	30	156,000	0.08
Subtotal	60			1,040,000	0.52
Maintenance Labour
Millwright	8	20,000	30	208,000	0.10
Welder/Pipefitter	5	20,000	30	130,000	0.07
Electrician	5	20,000	30	130,000	0.07
Instrument Mechanic	3	20,000	30	78,000	0.04
Apprentice/Helper	21	10,000	30	273,000	0.14
Subtotal	42			819,000	0.41
Total Process Plant	127			3,014,600	1.51

The different staffing cases for the supergene and primary plants are related to expatriate versus local personnel in the other supervisory positions in Years 5 and 6, when both mineralization types are processed.  The study considers that the supergene mill will have all-expatriate supervisors and the primary plant mostly local supervisors.  The opposite cases of supergene milling with local supervisors and primary milling with expatriates are accounted for in the overall operating costs but are not included herein.

Project No. 147692 December 2005	Page 18-26

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

The number of supervisory and technical positions is similar to levels that would be expected in a typical North American operation because these positions are anticipated to be filled by personnel with experience in their fields.  Due to the lack of experience in the mining industry of local residents, the number of people required for operating and maintenance positions is approximately double of what would be typical in North America.

There will be a very steep learning curve at plant start-up, and it may be advisable to hire additional expatriate operators to aid in the training process.  This extra assistance would be of benefit in meeting production targets much earlier than would otherwise be the case.  Nevsun will provide a training program for the local employees before the plant start-up and an on-going on-the-job training program throughout the mine life.  Local personnel hired for the operation will need to be selected carefully to ensure they have the ability to acquire good skills to compensate for their lack of experience.

In the changeover from oxide to supergene mineralization, the leach/CIP and ADR operators will need to be retrained as flotation operators and filter operators.  Other positions will remain the same.

In Year 7, when most of the expatriate supervisory personnel will have been phased out, there will be a small reduction in work force costs.  With the addition of the zinc flotation and dewatering circuits for primary mineralization processing, the flotation operator will have more responsibility and will have one more helper.  The additional concentrate filter should still be within the capability of the operator and helper.  The new equipment will require a small increase in maintenance personnel in all disciplines.

To maintain 24 h/d, 7 d/wk coverage, each operating position will require four operators.  This applies to both the 8-hour and 12-hour shifts.

Process Consumables

Tables 18-17 to 18-19 list the consumable consumption rates and costs for the oxide, supergene and primary mineralization processes.  The pricing considers that consumables will be purchased out of North America and shipped to the Bisha site via ocean freight to the port of Massawa, then be transported from Massawa by truck to site.  Ocean shipping costs for containers were estimated by Kuehne & Nagel to be US$3,250 per 20 ft container.  Nevsun provided the overland trucking cost from Massawa to site of US$40/t.  Transportation costs therefore constitute a significant portion of the process consumables operating cost.

Project No. 147692 December 2005	Page 18-27

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-17:

Oxide Mineralization Process Consumables

Description	Consumption (kg/t)	Item Cost (US$/kg)	Shipping (US$/kg)	US$/a	US$/t
Grinding Media & Liners
125 mm Grinding Balls	0.450	0.825	0.311	1,026,083	0.51
50 mm Grinding Balls	0.990	0.788	0.311	2,183,054	1.09
SAG Mill Liners	0.044	2.053	0.311	208,762	0.10
Ball Mill Liners	0.076	3.575	0.203	576,333	0.29
Primary Crusher Liners	0.050	2.500	0.311	282,137	0.14
Subtotal				4,276,370	2.13
Reagents
Lime	3.000	0.130	0.203	2,014,526	1.02
Sodium Cyanide	1.000	1.650	0.203	3,718,894	1.88
Carbon	0.100	1.500	0.203	340,974	0.17
Hydrochloric Acid	0.250	0.350	0.203	277,286	0.14
Caustic Soda	0.300	0.570	0.203	466,443	0.24
Sodium Metabisulphite	3.400	0.400	0.203	4,085,062	2.06
Copper Sulphate	0.200	1.100	0.203	522,954	0.26
Flocculant	0.025	4.400	0.203	230,988	0.12
Steel Wool	…….……………Allowance……………..…..			15,000	0.01
Refinery Fluxes	………………….Allowance………………….			75,000	0.04
Subtotal				11,747,126	5.93
Maintenance Supplies	US$1.00/t milled		0.203	2,380,950	1.20
Laboratory Supplies
Assay Lab	…….……………Allowance……………..…..			220,000	0.11
Environmental Lab	…….……………Allowance……………..…..			55,000	0.03
Metallurgical Lab	…….……………Allowance……………..…..			55,000	0.03
Subtotal				330,000	0.17
Total Consumables				18,734,446	9.43

Table 18-18:

Supergene Mineralization Process Consumables

Description	Consumption (kg/t)	Item Cost (US$/kg)	Shipping (US$/kg)	US$/a	US$/t
Grinding Media & Liners
125 mm Grinding Balls	0.080	0.825	0.311	182,415	0.09
50 mm Grinding Balls	0.430	0.788	0.311	948,195	0.47
25 mm Grinding Balls	0.200	1.030	0.311	536,337	0.27
SAG Mill Liners	0.023	2.053	0.311	109,126	0.05
Ball Mill Liners	0.034	3.575	0.203	257,833	0.13
Regrind Mill Liners	…….……………Allowance……………..…..			140,000	0.07
Primary Crusher Liners	0.050	2.500	0.311	282,137	0.14
Subtotal				2,456,043	1.22
Reagents
Lime	5.000	0.130	0.203	3,357,544	1.67
Sodium Sulphite	1.000	0.560	0.203	612,288	0.31
PAX	0.120	1.170	0.203	329,672	0.16
MIBC	0.140	1.430	0.203	458,814	0.23
Flocculant	0.027	4.400	0.203	249,467	0.12
Subtotal				5,007,784	2.53
Maintenance Supplies
Supplies Allowance	US$1.00/t milled		0.203	2,380,950	1.20
Filter Cloths	…………….12 cloths @ US$13,000……….……			156,000	0.08
Subtotal				2,536,950	1.28
Laboratory Supplies
Assay Lab	…….……………Allowance……………..…..			165,000	0.08
Environmental Lab	…….……………Allowance……………..…..			44,000	0.02
Metallurgical Lab	…….……………Allowance……………..…..			33,000	0.02
Subtotal				242,000	0.12
Total Consumables				10,242,777	5.16

Project No. 147692 December 2005	Page 18-28

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-19:

Primary Mineralization Process Consumables

Description	Consumption (kg/t)	Item Cost (US$/kg)	Shipping (US$/kg)	US$/a	US$/t
Grinding Media & Liners
125 mm Grinding Balls	-	0.825	0.311	-	-
50 mm Grinding Balls	0.320	0.788	0.311	705,634	0.35
25 mm Grinding Balls	0.300	1.030	0.311	804,506	0.40
SAG Mill Liners	0.015	2.053	0.311	71,169	0.04
Ball Mill Liners	0.025	3.575	0.203	189,583	0.09
Regrind Mill Liners	…….……………Allowance……………..…..			140,000	0.07
Primary Crusher Liners	0.050	2.500	0.311	282,137	0.14
Subtotal				2,193,029	1.09
Reagents
Lime	4.000	0.130	0.203	2,686,035	1.34
PAX	0.150	1.170	0.203	412,090	0.21
MIBC	0.180	1.430	0.203	589,904	0.29
Copper Sulphate	0.750	1.100	0.203	1,961,077	0.98
Sodium Cyanide	0.050	1.650	0.203	185,945	0.09
Zinc Sulphate	0.150	0.600	0.203	241,653	0.12
Flocculant	0.029	4.400	0.203	267,946	0.13
Subtotal				6,344,649	3.20
Maintenance Supplies
Supplies Allowance	US$1.10/t milled		0.203	2,614,769	1.32
Filter Cloths	…………….24 cloths @ US$13,000…………….			312,000	0.16
Subtotal				2,926,769	1.48
Laboratory Supplies
Assay Lab	…….……………Allowance……………..…..			175,000	0.08
Environmental Lab	…….……………Allowance……………..…..			50,000	0.03
Metallurgical Lab	…….……………Allowance……………..…..			40,000	0.02
Subtotal				265,000	0.13
Total Consumables				11,729,446	5.91

Process Electrical Power

Electrical power costs for processing are based on a diesel fuel cost of US$0.85/L as obtained from Nevsun.  Based on fuel consumption of 0.26 L/kWh for electrical generation, the cost for electrical power will be US$0.22/kWh.

The changeover from oxide to supergene mineralization, with the reduction in ball charges in the SAG and ball mills, will significantly decrease electrical power consumption.  Power consumption will increase again with the changeover to primary mineralization due to the addition of the zinc flotation, zinc concentrate regrinding and dewatering circuits.

Estimated power consumption and costs for the three processing plants are summarized in Tables 18-20 to 18-22.

Project No. 147692 December 2005	Page 18-29

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-20:

Oxide Mineralization Electrical Power Costs

Process Area	Installed (kW)	Average Drawn (kW)	kWh/t	US$/a	US$/t
Crusher, Stockpile & Reclaim	351	178.3	0.8	343,550	0.17
Grinding	7,153	5,489.7	24.0	10,579,727	5.34
Pre-aeration & CN Leaching	175	394.7	1.7	760,750	0.38
Carbon-in-Pulp	389	139.7	0.6	269,200	0.14
Carbon Desorption & Gold Refining	1,245	666.6	2.9	1,284,722	0.65
CN Destruction & Carbon Handling	664	364.8	1.6	703,036	0.36
Reagents	154	48.0	0.2	92,470	0.05
Water Supply & Distribution	749	40.3	0.2	77,604	0.04
Compressed Air	720	200.4	0.9	386,296	0.20
Process Building HVAC & Lighting	200	200.0	0.9	385,440	0.19
Total Oxide Process Plant	12,179	7,722.5	33.7	14,882,795	7.52

Table 18-21:

Supergene Mineralization Electrical Power Costs

Process Area	Installed (kW)	Average Drawn (kW)	kWh/t	US$/a	US$/t
Crusher, Stockpile & Reclaim	351	153.2	0.7	295,263	0.15
Grinding	7,153	3,455.6	15.1	6,659,570	3.36
Copper Rougher Flotation	626	389.7	1.7	751,093	0.38
Copper Concentrate Regrinding	940	548.8	2.4	1,057,715	0.53
Copper Cleaner Flotation	488	313.7	1.4	604,622	0.31
Copper Concentrate Dewatering	370	190.0	0.8	366,119	0.18
Tailing Thickening	347	159.3	0.7	306,967	0.16
Reagents	132	44.9	0.2	86,595	0.04
Water Supply & Distribution	861	85.0	0.4	163,831	0.08
Compressed Air	981	301.9	1.3	581,743	0.29
Process Building HVAC & Lighting	300	300	1.3	578,160	0.29
Total Supergene Process Plant	12,449	5,942.1	25.9	11,451,679	5.78

Table 18-22:

Primary Mineralization Electrical Power Costs

Process Area	Installed (kW)	Average Drawn (kW)	kWh/t	US$/a	US$/t
Crusher, Stockpile & Reclaim	351	153.2	0.7	295,263	0.15
Grinding	7,153	3,164.0	13.8	6,097,659	3.08
Copper Rougher Flotation	626	389.7	1.7	751,093	0.38
Copper Concentrate Regrinding	940	548.8	2.4	1,057,715	0.53
Copper Cleaner Flotation	488	313.7	1.4	604,622	0.31
Copper Concentrate Dewatering	381	190.9	0.8	367,843	0.19
Zinc Rougher Flotation	630	392.5	1.7	756,381	0.38
Zinc Concentrate Regrinding	940	548.8	2.4	1,057,715	0.53
Zinc Cleaner Flotation	444	280.8	1.2	541,159	0.27
Zinc Concentrate Dewatering	324	191.0	0.8	368,188	0.19
Tailing Thickening	347	159.3	0.7	306,967	0.16
Reagents	156	49.6	0.2	96,574	0.05
Water Supply & Distribution	861	85.0	0.4	163,831	0.08
Compressed Air	1,353	498.7	2.2	961,141	0.49
Process Building HVAC & Lighting	300	300.0	1.3	578,160	0.29
Total Primary Process Plant	15,295	7,266.1	31.7	14,003,314	6.78

Project No. 147692 December 2005	Page 18-30

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

G&A Cost Estimate

General

G&A costs include administrative personnel, general office supplies, safety and training supplies, travel, contracted consultant services, insurance, permits, security, camp, building maintenance (excluding the process buildings and the truck shop), environmental management, concentrate and bullion transportation and employee transportation.  These are costs not directly chargeable to the mining or process areas.  G&A costs are summarized in Table 18-23.

G&A Labour Costs

The management team for the overall operation will consist of five departments under the supervision of the general mine manager.  The mine and mill departments are described in previous sections of this report.  The other three departments are Administration, Human Resources (HR) and Environmental, as shown in Figure 18-2.

Table 18-23:

G&A Cost Summary (US$000)

Year	1	2	3	4	5	6	7	8	9	10
Labour	3,070.2	3,070.2	2,826.8	3,120.6	3,120.6	3,120.6	3,120.6	3,429.0	3,185.6	3,185.6
G & A Expenses	260.0	60.0	1,738.0	1,798.0	1,798.0	1,798.0	1,798.0	1,852.0	1,852.0	1,852.0
Human Resources	399.0	399.0	399.0	399.0	399.0	399.0	399.0	399.0	399.0	399.0
Environmental	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Vehicles	144.9	144.9	144.9	144.9	144.9	144.9	144.9	144.9	144.9	144.9
Permits & Fees	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0
Insurance	750.0	750.0	750.0	750.0	750.0	750.0	750.0	750.0	750.0	750.0
Head Office Support	600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0
Total	5,294.1	5,094.1	6,528.7	6,882.5	6,882.5	6,882.5	6,882.5	7,244.9	7,001.5	7,001.5
Annual Milling (Mt)	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
G&A Cost per tonne (US$/t)	2.65	2.55	3.26	3.44	3.44	3.44	3.44	3.62	3.50	3.50

Project No. 147692 December 2005	Page 18-31

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Figure 18-2:

G&A Organization Chart

The administration labour cost estimate is based on the G&A organization charts and the labour rates supplied by Nevsun.  Basically the administration superintendent is responsible for warehousing and supply, operation of the concentrate shipping facilities in Massawa, payroll and maintenance of the project site outside of the mining and mill operations.

The Human Resources department handles personnel, training, safety, and first aid.

The Environmental department will ensure environmental controls and liaise with the government.

Management and supervisory staff will work 5½ days per week.  The staff schedule and associated and costs for each year are shown in Tables 18-24 to 18-30.

Employee transportation, where necessary, will be provided within the fenced mine property boundary.  Buses will pick up local employees at designated areas and transfer them to the administration building.  They will walk from there to their workstations and return to the administration building at shift change.  On-site employee transportation costs are included in the mine operating cost.  Light vehicles will be provided for the general manager and the superintendents.  Estimated vehicle costs over the life of the project are shown in Table 18-31.

Project No. 147692 December 2005	Page 18-32

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-24:

Staff Schedule

Year	1	2	3	4	5	6	7	8	9	10
General Management
1	1	1	1	1	1	1	1	1	1	1
Secretary	1	1	1	1	1	1	1	1	1	1
Subtotal	2	2	2	2	2	2	2	2	2	2
Administration
Administration Superintendent	1	1	1	1	1	1	1	1	1	1
Secretary	1	1	1	1	1	1	1	1	1	1
Purchasing Supervisor	1	1	1	1	1	1	1	1	1	1
Buyers	2	2	2	2	2	2	2	2	2	2
Clerks	2	2	2	2	2	2	2	2	2	2
Warehouse Supervisor	1	1	1	1	1	1	1	1	1	1
Site Warehouse Foreman	1	1	1	1	1	1	1	1	1	1
Concentrate Dispatcher-mine	-	-	-	3	3	3	3	4	4	4
Warehousemen	4	4	4	4	4	4	4	4	4	4
Year	1	2	3	4	5	6	7	8	9	10
Counter Attendant	4	4	4	4	4	4	4	4	4	4
Warehouse Yard Man-minesite	4	4	4	4	4	4	4	4	4	4
Concentrate Shipping Facility Supervisor	-	-	-	1	1	1	1	1	1	1
Concentrate Shipping Facility Foreman	-	-	-	2	2	2	2	3	3	3
Concentrate Shipping Facility Operators	-	-	-	4	4	4	4	6	6	6
Concentrate Shipping Facility Safety Officer	-	-	-	1	1	1	1	1	1	1
Concentrate Shipping Facility Electricians	-	-	-	1	1	1	1	1	1	1
Concentrate Shipping Mechanics	-	-	-	2	2	2	2	2	2	2
Customs Liaison-Massawa	1	1	1	1	1	1	1	1	1	1
Security Superintendent	1	1	1	1	1	1	1	1	1	1
Security Guards	20	20	20	20	20	20	20	20	20	20
Chief Accountant	1	1	1	1	1	1	1	1	1	1
Cost Accountant	1	1	1	1	1	1	1	1	1	1
Accounts payable Clerk	2	2	2	2	2	2	2	2	2	2
Paymaster	1	1	1	1	1	1	1	1	1	1
Payroll Clerk	2	2	2	2	2	2	2	2	2	2
System Analyst	1	1	1	1	1	1	1	1	1	1
Camp Manager	1	1	1	1	1	1	1	1	1	1
Camp Cooks	4	4	4	4	4	4	4	4	4	4
Camp Labourers	10	10	10	10	10	10	10	10	10	10
Camp Maintenance	4	4	4	4	4	4	4	4	4	4
Yard Maintenance Foreman	1	1	1	1	1	1	1	1	1	1
Yard maintenance	6	6	6	6	6	6	6	6	6	6
Military Labourers	2	2	2	2	2	2	2	2	2	2
Network Technician	1	1	1	1	1	1	1	1	1	1
Construction Manager	1	1	-	-	-	-	-	1	-	-
Engineers	1	1	-	-	-	-	-	1	-	-
Clerk	1	1	-	-	-	-	-	1	-	-
Subtotal	83	83	80	94	94	94	94	101	98	98
Human Resources
HR Superintendent	1	1	1	1	1	1	1	1	1	1
Secretary	1	1	1	1	1	1	1	1	1	1
Personnel Officers	1	1	1	1	1	1	1	1	1	1
Assistants	2	2	2	2	2	2	2	2	2	2
Safety & Training Officer	1	1	1	1	1	1	1	1	1	1
First Aid	4	4	4	4	4	4	4	4	4	4
Subtotal	10	10	10	10	10	10	10	10	10	10
Environmental
Environmental Superintendent	1	1	1	1	1	1	1	1	1	1
Environmental Technician	1	1	1	1	1	1	1	1	1	1
Secretary	1	1	1	1	1	1	1	1	1	1
Subtotal	3	3	3	3	3	3	3	3	3	3
Total	98	98	95	109	109	109	109	116	113	113

Project No. 147692 December 2005	Page 18-33

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-25:

Staff Cost Schedule (US$000)

	Base	Burden	Annual
	Salary		Salary
Year				1	2	3	4	5	6	7	8	9	10
General Manager
General Manager	150.0	1.40	210.0	210.0	210.0	210.0	210.0	210.0	210.0	210.0	210.0	210.0	210.0
Secretary	20.0	1.30	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Subtotal				236.0	236.0	236.0	236.0	236.0	236.0	236.0	236.0	236.0	236.0
Administration
Administration Superintendent	120.0	1.40	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0
Secretary	20.0	1.30	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Purchasing Supervisor	100.0	1.40	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0
Buyers	10.0	1.30	13.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Clerks	10.0	1.30	13.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Warehouse Supervisor	100.0	1.40	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0
Site Warehouse Foreman	20.0	1.30	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Concentrate Dispatcher-mine	10.0	1.30	13.0	-	-	-	39.0	39.0	39.0	39.0	52.0	52.0	52.0
Warehousemen	10.0	1.30	13.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0
Counter Attendant	10.0	1.30	13.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0
Warehouse Yard Man-minesite	10.0	1.30	13.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0
Concentrate Shipping Facility Supervisor	36.0	1.30	46.8	-	-	-	46.8	46.8	46.8	46.8	46.8	46.8	46.8
Concentrate Shipping Facility Foreman	20.0	1.30	26.0	-	-	-	52.0	52.0	52.0	52.0	78.0	78.0	78.0
Concentrate Shipping Facility Operators	10.0	1.30	13.0	-	-	-	52.0	52.0	52.0	52.0	78.0	78.0	78.0
Concentrate Shipping Facility Safety Officer	20.0	1.30	26.0	-	-	-	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Concentrate Shipping Facility Electrician	20.0	1.30	26.0	-	-	-	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Concentrate Shipping Mechanics	20.0	1.30	26.0	-	-	-	52.0	52.0	52.0	52.0	52.0	52.0	52.0
Customs Liaison-Massawa	20.0	1.30	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Security Superintendent	120.0	1.40	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0
Security Guards	10.0	1.30	13.0	260.0	260.0	260.0	260.0	260.0	260.0	260.0	260.0	260.0	260.0
Chief Accountant	120.0	1.40	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0
Cost Accountant	10.0	1.30	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0
Accounts payable Clerk	10.0	1.30	13.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
												…table continues

Project No. 147692 December 2005	Page 18-34

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-25: continued

	Base	Burden	Annual
	Salary		Salary
Year				1	2	3	4	5	6	7	8	9	10
Payroll Clerk	10.0	1.30	13.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
System Analyst	10.0	1.30	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0
Camp Manager	100.0	1.40	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0
Camp Cooks	10.0	1.30	13.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0
Camp Labourers	10.0	1.30	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0	130.0
Camp Maintenance	10.0	1.30	13	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0
Yard Maintenance Foreman	36.0	1.30	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8	46.8
Yard maintenance	10.0	1.30	13.0	78.0	78.0	78.0	78.0	78.0	78.0	78.0	78.0	78.0	78.0
Military Labourers	10.0	1.30	13.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Network Technician	10.0	1.30	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0
Construction Manager	120.0	1.40	168.0	168.0	168.0	-	-	-	-	-	168.0	-	-
Engineers	48.0	1.30	62.4	62.4	62.4	-	-	-	-	-	62.4	-	-
Clerk	10.0	1.30	13.0	13.0	13.0	-	-	-	-	-	13.0	-	-
Subtotal				2,202.2	2,202.2	1,958.8	2,252.6	2,252.6	2,252.6	2,252.6	2,561.0	2,317.6	2,317.6
Human Resources
HR Superintendent	120.0	1.40	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0
Secretary	10.0	1.30	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0
Personnel Officers	20.0	1.30	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Assistants	10.0	1.30	13.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Safety & Training Officers	100.0	1.40	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0	140.0
First Aid	10.0	1.30	13.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0	52.0
Subtotal				425.0	425.0	425.0	425.0	425.0	425.0	425.0	425.0	425.0	425.0
Environmental
Environmental Superintendent	120.0	1.40	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0	168.0
Environmental Technician	20.0	1.30	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0	26.0
Secretary	10.0	1.30	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0	13.0
Subtotal				207.0	207.0	207.0	207.0	207.0	207.0	207.0	207.0	207.0	207.0
Total				3,070.2	3,070.2	2,826.8	3,120.6	3,120.6	3,120.6	3,120.6	3,429.0	3,185.6	3,185.6

Project No. 147692 December 2005	Page 18-35

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-26:

Human Resource Costs (US$000)

Year	1	2	3	4	5	6	7	8	9	10
Health & Safety
Office Supplies & Equipment	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0
Safety System	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0
Safety Supplies	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Emergency Services	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0
Other
Subtotal	99.0	99.0	99.0	99.0	99.0	99.0	99.0	99.0	99.0	99.0
Community Support
Project Support (medical)	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Education Programs / PR	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Regional Mtg / Briefings / Special Events	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Subtotal	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0
Training
Training Courses	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Subtotal	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Recruiting
Recruiting costs	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Subtotal	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Total	399.0	399.0	399.0	399.0	399.0	399.0	399.0	399.0	399.0	399.0

Table 18-27:

General Administration Expenses (US$000)

Year	1	2	3	4	5	6	7	8	9	10
Consultants
Annual Allowance	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0
Subtotal	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0
General
Office Supply	300.0	300.0	300.0	300.0	300.0	300.0	300.0	300.0	300.0	300.0
Telephone/Fax	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Computer hardware Update	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0
Computer Software Licences	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0
Port operation & Maintenance**	-	-	60	120	120	120	120	174	174	174
Camp-Food coats*	1,168	1,168	1,168	1,168	1,168	1,168	1,168	1,168	1,168	1,168
Subtotal	1,618	1,618	1,678	1,738	1,738	1,738	1,738	1,792	1,792	1,792
Travel & Accommodation
Annual Allowance	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0
Sub-total	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0
Other
Mine Opening	200.0	-	-	-	-	-	-	-	-	-
Donations	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Sub-total	210.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Total	260.0	60.0	1,738.0	1,798.0	1,798.0	1,798.0	1,798.0	1,852.0	1,852.0	1,852.0

Notes:  * Food cost at US$8/man/day and US$20/man/day for expatriates.  ** 3% of equipment cost

Project No. 147692 December 2005	Page 18-36

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-28:

Environmental Costs (US$000)

Year	1	2	3	4	5	6	7	8	9	10
Cost Items
Baseline Studies / Lab Work	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Total	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0

Table 18-29:

Permits and Fees (US$000)

Year	1	2	3	4	5	6	7	8	9	10
Permits
Concession	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0
Radio	-	-	-	-	-	-	-	-	-	-
Roads	-	-	-	-	-	-	-	-	-	-
Total	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0

Table 18-30:

Insurance (US$000)

Year	1	2	3	4	5	6	7	8	9	10
Insurance
Mobile Equipment	-	-	-	-	-	-	-	-	-	-
Buildings	-	-	-	-	-	-	-	-	-	-
Business Interruption**	400.0	400.0	400.0	400.0	400.0	400.0	400.0	400.0	400.0	400.0
Comprehensive**	150.0	150.0	150.0	150.0	150.0	150.0	150.0	150.0	150.0	150.0
Construction Insurance	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0
Total	750.0	750.0	750.0	750.0	750.0	750.0	750.0	750.0	750.0	750.0

Table 18-31:

Head Office Support (US$000)

Year	1	2	3	4	5	6	7	8	9	10
Asmara Office
Annual Budget Allocation	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0
Subtotal	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0	200.0
Vancouver Office
Allocation	350.0	350.0	350.0	350.0	350.0	350.0	350.0	350.0	350.0	350.0
Travel	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Subtotal	400.0	400.0	400.0	400.0	400.0	400.0	400.0	400.0	400.0	400.0
Total	600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0	600.0

Project No. 147692 December 2005	Page 18-37

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-32:

Vehicle Costs (US$000)

	Quantity	Usage	Unit Cost	Cost/a
Year		km/a	US$/km		1	2	3	4	5	6	7	8	9	10
Light Vehicles
General Manager	1	30,000	0.25	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50
Mine Superintendent	1	30,000	0.25	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50
Mill Superintendent	1	30,000	0.25	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50
Administration Superintendent	1	30,000	0.25	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50
Warehouse Staff	1	15,000	0.25	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75
Port Warehouse Staff	1	15,000	0.25	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75	3.75
Human Resources Superintendent	1	30,000	0.25	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50
Safety Officer	1	40,000	0.25	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00
Security	3	40,000	0.25	30.00	30.00	30.00	30.00	30.00	30.00	30.00	30.00	30.00	30.00	30.00
Process (general use)	3	15,000	0.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25
Mining (general use)	3	15,000	0.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25
Environmental Superintendent	1	40,000	0.25	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00
Allocated Light Vehicles					117.5	117.5	117.5	117.5	117.5	117.5	117.5	117.5	117.5	117.5
Other Vehicles		h/d	US$/h	US$/h
Flatbed Truck	1	6	2.50	5.48	5.48	5.48	5.48	5.48	5.48	5.48	5.48	5.48	5.48	5.48
Forklift	2	4	2.00	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84
Crane	1	4	3.00	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38
Port Forklift	2	4	2.00	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84	5.84
Port Crane	1	4	3.00	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38	4.38
Ambulance	1	1	4.00	1.46	1.46	1.46	1.46	1.46	1.46	1.46	1.46	1.46	1.46	1.46
Buses for local transport	3	4	3.00	13.14	13.14	13.14	13.14	13.14	13.14	13.14	13.14	13.14	13.14	13.14
Other Vehicles					27.38	27.38	27.38	27.38	27.38	27.38	27.38	27.38	27.38	27.38
Total Light Vehicle					144.90	144.90	144.90	144.90	144.90	144.90	144.90	144.90	144.90	144.90

Project No. 147692 December 2005	Page 18-38

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

18.8

Financial Analysis

The Bisha Scoping Study has been evaluated on a 100% equity financed basis as per instruction from Nevsun.  The Eritrean Government owns a 10% “free carried” interest in the project.

18.8.1

Basis of Financial Analysis

The project has been evaluated using a discounted cash flow (DCF) analysis.  Cash inflows consist of annual revenue projections for the mine for the first 10 years of production.  Cash outflows such as capital, operating costs and taxes are subtracted from the inflows to arrive at the annual net cash flow (NCF) projections.

To reflect the time value of money, the annual NCF projections are discounted back to the project valuation date at various discount rates (interest rates).  The discount rate appropriate to a specific project will depend on many factors, including the type of commodity; and the level of project risks, such as market risk, technical risk and political risk.  The discounted, present values of the cash flows are summed to arrive at the project’s net present value (NPV).

In addition to NPV, discounted cash flow rate of return (DCFROR), or internal rate of return (IRR), and payback period are also calculated.  The IRR is defined as the discount rate that results in an NPV equal to zero.

18.8.2

Cases

Under the mining scenario considered, oxide, supergene, and primary mineralization are processed at a rate of 2 Mt/a.  Three cases were evaluated using differing metal prices as per the Table 18-33 (all figures in 3rd quarter 2005 US dollars).  Base case mineral prices used in this study are conservative, based on historical, long-term values, and do not necessarily reflect current market prices.

Table 18-33:

Metal Prices

	Base Case	Case 2	Case 3	Case 4 Bid Price on 30 November 2005
Copper ($/lb)	1.05	1.20	1.50	1.99
Gold ($/oz)	400	425	450	495
Silver ($/oz)	6.00	6.50	7.00	8.27
Zinc ($/lb)	0.50	0.60	0.70	0.76

Project No. 147692 December 2005	Page 18-39

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

The fourth case was provided to Nevsun using current metal prices (30 November 2005 of $1.99/lb Cu, $495/oz Au, $8.27/oz Ag and $0.76/lb Zn).

18.8.3

Principal Assumptions for Evaluation

Inflation

No inflation of prices or costs was applied for the base case cash flow.  This corresponds with mineral industry practice.

Currency

The analysis is in constant 3rd quarter (Q3) 2005 US dollars.

Financing

Standard 100% equity financing has been used.

Commodity Prices

The base price of diesel fuel is US$0.85/L, FOB the Bisha site.

Electric power is priced at US$0.22/KWh.

Taxation

The financial analyses are presented pre-tax, pending finalization of a mining agreement and stabilization agreement with the Government of Eritrea.

18.8.4

Capital Costs

Fixed Capital

Capital costs are detailed in Section 18-6 of this report and included in the project cash flow analysis.  Initial capital costs are estimated at US$156 million for the gold oxide phase and US$38 million for the copper supergene phase and US$20 million for the zinc primary phase.

Power Unit Capital Lease

The supply of power is treated as an operating cost.  A capital lease program has been amortized over 5 years using the lease rate of 10% with the estimated equipment cost of $16 million.

Working Capital Allowance

Project No. 147692 December 2005	Page 18-40

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Working capital is a temporary use of funds incurred at the start-up of operations to fund mining and production operations until the receipt of first revenues.  As revenues and costs typically vary from year to year, the working capital will also change each year.  However, all working capital is recovered at the end of the project.  For the Bisha project, a working capital allowance was estimated at two months of operating costs (accounts payable, salaries, etc.).

Sustaining Capital

Sustaining capital is the capital required during operations to replace or add to the existing equipment inventory to maintain or expand production.  Sustaining capital costs for supergene and primary expansions of the Bisha mine are reflected in the cash flow.

Salvage Value and Reclamation

Salvage values and reclamation costs are each estimated at 2.5% of initial capital.  As such, they offset one another and have no impact on the cash flow.

18.8.5

Operating Costs

Annual operating costs are detailed in Section 18-7 of this report and included in the project cash flow analysis.

Royalties

Royalties payable include those payable to the Eritrean Government at the rate of 5% of precious metal NSR (Net Smelter Return) and 3.5% of base metal NSR.  In addition, a royalty is payable to Ophir Ventures Inc. at the rate of 1.5% of total NSR.

Smelter Contract

Gold dore smelter terms are outlined in Table 18-34, copper smelter terms in Table 18-35 and zinc smelter terms in Table 18-36.

Table 18-34:

Dore Smelter Terms

Au/Ag Dore	Units	Oxide
Dore Precious Metal Content	%	85
Au Pay Factor	%	98.5
Au Refining Charge	US$/oz	5.00
Ag Pay Factor	%	97.5
Ag Refining Charge	US$/oz	0.40
Transport Charge	US$/t	13,307
Insurance 0.09% x 110% NSR	US$/t	0.0010

Project No. 147692 December 2005	Page 18-41

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-35:

Copper Smelter Terms

Cu Concentrate	Unit	Supergene	Primary
Concentrate Grade	%Cu	30.0	25.0
	%Zn	6.37	4.66
	%Pb	0.16	1.80
	%As	0.2075	0.0700
	%Sb	0.003	0.064
Moisture	%	8.0	8.0
Land Concentrate Freight	US$/wmt	28.00	28.00
Port Charges	US$/wmt	6.00	6.00
Ocean freight	US$/wmt	52.00	52.00
Insurance 0.09% x 110% NSR	US$/t	0.0010	0.0010
Treatment Charge (Cu)	US$/dmt	90.00	90.00
Cu Pay Factor	%	96.50	96.50
Cu Unit Deduction	%	1.0	1.0
Cu Price Participation Rate	%	10.0	10.0
Cu Price Participation Base	US$/lb	0.90	0.90
Au Pay Factor	%	97.0	97.0
Au Unit Deduction	g/dmt	1.0	1.0
Au Refining Charge	US$/oz	5.00	5.00
Ag Pay Factor or min 30 g/t	%	90	90
Ag Pay Factor Minimum	g/t	30.00	30.00
Ag Refining Charge	US$/oz	0.40	0.40
Conc. Losses due to shipping	%	1.00	1.00
As Cutoff	%	0.20	0.20
As Penalty Increment	%	0.10	0.10
As Penalty Charge	US$/t/incr.	3.00	3.00
Zn Cutoff	%	2.0	2.0
Zn Penalty Increment	%	1.0	1.0
Zn Penalty Charge	US$/t/incr.	2.00	2.00
Pb Cutoff	%	0.2	0.2
Pb Penalty Increment	%	1.0	1.0
Pb Penalty Charge	US$/t/incr.	3.00	3.00
Sb Cutoff	%	0.1	0.1
Sb Penalty Increment	%	0.1	0.1
Sb Penalty Charge	US$/t/incr.	3.00	3.00

Note:  *Half of the concentrate will be shipped to European smelters and the other half to Asia

Project No. 147692 December 2005	Page 18-42

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-36:

Zinc Smelter Terms

Zinc Concentrate	Unit	Primary
Concentrate Grade	%Zn	55.0
	%Fe	7.900
	%As	0.035
	%Sb	0.006
Moisture	%	7.0
Land Concentrate Freight	US$/wmt	28
Port Charges	US$/wmt	6.00
Ocean freight	US$/wmt	52
Insurance 0.09% x 110% NSR	%	0.0990
Treatment Charge Zinc	US$/dmt	170.00
Additional Treatment Charge	US$/dmt	-
Price Participation Pay Rate	%	7.00
Price Participation Zn Price Threshold	US$/dmt	1,250.00
Zn Pay Factor	%	85.0
Zn Unit Deduction	%	8.0
Concentrate Losses	%	1.00
Au Pay Factor	%	70.0
Au Unit Deduction	g/t	1.00
Au Refining Charge	US$/oz	5.00
Ag Pay Factor	%	60
Ag Unit Deduction	g/t	93.30
Ag Refining Charge	US$/oz	0.40
Fe Cutoff	%	8.0
Fe Penalty Increment	%	1.0
Fe Penalty Charge	US$/t/incr.	1.50
As Cutoff	%	0.2
As Penalty Increment	%	0.1
As Penalty Charge	US$/t/incr.	1.50
Sb Cutoff	%	0.10
Sb Penalty Increment	%	0.10
Sb Penalty Charge	US$/t/incr.	3.00

18.8.6

Taxation

Nevsun instructed AMEC not to consider taxation at this stage.  The full implication of taxes should be explored during the feasibility study.

18.8.7

Financial Analysis

The results of the financial analysis, including the pre-tax internal rate of return and net present values for 10 years of mine life, are shown in Table 18-37.

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Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

Table 18-37:

Cash Flow Analysis – (2 Mt/2 Mt)

	Units	Base Case	Case 2	Case 3	Case 4 Bid Price on 30 Nov 2005
Commodity
Copper	US$/lb	1.05	1.20	1.50	1.99
Gold	US$/oz	400	425	450	495
Silver	US$/oz	6.00	6.50	7.00	8.27
Zinc	US$/lb	0.50	0.60	0.70	0.76
Pre-Tax
IRR	%	35.1	44.9	56.3	71.2
NPV 0%	US$M	346	554	857	1271
NPV 10%	US$M	145	244	389	598
Payback	Years	1.9	1.7	1.6	1.3

		Pre-tax Net Present Value (US$M)
Discount Rate (%)		Base Case ($)	Case 2 ($)	Case 3 ($)	Case 4 ($)
0.0		346	554	857	1,271
5.0		224	365	571	861
7.5		181	298	470	716
10.0		145	244	389	598
12.5		117	200	323	502
15.0		93	164	269	424
20.0		57	109	188	305
25.0		31	71	131	221

Note: Payback period is calculated from start of production (following 2 years of capital development)

Cash flows occur at the end of each year.

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19.0

REQUIREMENTS FOR TECHNICAL REPORTS ON PRODUCTION AND DEVELOPMENT PROPERTIES

The Bisha project is not a production or development property and therefore no information is provided for this section.

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20.0

CONCLUSIONS AND RECOMMENDATIONS

20.1

Conclusions

Based on the preliminary technical and financial information, the scoping study indicates that the Bisha Project will be economically viable to be developed into an operating mine. However, this has to be verified by a feasibility study with conceptual engineering design which is not covered by this scoping study.  The scoping study is based on practices and technology commonly used in the mining industry.

The production scenario in the study is a throughput of 2 Mt/a and mining of the oxide, supergene and primary materials in sequence.  Other production scenarios may be viable or more optimal and should be investigated as part of the feasibility study work.

AMEC recommends that Nevsun should continue work on the feasibility study report to confirm and improve the economics of the project.  An updated resource estimate and a more detailed mining plan will be completed for use in the feasibility study.

20.2

Recommendations

AMEC provides a list of recommendations for Nevsun to complete during the feasibility study phase of the project in order to improve the accuracy and the viability of the project.  Several of these activities are already underway or are part of the planned feasibility study activities.  The recommendations are as follows:

•

The mining plan in this scoping study is based on the mineral resources included in the Bisha model.  Since the completion of the previous technical report, Nevsun has completed a substantial drilling program.  The resource model is currently being updated with data from the recent drilling program and should be used for the feasibility study.

•

The mining schedule has been completed at a high level.  The mine plan was prepared so that mining can be scheduled to avoid concurrent production and stockpiling of supergene and primary materials, and therefore minimize oxidation of the sulphides prior to processing.  Detailed pit design and sequencing of mining will be studied in the feasibility study phase of the project to confirm the mine plan, which could have a significant impact on the operating and capital costs of the mine.

•

The scoping study of this project is based on open pit mining.  The mine life could be extended by underground mining methods which should be investigated in another study.

•

A trade-off study should be carried out on potential throughput of supergene and primary materials.  These materials are much softer than the oxide.  With the common

Project No. 147692 December 2005	Page 20-1

Nevsun Resources (Eritrea) Ltd. Bisha Property, Gash-Barka District Eritrea 43-101 Technical Report and Preliminary Assessment

crushing and grinding circuits, the comminution rate of the sulphide materials could be doubled to increase revenue.

•

A concentrate market survey should be conducted.  The net smelter return (NSR) is based on general smelter terms and conditions, which vary with different smelters.  The marketability and NSR of the concentrates may directly affect the viability of the project.

•

The metal recoveries in the Primary material are estimated because the samples had been deteriorated by oxidation during laboratory storage so that the test results could not be duplicated.  At the completion of the scoping study, four new holes were drilled to obtain more samples for metallurgical tests.  The metallurgical tests should be completed (in progress or completed at the time of issue of this report) to verify the metal recoveries for feasibility studies.

•

The cost of diesel fuel (at US$0.85/L FOB project site) has been used in this report.  Almost half of the milling costs are for generating diesel-electric power.  Lower diesel costs would have a positive impact on project economics and should be further investigated.

•

The schedule for upgrading the local road from Massawa to Keren, which bypasses the Asmara highland, should be confirmed.  If this road can be improved to a two-lane paved road in time for project construction, then transportation time and costs could be reduced along with improved traffic safety.

•

The location of the concentrate shipping facility, for the purpose of this report will be at an existing cement plant.  The potential to utilize this facility should be confirmed.  The cement plant is scheduled to be replaced in the near future.

•

A transportation logistics study should be conducted (scheduled for early 2006).  The study should include truck delivery of equipment during construction; trucking of consumables and supplies to site during operations; land transport of concentrates from Bisha to Massawa; shipment of concentrates to off-shore smelters; and shipment of consumables from North America and Europe to Massawa.  Transportation represents a large proportion of consumable costs for the project and transportation costs of concentrates will have a significant impact on smelter returns.

•

At the completion of the scoping study, a preliminary geotechnical investigation was carried out to locate the sources of aggregate, borrow materials for the tailings and water dams, and on the foundations for the buildings and facilities on site.  The results of this investigation should be incorporated into the feasibility study (in progress).

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21.0

REFERENCES

Abdelsalam M.G., Stern, R.J.(2001): Geology of the Neoproterozoic Basement around the Red Sea, in Rupturing of Continental Lithosphere in the Red Sea/Gulf of Suez, MARGINS Education and Planning Workshop, Sharm-El-Sheikh, Sinai, Egypt.

Alemu, T. (2004): Tectonic Evolution of the Pan-African Tulu Dimtu Belt : Implications for the Precambrian Geology of Western Ethiopia, 2004.

Alemu, T. 2002 : www.utdallas.edu/~milles/SedGeoChem/snowball.html

ALS Chemex, 2004: www.alschemex.com

AMEC (2004):  Technical Report on the Bisha Property and Resource Estimate of the Bisha Deposit, Gash-Barka District, Eritrea.  Prepared by D. Reddy and K. Brisebois, K., dated November with an effective date of October 1, 2004.

Barrie, T.C. (2004): Report on Geology and Geochemistry for the Bisha VMS Deposit and Property, Western Eritrea – An Internal Report for Nevsun Resources, August 2004.

Barrie, T.C., Hannington, M.D. (1999): Volcanic-Associated Massive Sulphide Deposits: Processes and Examples in Modern and Ancient Settings, Reviews in Economic Geology, Volume 8, Soc. Of Econ. Geol. & Geol Assoc of Canada. 408pg.

Berhe, S.M. (1990): Ophiolites in Northeast and East Africa:

Implications for Proterozoic crustal growth, J. Geol Soc. London, 147, p. 41-57.

Chewaka, S. and DeWit, J.(1981): Plate Tectonics and Metallogenesis: Some Guidelines to Ethiopian Mineral Deposits, Bulletin #2, Ethiopian Institute of Geological Surveys, Min. of Mines, energy and Water Resources, Provisional Military Government of Socialist Ethiopia, 129pg.

Childe, F. (2003): Geological Model for Volcanogenic Massive Sulphide Mineralization on the Bisha Property Eritrea, contractors private report for Nevsun Resources Ltd  by imp Interactive Mapping Solutions Inc. April 2003.

Chisholm, R., (1999), Bisha Prospecting License, Gash-Barka Administration Region, Private company report for Nevsun Resources (Eritrea) Ltd, June 1999.

Chisholm, R., Delisle, P.C., Nielsen, F.W., Daoud, D., Ansell, S., Davis, G. (2003): Exploration and Drilling Program on the Bisha Property for Nevsun Resources (Eritrea) Ltd., Bisha Exploration Permit 2003, Work Program, August 2003.

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CIA, 2004: www.cia.gov/cia/publications/factbook/geos/er.html

Drury, S.A. and Berhe, S.M. (1993): Accretion Tectonics in Northern Eritrea, Revealed by Remotely Sensed Imagery; Geol. Mag. 130 (2), pp.177-190, Cambridge University Press.

Drury, S.A. and Charlton, R. (1990?): The State of Eritrea (A Satellite Image Map) 1:1,000,000 scale LANDSAT mosaic of 14 images taken in 1985 and 1989, Western Lowlands dates from September; Open University, UK and Eritrean Agency Consortium.

Franklin, J. M., Hannington, M. D., Jonasson, I. R. and Barrie, C. T. (1998): Arc-Related Volcanogenic Massive Sulphide Deposits; in Metallogeny of Volcanic Arcs, B. C. Geological Survey, Short Course Notes, Open File 1998-8, Section N.

Franklin, J. M., Lydon, J. W. and Sangster, D. F. (1981): Volcanic-associated Massive Sulphide Deposits.  Economic Geology 75th Anniversary Volume pp 485-627.

Fugro Airborne Surveys (2003) Logistics and Processing Report Airborne Magnetic and GEOTEM Survey, Bisha Area, Gash Barka District, Eritrea Job no.03427, Contractor’s private report.

Global Resources Development and Management Consultants, 2004: A Preliminary Hydrological Study of the Bisha Mine Area, October 2004.

Greig, C. (2004): Geology Report on Bisha Property, 2004.

Hðy, Trygve (1995): Noranda/Kuroko Massive Sulphide Cu-Pb-Zn, in British Columbia Geological Survey, 1995.

Klohn Crippen, 2004: Bisha Project Gash Barka Zone-Preliminary Hydrological Study, October, 2004.

Leroy, J-C (1989): Geology of Sahel Region, Eritrea; 1:450,000 (?) scale map drawn from the map by the Geological Dept. Of Eritrea, Peoples Liberation Front, Eritrea.

McNabb, K. (2003): Logistical Summary, Bisha Area Gravity Survey, Eritrea, contractor’s private report for Nevsun Resources (Eritrea) Ltd by MWH Geo-Surveys, Inc., April 2003, 36 pgs.

Mercier, M. (2003): Geochemical Surveys, A Final Report Bisha and Okreb Prospecting License Areas, Gash Barka Administrative Region, Eritrea, Contractor’s private report, June 2003.

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Nevsun (2003): Exploration Program on the Bisha Property, Gash-Barka District, Eritrea 2002 for Nevsun Resources (Eritrea) Ltd., May 2003.

Nevsun (2004): Exploration Program on the Bisha Property, Gash-Barka District, Eritrea 2004, Private company report for Nevsun Resources (Eritrea) Ltd., September, 2004.

Nielsen, F.W., Chisholm, R.E., Woldu, A. (2003): Exploration Program on the Bisha Property, Gash-Barka District, Eritrea, 2002, Private company report for Nevsun Resources (Eritrea) Ltd, May 2003.

Singer, Donald A. and Mosier, Dan L. (1986): Grade and Tonnage Model of the Kuroko Massive Sulfide, 1986.

Snowden Mining Industry Consultants, 2004:  Bisha Geotechnical Desktop Review and Geotechnical Borehole Locations, March 19, 2004.

Sub-Sahara Resources N.L. (2004): www.subsahara.com.au

United States Department of the Interior (1990): Mineral Industries of Africa, Minerals Yearbook, Volume III, 1990 International Review, Bureau of Mines.

Yager, Thomas R. (2000): The Mineral Industries of Djibouti, Eritrea, Ethiopia, and Somalia, 2000.

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Appendix A

Drill Hole Data

Project No. 147692 December 2005	Appendix A

Table A-1
Bisha Project Drill Hole Collars
				Azimuth	Dip					Subtotal
Hole Id	Easting	Northing	Elevation	(degrees)	(degrees)	Depth (m)	Year	Phase	Type	(m)	Comments
B-001	339114.67	1716149.19	558.578	102	-45	147.35	2002	I	DD
B-002	339198.42	1716134.14	559.525	102	-47	155.45	2002	I	DD
B-003	339284.98	1716113.57	564.548	102	-45	185.92	2002	I	DD
B-004	339333.48	1716105.55	567.241	102	-45	101.20	2002	I	DD
B-005	339375.61	1715942.72	560.744	102	-45	111.25	2002	I	DD
B-006	339311.57	1715703.34	561.181	102	-45	109.73	2002	I	DD	810.90
B-002A	339198.42	1716134.14	559.525	102	-47	204.21	2003	I	DD
B-007	339422.61	1716085.95	565.810	102	-45	100.85	2003	I	DD
B-008	339333.48	1716105.55	567.241	282	-45	174.96	2003	I	DD
B-009	339397.25	1716091.54	564.751	102	-55	149.04	2003	I	DD
B-010	339065.99	1716162.59	558.476	102	-45	147.82	2003	I	DD
B-011	339385.45	1715991.44	560.941	102	-45	99.06	2003	I	DD
B-012	339336.99	1716001.78	560.464	102	-45	140.21	2003	I	DD
B-013	339326.28	1715953.39	560.834	102	-44	146.30	2003	I	DD
B-014	339347.55	1716051.51	563.304	102	-45	129.54	2003	I	DD
B-015	339383.10	1716143.69	568.195	102	-45	69.10	2003	I	DD
B-016	339285.06	1716050.22	560.111	90	-45	237.74	2003	I	DD
B-017	339326.75	1716149.85	574.310	90	-45	183.00	2003	I	DD
B-018	339266.02	1716150.11	561.529	90	-45	204.00	2003	I	DD
B-019	339265.75	1716200.49	562.652	90	-45	212.00	2003	I	DD
B-020	339325.60	1716200.39	571.466	90	-45	176.33	2003	I	DD
B-021	339378.05	1716200.14	568.823	90	-45	83.00	2003	I	DD
B-022	339432.48	1716149.45	570.132	90	-45	149.00	2003	I	DD
B-023	339435.37	1716200.20	571.058	90	-45	98.00	2003	I	DD
B-024	339365.73	1716249.40	568.22	90	-45	149.20	2003	I	DD
B-025	339426.81	1716249.99	573.966	90	-45	108.25	2003	I	DD
B-026	339295.95	1716250.46	563.414	90	-45	182.10	2003	I	DD
B-027	339400.13	1716050.23	562.857	90	-45	93.50	2003	I	DD
B-028	339369.54	1715900.73	559.573	90	-45	99.85	2003	I	DD
B-029	339279.44	1716005.67	559.948	90	-45	179.10	2003	I	DD
B-030	339339.99	1716049.87	563.197	90	-45	146.80	2003	I	DD
B-031	339283.93	1715950.36	560.059	90	-45	154.50	2003	I	DD
B-032	339325.40	1715900.15	561.018	90	-45	130.10	2003	I	DD
B-033	339389.51	1715850.26	561.052	90	-45	116.90	2003	I	DD
B-034	339375.20	1715800.35	561.329	90	-45	73.00	2003	I	DD
B-035	339324.44	1715799.95	560.161	90	-45	119.95	2003	I	DD
B-036	339349.48	1715850.31	559.734	90	-45	118.85	2003	I	DD
B-037	339375.22	1715749.59	559.74	90	-45	89.05	2003	I	DD
B-038	339377.06	1715699.98	561.775	90	-45	91.00	2003	I	DD
B-039	339474.70	1715399.22	563.999	0	-90	197.05	2003	I	DD
B-040	339400.66	1715250.29	565.100	90	-45	204.00	2003	I	DD
B-041	339375.34	1715599.95	561.934	90	-45	119.80	2003	I	DD
B-042	339340.24	1715599.95	562.115	90	-45	156.10	2003	I	DD
B-043	339400.28	1715500.19	562.922	90	-45	79.35	2003	I	DD
B-044	339326.52	1715500.05	562.854	90	-45	159.50	2003	I	DD
B-045	339525.64	1715399.90	563.947	90	-45	150.45	2003	I	DD
B-046	339521.68	1715400.11	563.963	270	-45	176.40	2003	I	DD
B-047	339423.98	1715400.06	563.978	270	-45	129.10	2003	I	DD
B-048	339452.33	1715500.17	563.055	90	-45	107.75	2003	I	DD
B-049	339584.70	1715399.86	563.750	270	-45	180.60	2003	I	DD
B-050	339384.15	1715400.06	563.862	270	-45	91.50	2003	I	DD
B-051	339339.79	1715700.29	561.274	90	-45	137.30	2003	I	DD
B-052	339317.19	1716000.28	559.913	270	-45	126.05	2003	I	DD
B-053	339365.73	1716249.40	568.22	50	-45	153.50	2003	I	DD	6,724.76
B-054	338850.05	1717899.96	556.518	270	-45	183.00	2003	II	DD
B-055	338523.61	1717700.46	554.297	270	-45	121.00	2003	II	DD
B-056	338774.33	1717800.21	555.193	270	-45	182.00	2003	II	DD
B-057	338499.94	1717599.90	555.058	270	-45	150.00	2003	II	DD
B-058	339367.38	1716252.59	566.481	270	-45	46.00	2003	II	DD
B-059	339396.20	1716256.40	571.897	90	-45	52.00	2003	II	DD
B-060	338724.05	1717800.33	554.592	270	-45	106.00	2003	II	DD
B-061	339396.05	1716255.10	571.824	90	-45	136.00	2003	II	DD
B-062	338773.88	1717849.66	555.106	270	-45	151.00	2003	II	DD
B-063	339435.39	1715350.27	564.307	270	-45	123.00	2003	II	DD
B-064	339521.91	1715900.32	561.102	90	-45	123.00	2003	II	DD
B-065	339462.24	1715300.52	564.722	90	-45	103.00	2003	II	DD
B-066	338724.08	1717700.30	554.843	80	-45	203.50	2003	II	DD
B-067	339477.20	1715255.79	565.228	90	-45	95.00	2003	II	DD
B-068	339578.77	1715200.30	565.831	270	-45	121.00	2003	II	DD
B-069	339549.72	1715200.56	566.182	270	-45	118.00	2003	II	DD
B-070	338682.63	1717699.74	554.598	270	-45	154.00	2003	II	DD
B-071	339313.20	1715549.69	562.332	90	-45	202.00	2003	II	DD
B-072	339363.11	1715551.63	562.295	90	-45	142.00	2003	II	DD
B-073	338701.85	1717648.95	555.092	270	-45	157.00	2003	II	DD
B-074	339400.42	1715553.31	562.460	90	-45	100.00	2003	II	DD
B-075	338671.97	1717652.33	554.868	270	-45	145.00	2003	II	DD
B-076	339300.62	1715452.18	563.302	90	-45	238.00	2003	II	DD
B-077	338664.35	1717600.28	555.160	270	-45	127.00	2003	II	DD
B-078	339340.41	1715450.69	563.251	90	-45	199.00	2003	II	DD
B-079	338638.40	1717600.36	555.236	270	-45	172.00	2003	II	DD
B-080	338657.75	1717853.88	553.436	90	-45	82.00	2003	II	DD
B-081	339424.97	1715449.60	563.387	90	-45	115.00	2003	II	DD
B-082	339454.18	1715449.58	563.528	90	-45	58.00	2003	II	DD
B-083	338641.08	1717899.28	553.187	90	-45	100.00	2003	II	DD
B-084	339326.03	1715350.35	564.091	90	-45	244.00	2003	II	DD
B-085	339470.62	1715350.32	564.379	90	-45	97.00	2003	II	DD
B-086	339249.69	1716200.48	561.951	270	-45	121.00	2003	II	DD
B-087	339299.39	1715950.14	560.388	270	-45	151.00	2003	II	DD
B-088	339340.50	1715300.81	564.563	90	-45	100.30	2003	II	DD
B-089	339514.74	1715300.82	564.822	90	-45	49.00	2003	II	DD
B-090	339069.04	1716199.90	556.660	270	-45	106.00	2003	II	DD
B-091	339365.81	1715300.82	564.564	90	-45	61.00	2003	II	DD
B-092	339326.09	1715251.65	565.059	90	-45	235.00	2003	II	DD
B-093	339382.50	1715648.82	561.488	90	-45	139.00	2003	II	DD
B-094	339507.89	1715250.92	565.315	90	-45	73.00	2003	II	DD
B-095	339356.15	1715250.65	565.126	90	-45	64.00	2003	II	DD
B-096	339332.07	1715653.75	561.436	90	-45	139.00	2003	II	DD

Table A-1
Bisha Project Drill Hole Collars
				Azimuth	Dip					Subtotal
Hole Id	Easting	Northing	Elevation	(degrees)	(degrees)	Depth (m)	Year	Phase	Type	(m)	Comments
B-097	339305.82	1715200.28	565.305	90	-45	64.00	2003	II	DD
B-098	339295.36	1715150.72	565.636	90	-45	106.00	2003	II	DD
B-099	339612.52	1715150.23	566.037	270	-45	265.00	2003	II	DD
B-100	339411.53	1715645.13	561.587	90	-45	58.00	2003	II	DD
B-101	339575.26	1715155.50	566.819	270	-45	235.00	2003	II	DD
B-102	339299.61	1715599.84	562.037	90	-45	212.00	2003	II	DD
B-103	339579.42	1715154.92	566.778	90	-45	97.00	2003	II	DD
B-104	339600.39	1715100.66	567.199	270	-45	258.00	2003	II	DD
B-105	339400.36	1715599.75	562.108	90	-45	91.00	2003	II	DD
B-106	339443.82	1715599.63	562.398	0	-90	79.00	2003	II	DD
B-107	339643.83	1715145.66	565.913	270	-45	316.00	2003	II	DD
B-108	339285.96	1715500.12	562.907	90	-45	226.00	2003	II	DD
B-109	339152.87	1715800.56	561.340	90	-45	103.00	2003	II	DD
B-110	339356.02	1715500.02	562.822	90	-45	157.00	2003	II	DD
B-111	339053.16	1715800.58	563.435	90	-45	100.00	2003	II	DD
B-112	339100.18	1715500.65	562.866	90	-45	97.00	2003	II	DD
B-113	339526.88	1715500.03	563.196	90	-45	70.00	2003	II	DD
B-114	339101.38	1715451.02	563.250	90	-45	100.00	2003	II	DD
B-115	339429.41	1715500.17	562.945	90	-45	81.00	2003	II	DD
B-116	338700.68	1715699.82	560.519	90	-45	97.00	2003	II	DD
B-117	339264.92	1715550.61	562.526	90	-45	277.00	2003	II	DD
B-118	339401.03	1715700.24	561.762	90	-45	88.00	2003	II	DD
B-119	339455.57	1715549.52	562.806	90	-45	73.00	2003	II	DD
B-120	338574.34	1715900.46	560.935	90	-45	87.00	2003	II	DD
B-121	339214.91	1715500.32	563.011	90	-45	329.00	2003	II	DD
B-122	337970.12	1717300.83	550.941	90	-45	201.00	2003	II	DD
B-123	337574.10	1717299.82	549.848	270	-45	148.00	2003	II	DD
B-124	339318.14	1715700.18	561.093	90	-45	160.00	2003	II	DD
B-125	339349.39	1716149.68	574.487	90	-45	43.00	2003	II	DD
B-126	339298.97	1716150.19	568.150	90	-45	172.00	2003	II	DD
B-127	339399.05	1716150.18	566.808	90	-45	73.00	2003	II	DD
B-128	339299.02	1716175.67	567.733	90	-55	175.00	2003	II	DD
B-129	339410.48	1716175.07	568.161	90	-55	94.00	2003	II	DD
B-130	339436.45	1716126.00	569.747	0	-90	85.00	2003	II	DD
B-131	339299.95	1716200.53	566.352	90	-45	178.00	2003	II	DD
B-132	339410.11	1716125.93	566.483	0	-90	125.00	2003	II	DD
B-133	339299.33	1716125.22	567.806	90	-55	169.00	2003	II	DD
B-134	339383.31	1716125.40	566.889	0	-90	100.00	2003	II	DD
B-135	339388.99	1716499.78	569.070	90	-45	145.00	2003	II	DD
B-136	339286.77	1716005.05	560.007	90	-45	52.00	2003	II	DD
B-137	339400.30	1715942.13	561.534	90	-45	40.00	2003	II	DD
B-138	339399.57	1715899.73	560.986	90	-45	46.00	2003	II	DD
B-139	339410.48	1715850.13	561.174	90	-45	49.00	2003	II	DD
B-140	339392.78	1715800.27	562.279	90	-45	61.00	2003	II	DD
B-141	339354.67	1715750.48	559.580	90	-45	88.00	2003	II	DD
B-142	339311.75	1715748.90	561.456	90	-45	133.00	2003	II	DD
B-143	339349.46	1715800.86	560.959	90	-45	115.00	2003	II	DD
B-144	339409.87	1716000.65	561.937	90	-45	64.00	2003	II	DD
B-145	339436.23	1716174.97	571.113	90	-45	79.00	2003	II	DD
B-146	339405.95	1716194.17	568.681	90	-45	49.70	2003	II	DD	11,894.50
B-147	339290.63	1715700.03	560.726	90	-45	202.00	2004	I	DD
B-148	339300.49	1715675.25	561.301	90	-45	190.00	2004	I	DD
B-149	339349.77	1715525.11	562.606	90	-45	172.00	2004	I	DD
B-150	339324.87	1715674.68	561.384	90	-45	157.00	2004	I	DD
B-151	339348.70	1715674.36	561.47	90	-45	141.00	2004	I	DD
B-152	339299.82	1715524.90	562.606	90	-45	229.00	2004	I	DD
B-153	339300.54	1715650.53	561.420	90	-45	187.00	2004	I	DD
B-154	339299.82	1715524.90	562.606	90	-55	271.00	2004	I	DD
B-155	339300.60	1715624.88	561.678	90	-45	196.00	2004	I	DD
B-156	339350.77	1715625.89	561.701	90	-45	130.00	2004	I	DD
B-157	339324.80	1715475.69	562.934	90	-45	205.00	2004	I	DD
B-158	339299.73	1715599.71	561.803	90	-55	223.00	2004	I	DD
B-159	339374.76	1715475.33	562.929	90	-45	143.50	2004	I	DD
B-160	339248.86	1715600.72	562.156	90	-55	277.00	2004	I	DD
B-161	339299.80	1715475.11	563.085	90	-55	247.00	2004	I	DD
B-162	339249.47	1715525.16	562.739	90	-55	361.00	2004	I	DD
B-163	339248.86	1715600.72	562.156	90	-65	336.00	2004	I	DD
B-164	339215.05	1715500.26	562.999	90	-60	406.00	2004	I	DD
B-165	339349.92	1715575.11	562.148	90	-45	145.00	2004	I	DD
B-166	339300.02	1715574.86	562.264	90	-45	193.00	2004	I	DD
B-167	339250.41	1715475.52	563.173	90	-55	319.00	2004	I	DD
B-168	339300.02	1715574.86	562.264	90	-55	223.00	2004	I	DD
B-169	339249.94	1715575.19	562.381	90	-55	277.00	2004	I	DD
B-170	339275.02	1715450.30	563.437	90	-55	301.00	2004	I	DD
B-171	339263.58	1715550.40	562.557	90	-55	280.00	2004	I	DD
B-172	339349.90	1715425.53	563.549	90	-45	196.00	2004	I	DD
B-173	339349.90	1715425.53	563.549	90	-55	214.00	2004	I	DD
B-174	339399.94	1715325.07	564.450	90	-45	163.00	2004	I	DD
B-175	339400.39	1715425.46	563.605	90	-45	148.00	2004	I	DD
B-176	339399.94	1715325.07	564.450	90	-55	181.00	2004	I	DD
B-177	339299.87	1715425.53	563.577	90	-55	259.00	2004	I	DD
B-178	339398.89	1715299.81	564.733	90	-45	181.00	2004	I	DD
B-179	339398.89	1715299.81	564.733	90	-55	190.00	2004	I	DD
B-180	339435.45	1715250.04	565.489	90	-45	124.00	2004	I	DD
B-181	339375.76	1715350.15	564.131	90	-45	199.00	2004	I	DD
B-182	339199.57	1713100.10	584.752	90	-45	178.00	2004	I	DD
B-183	339423.53	1715275.22	564.888	90	-45	148.00	2004	I	DD
B-184	338626.02	1713099.97	572.103	90	-45	176.00	2004	I	DD
B-185	339423.53	1715275.22	564.888	90	-55	166.00	2004	I	DD
B-186	338841.04	1713500.18	570.867	90	-45	171.50	2004	I	DD
B-187	339423.53	1715275.22	564.888	90	-65	190.00	2004	I	DD
B-188	339424.35	1715225.22	565.618	90	-55	157.00	2004	I	DD
B-189	339300.16	1715250.21	564.948	90	-55	277.00	2004	I	DD
B-190	339424.35	1715225.22	565.618	90	-65	169.00	2004	I	DD
B-191	338525.88	1713100.10	571.446	90	-45	172.00	2004	I	DD
B-192	339399.45	1715375.47	564.100	90	-45	175.00	2004	I	DD
B-193	339138.82	1714100.34	569.699	90	-45	250.00	2004	I	DD

Table A-1
Bisha Project Drill Hole Collars
				Azimuth	Dip					Subtotal
Hole Id	Easting	Northing	Elevation	(degrees)	(degrees)	Depth (m)	Year	Phase	Type	(m)	Comments
B-194	339399.45	1715375.47	564.100	90	-55	177.00	2004	I	DD
B-195	339299.73	1715350.16	564.082	90	-55	265.00	2004	I	DD
B-196	339299.11	1715400.44	563.823	90	-60	289.00	2004	I	DD
B-197	339374.72	1715150.38	565.700	90	-55	262.00	2004	I	DD
B-198	338424.64	1713100.21	571.681	90	-45	232.00	2004	I	DD
B-199	339349.65	1715150.40	565.671	90	-65	238.00	2004	I	DD
B-200	339325.18	1715125.67	565.752	90	-65	265.00	2004	I	DD
B-201	339615.54	1714000.08	584.959	90	-45	193.00	2004	I	DD
B-202	339324.74	1715725.14	561.85	90	-45	130.00	2004	I	DD
B-203	339325.18	1715125.67	565.752	90	-55	256.00	2004	I	DD
B-204	339289.75	1715725.44	560.639	90	-45	205.00	2004	I	DD
B-205	339299.78	1715800.05	559.72	90	-45	184.00	2004	I	DD
B-206	339299.34	1715099.26	565.872	90	-65	307.00	2004	I	DD
B-207	339325.55	1715775.20	559.87	90	-45	160.00	2004	I	DD
B-208	339281.06	1715750.26	561.20	90	-45	169.00	2004	I	DD
B-209	339356.39	1715650.30	561.377	90	-45	139.00	2004	I	DD
B-210	339424.70	1715325.00	564.495	90	-45	142.00	2004	I	DD
B-211	339325.11	1715625.16	561.730	90	-45	180.30	2004	I	DD
B-212	339161.79	1715500.23	563.148	90	-65	502.00	2004	I	DD
B-213	339319.24	1715600.14	562.020	90	-45	184.00	2004	I	DD
B-214	339249.84	1715624.63	562.110	90	-45	250.00	2004	I	DD
B-215	339250.18	1715425.69	563.442	90	-55	307.00	2004	I	DD
B-216	339340.46	1715650.35	561.443	90	-70	196.00	2004	I	DD
B-217	339374.72	1715199.75	565.447	90	-55	202.00	2004	I	DD
B-218	339374.20	1715524.97	562.562	90	-55	109.00	2004	I	DD
B-219	339275.60	1715050.17	566.057	90	-65	358.00	2004	I	DD
B-220	339374.20	1715524.97	562.562	90	-55	130.00	2004	I	DD
B-221	339252.57	1715500.49	562.953	90	-45	271.00	2004	I	DD
B-222	339349.75	1715225.55	565.194	90	-50	220.00	2004	I	DD
B-223	339299.06	1715225.22	565.125	90	-50	103.00	2004	I	DD
B-224	339325.33	1715275.01	564.860	90	-50	244.00	2004	I	DD
B-225	339273.67	1715524.75	562.688	90	-55	301.00	2004	I	DD
B-226	339299.48	1715275.12	564.878	90	-55	277.00	2004	I	DD
B-227	339384.44	1715449.98	563.294	90	-45	136.00	2004	I	DD
B-228	339375.06	1715425.54	563.601	90	-50	193.00	2004	I	DD
B-229	339349.87	1715325.07	564.440	90	-55	250.00	2004	I	DD
B-230	339380.72	1715400.31	563.864	90	-65	205.00	2004	I	DD
B-231	339300.22	1715325.47	564.339	90	-55	152.00	2004	I	DD
B-232	339324.77	1715850.55	560.140	90	-50	142.00	2004	I	DD
B-233	339338.91	1715300.66	564.653	90	-60	253.00	2004	I	DD
B-234	339300.40	1715900.74	560.497	90	-50	148.00	2004	I	DD
B-235	339300.62	1715925.28	560.690	90	-45	142.00	2004	I	DD
B-236	339430.91	1715298.89	564.790	90	-45	136.00	2004	I	DD
B-237	339299.72	1715975.29	560.266	90	-50	142.00	2004	I	DD
B-238	339405.03	1715350.07	564.306	90	-45	146.60	2004	I	DD
B-239	339228.55	1716000.60	558.062	90	-45	223.00	2004	I	DD
B-240	339375.09	1715376.01	564.188	90	-60	208.00	2004	I	DD
B-241	339183.16	1716046.01	560.651	90	-45	295.00	2004	I	DD
B-242	339550.27	1715400.56	563.973	270	-45	151.00	2004	I	DD
B-243	339274.61	1715675.21	561.610	90	-55	226.00	2004	I	DD
B-244	339250.85	1716024.33	558.025	90	-45	196.00	2004	I	DD
B-245	339198.49	1716098.78	557.260	90	-50	109.00	2004	I	DD
B-246	339288.63	1715725.92	561.00	90	-60	256.00	2004	I	DD
B-247	339208.66	1716050.57	558.980	90	-45	130.00	2004	I	DD
B-248	339232.45	1716049.99	557.858	90	-45	100.00	2004	I	DD
B-249	339222.41	1716024.61	558.723	90	-45	103.00	2004	I	DD
B-250	339288.75	1715700.11	561.05	90	-70	211.00	2004	I	DD
B-251	339311.45	1715999.10	560.349	90	-45	148.00	2004	I	DD
B-252	339300.36	1716250.12	563.625	90	-65	196.00	2004	I	DD
B-253	339311.09	1716024.66	562.77	90	-45	142.00	2004	I	DD
B-254	339318.81	1716250.18	564.51	90	-45	154.00	2004	I	DD
B-255	339316.65	1716053.19	563.000	90	-45	148.00	2004	I	DD
B-256	339339.05	1716250.50	565.730	90	-45	148.00	2004	I	DD
B-257	339324.17	1716225.26	566.16	90	-45	163.00	2004	I	DD
B-258	339366.15	1716024.91	561.449	90	-45	106.00	2004	I	DD
B-259	339337.22	1716025.17	561.614	90	-45	124.00	2004	I	DD
B-260	339349.37	1716225.27	566.545	90	-45	142.00	2004	I	DD
B-261	339265.08	1716125.79	561.95	90	-45	79.00	2004	I	DD
B-262	339241.22	1716125.63	560.191	90	-45	103.00	2004	I	DD
B-263	339373.73	1716225.42	567.44	90	-45	124.00	2004	I	DD
B-264	339237.73	1716099.39	560.60	90	-50	103.00	2004	I	DD
B-265	339397.98	1716225.70	568.83	90	-45	115.00	2004	I	DD
B-266	339263.85	1716098.98	561.31	90	-45	187.00	2004	I	DD
B-267	339421.82	1716225.90	571.20	90	-45	103.00	2004	I	DD
B-268	339437.17	1716225.82	573.35	90	-45	91.00	2004	I	DD
B-269	339359.59	1716074.48	565.00	90	-65	142.00	2004	I	DD
B-270	339374.35	1716175.79	570.75	90	-55	47.50	2004	I	DD
B-271	339309.83	1716099.00	566.07	90	-45	163.00	2004	I	DD
B-272	339374.82	1716175.89	570.81	90	-50	127.00	2004	I	DD
B-273	339271.95	1716075.02	560.06	90	-55	202.00	2004	I	DD
B-274	339351.27	1716200.95	572.28	90	-45	142.00	2004	I	DD
B-275	339265.04	1716050.17	560.16	90	-50	73.00	2004	I	DD
B-276	339299.47	1716225.04	564.86	90	-45	172.00	2004	I	DD
B-277	339221.83	1716075.56	557.86	90	-55	136.00	2004	I	DD
B-278	339275.09	1716224.80	563.77	90	-45	180.50	2004	I	DD
B-279	339305.87	1716074.27	564.13	90	-55	166.00	2004	I	DD
B-280	339274.05	1716175.73	563.78	90	-55	197.00	2004	I	DD
B-281	339334.97	1716125.70	571.40	90	-45	139.00	2004	I	DD
B-282	339351.05	1715775.02	560.00	90	-55	75.00	2004	I	DD
B-283	339350.47	1715825.45	560.94	90	-50	130.00	2004	I	DD
B-284	339348.36	1716176.13	576.29	90	-55	121.60	2004	I	DD
B-285	339370.21	1715850.47	561.35	90	-45	84.00	2004	I	DD
B-286	339349.32	1715875.44	560.29	90	-50	106.00	2004	I	DD
B-287	339345.55	1715900.83	561.15	90	-45	100.00	2004	I	DD
B-288	339179.86	1716075.29	559.72	90	-53	172.00	2004	I	DD
B-289	339349.85	1715925.56	561.21	90	-45	103.00	2004	I	DD
B-290	339325.26	1715925.35	561.16	90	-45	110.00	2004	I	DD

Table A-1
Bisha Project Drill Hole Collars
				Azimuth	Dip					Subtotal
Hole Id	Easting	Northing	Elevation	(degrees)	(degrees)	Depth (m)	Year	Phase	Type	(m)	Comments
B-291	339248.99	1715976.25	559.67	90	-50	78.00	2004	I	DD
B-292	339355.32	1715949.39	559.69	90	-45	94.00	2004	I	DD
B-293	339279.88	1716024.82	560.19	90	-45	169.00	2004	I	DD
B-294	339360.84	1715975.55	560.43	90	-50	100.00	2004	I	DD
B-295	339369.34	1715999.99	561.23	90	-45	91.00	2004	I	DD
B-296	339474.18	1715375.48	564.58	90	-50	85.00	2004	I	DD
B-297	339376.53	1716049.92	563.27	90	-45	97.00	2004	I	DD
B-298	339449.41	1715375.51	564.50	90	-50	112.00	2004	I	DD
B-299	339384.84	1716075.01	564.16	90	-65	112.00	2004	I	DD
B-300	339474.99	1715327.93	565.17	90	-45	91.00	2004	I	DD
B-301	339450.09	1715325.13	565.17	90	-45	112.00	2004	I	DD
B-302	339450.87	1716074.60	571.28	90	-45	57.00	2004	I	DD
B-303	339372.90	1716100.65	566.70	90	-50	100.00	2004	I	DD
B-304	339449.84	1715275.17	565.58	90	-45	109.00	2004	I	DD
B-305	339449.05	1715225.37	566.473	90	-50	115.00	2004	I	DD
B-306	339429.58	1715425.42	563.741	90	-45	100.00	2004	I	DD
B-307	339383.02	1715250.00	565.416	90	-50	196.00	2004	I	DD
B-308	339410.40	1715475.32	563.310	90	-45	106.00	2004	I	DD
B-309	339408.82	1715524.75	562.710	90	-45	94.00	2004	I	DD	28,879.50
BRCD-026	339455.21	1715425.27	563.739	90	-45	64.60	2004	I	DD/RC
BRCD-027	339434.83	1715475.46	563.139	90	-45	71.50	2004	I	DD/RC
BRCD-032	339400.58	1715823.46	562.82	90	-50	67.10	2004	I	DD/RC
BRCD-033	339375.51	1715824.88	561.44	90	-50	72.10	2004	I	DD/RC
BRCD-034	339378.39	1715824.84	561.59	90	-50	89.40	2004	I	DD/RC
BRCD-037	339400.68	1715924.69	562.45	90	-45	61.90	2004	I	DD/RC
BRCD-038	339415.71	1715974.75	562.61	90	-45	50.60	2004	I	DD/RC
BRCD-041	339434.99	1716125.46	569.46	90	-50	49.30	2004	I	DD/RC
BRCD-042	339435.69	1715524.71	563.06	90	-45	65.2	2004	I	DD/RC	591.70
BRC-001	339500.15	1715225.53	566.91	90	-50	78	2004	I	RC
BRC-002	339474.50	1715225.82	566.51	90	-50	90	2004	I	RC
BRC-003	339574.77	1715100.00	569.35	270	-45	42	2004	I	RC
BRC-004	339559.10	1715125.34	568.13	270	-74	48.5	2004	I	RC
BRC-005	339524.61	1715175.12	567.97	270	-45	54	2004	I	RC
BRC-006	339424.98	1715099.61	568.60	90	-45	48	2004	I	RC
BRC-007	339467.98	1715200.08	568.65	90	-45	78	2004	I	RC
BRC-008	339326.26	1715225.59	565.15	90	-50	84	2004	I	RC
BRC-009	339240.25	1716150.44	560.15	90	-50	102	2004	I	RC
BRC-010	339250.71	1716125.52	560.13	90	-45	60	2004	I	RC
BRC-011	339275.48	1716125.34	562.14	90	-45	24	2004	I	RC
BRC-012	339400.46	1716024.67	562.08	90	-45	60	2004	I	RC
BRC-013	339375.78	1716025.29	561.97	90	-45	12	2004	I	RC
BRC-014	339351.72	1716025.42	561.22	90	-45	36	2004	I	RC
BRC-015	339424.40	1715125.54	568.75	90	-45	48	2004	I	RC
BRC-016	339499.75	1715275.04	565.15	90	-45	72	2004	I	RC
BRC-017	339475.41	1715275.13	564.99	90	-45	96	2004	I	RC
BRC-018	339350.44	1715275.07	564.80	90	-50	66	2004	I	RC
BRC-019	339490.45	1715299.69	564.77	90	-45	64.5	2004	I	RC
BRC-020	339500.90	1715325.21	564.58	90	-45	54	2004	I	RC
BRC-021	339475.41	1715324.84	564.54	90	-45	36	2004	I	RC
BRC-022	339466.28	1715325.07	564.53	90	-45	42	2004	I	RC
BRC-023	339496.08	1715350.00	564.41	90	-45	60	2004	I	RC
BRC-024	339501.35	1715375.40	564.21	90	-50	48	2004	I	RC
BRC-025	339501.37	1715400.45	563.99	90	-60	66	2004	I	RC
BRC-028	339359.65	1716074.65	564.72	90	-65	21.4	2004	I	RC
BRC-029	339401.26	1715750.24	559.56	90	-45	36	2004	I	RC
BRC-030	339376.11	1715775.22	560.98	90	-50	48	2004	I	RC
BRC-031	339426.48	1715800.08	564.55	90	-45	30	2004	I	RC
BRC-035	339400.44	1715875.87	560.05	90	-50	48	2004	I	RC
BRC-036	339377.80	1715875.22	559.59	90	-50	72	2004	I	RC
BRC-039	339425.04	1716050.02	564.95	90	-45	48	2004	I	RC
BRC-040	339430.10	1716099.27	567.62	90	-50	42	2004	I	RC	1,814.40
B-158ext	339299.63	1715599.79	561.65	90	-55	223-295	2005	March 25-26	DD		Bisha Main
B-310	339249.93	1715450.48	563.48	90	-65	355.0	2005	Feb 02-06	DD		Bisha Main
B-311	339454.43	1715475.25	563.19	90	-45	48.0	2005	Feb 07	DD		Bisha Main
B-312	339419.86	1715550.12	562.55	90	-45	69.0	2005	Feb 07-08	DD		Bisha Main
B-313	339375.13	1715575.21	562.11	90	-45	100.7	2005	Feb 08-09	DD		Bisha Main
B-314	339400.08	1715575.02	562.29	90	-45	78.0	2005	Feb 10-11	DD		Bisha Main
B-315	339424.29	1715575.03	562.51	90	-45	48.0	2005	Feb 11	DD		Bisha Main
B-316	339375.42	1715624.89	561.81	90	-45	100.0	2005	Feb 11-12	DD		Bisha Main
B-317	339399.66	1715624.78	562.24	90	-45	75.0	2005	Feb 12-13	DD		Bisha Main
B-318	339373.36	1715673.95	561.70	90	-45	85.0	2005	Feb 13-14	DD		Bisha Main
B-319	339397.21	1715673.91	562.00	90	-45	51.0	2005	Feb 14	DD		Bisha Main
B-320	339349.63	1715725.01	561.58	90	-45	86.0	2005	Feb 14-15	DD		Bisha Main
B-321	339374.46	1715725.07	561.54	90	-45	63.0	2005	Feb 16	DD		Bisha Main
B-322	339414.90	1715825.04	564.20	90	-45	48.0	2005	Feb 16-17	DD		Bisha Main
B-323	339411.17	1716100.28	565.49	90	-50	76.0	2005	Feb 17-18	DD		Bisha Main
B-324	339424.52	1716024.87	563.53	90	-45	51.0	2005	Feb 18-19	DD		Bisha Main
B-325	339226.09	1715975.06	558.36	90	-50	99.0	2005	Feb 19-21	DD		Bisha Main
B-326	339193.66	1716025.69	560.37	94	-50	136.0	2005	Feb 22	DD		Bisha Main
B-327	339275.66	1715650.37	561.56	90	-66	247.0	2005	Feb 22-24	DD		Bisha Main
B-328	339171.35	1715600.64	562.25	91	-66	454.0	2005	Feb 24-March	DD		Bisha Main
B-329	339219.85	1715550.42	562.50	92	-66	444.4	2005	March 02-08	DD		Bisha Main
B-330	339319.24	1716274.85	565.07	90	-45	133.0	2005	March 08-09	DD		Bisha N. Ext
B-331	339313.76	1716300.25	565.04	90	-46	148.0	2005	March 09-10	DD		Bisha N. Ext
B-332	339392.74	1716275.12	574.36	90	-45	127.0	2005	March 11-13	DD		Bisha N. Ext
B-333	339123.06	1716050.90	563.02	0	-90	100.0	2005	March 13-14	DD		Bisha-Guardia
B-334	339160.40	1715861.73	561.57	325	-65	199.0	2005	March 14-16	DD		Bisha Main Ex
B-335	339214.00	1715800.27	560.70	270	-55	154.0	2005	March 16-18	DD		Bisha Main Ex
B-336	339275.82	1715349.83	563.82	93	-65	325.0	2005	March 18-23	DD		Bisha Main
B-337	339454.28	1715700.03	561.35	90	-56	202.0	2005	March 24-25	DD		Bisha Main Ex
B-338	339325.85	1715950.15	560.54	272	-60	153.6	2005	March 26-27	DD		Bisha Main Ex
B-339	338526.58	1715800.16	559.00	90	-45	156.2	2005	March 27-29	DD		Bisha Expl.
B-340	338225.21	1715899.87	556.06	92	-46	132.6	2005	March 29-30	DD		Bisha Expl.
B-341	338025.31	1716300.44	553.75	90	-46	160.0	2005	March 30-31	DD		Bisha Expl.

Table A-1
Bisha Project Drill Hole Collars
				Azimuth	Dip					Subtotal
Hole Id	Easting	Northing	Elevation	(degrees)	(degrees)	Depth (m)	Year	Phase	Type	(m)	Comments
B-342	338201.06	1716900.51	553.42	89	-47	141.5	2005	March 31-Apr	DD		Bisha Expl.
B-343	339249.93	1715099.91	565.49	90	-65	412.0	2005	April 01-08	DD		Bisha Main Ex
B-344	338423.63	1713100.19	571.78	90	-66	313.0	2005	April 12-15	DD		Bisha Main
B-345	339419.53	1716012.43	562.78	90	-45	54.0	2005	April 21-23	DD		Bisha IF
B-346	339420.61	1716037.58	563.55	91	-45	60.0	2005	April 23-24	DD		Bisha IF
B-347	339434.02	1716062.90	566.32	90	-45	16.5	2005	April 24-26	DD		Bisha IF
B-348	339340.66	1715662.60	561.58	90	-45	141.5	2005	April 26-29	DD		Bisha IF
B-349	339350.39	1715637.55	561.48	91	-46	133.0	2005	April 29-30	DD		Bisha IF
B-350	339345.73	1715612.58	561.78	90	-45	151.0	2005	April 30-May	DD		Bisha IF
B-351	339370.04	1715612.19	561.97	90	-46	109.0	2005	May 03-04	DD		Bisha IF
B-352	339375.21	1715637.68	561.79	91	-46	37.5	2005	May 04-05	DD		Bisha IF
B-353	339375.39	1715637.55	561.86	90	-45	103.0	2005	May 05-06	DD		Bisha IF
B-354	339366.22	1715662.54	561.31	90	-47	100.0	2005	May 06-07	DD		Bisha IF
B-355	339390.84	1715662.38	561.51	92	-45	75.0	2005	May 07-08	DD		Bisha IF
B-356	339399.75	1715637.59	561.74	90	-45	67.5	2005	May 08-09	DD		Bisha IF
B-357	339395.10	1715612.33	562.13	90	-45	60.0	2005	May 09-10	DD		Bisha IF
B-358	339366.01	1716250.81	567.04	90	-45	131.0	2005	May 10-17	DD		Bisha Twin
B-359	339370.50	1716012.48	561.54	90	-45	88.0	2005	May 18-19	DD		Bisha IF
B-360	339396.19	1716012.56	561.87	90	-45	64.5	2005	May 19-20	DD		Bisha IF
B-361	339408.73	1716000.31	561.71	90	-45	48.0	2005	May 20-21	DD		Bisha Twin
B-362	339397.50	1716024.68	562.09	90	-45	64.5	2005	May 21-22	DD		Bisha Twin
B-363	339395.27	1716039.69	562.69	90	-66	76.0	2005	May 22-23	DD		Bisha IF
B-364	339363.73	1716062.20	564.13	90	-66	119.6	2005	May 24-25	DD		Bisha IF
B-365	339370.43	1716041.46	562.84	90	-66	100	2005	May 25-26	DD		Bisha IF
B-366	339388.81	1716062.35	563.20	90	-66	85	2005	May 27	DD		Bisha IF
B-367	339413.84	1716061.98	563.85	90	-66	63	2005	May 28	DD	7590.6	Bisha IF
GT-01	339304.61	1716211.51	566.35	317	-66	151.0	2005	April 19-20	DD		Geotech
GT-02	339385.95	1715659.34	561.62	294	-66	199.0	2005	April 14-17	DD		Geotech
GT-03	339443.93	1715575.01	562.42	62	-66	199.0	2005	April 12-14	DD		Geotech
GT-04	339418.50	1715444.96	563.15	225	-65	39.0	2005	April 08-09	DD		Geotech
GT-04A	339420.45	1715448.89	563.21	226	-65	199.0	2005	April 09-12	DD		Geotech
GT-05	339435.33	1716185.95	570.79	90	-66	150.0	2005	April 17-19	DD	937.0	Geotech
H-001	334822.09	1707765.37	603.35	125	-45	88.1	2005	Feb 27-28	DD		Harena
H-002	334794.73	1707784.67	603.03	125	-45	142.0	2005	Feb 28-March	DD		Harena
H-003	334766.56	1707804.15	602.46	127	-45	148.0	2005	March 02-03	DD		Harena
H-004	334710.22	1707843.86	601.05	127	-46	205.0	2005	March 03-05	DD		Harena
H-005	334720.76	1707713.70	602.88	125	-45	60.0	2005	March17-18	DD		Harena
H-006	334692.13	1707733.96	602.31	127	-45	139.0	2005	March 18-19	DD		Harena
H-007	334639.30	1707649.72	603.94	126	-45	122.8	2005	March 19-21	DD		Harena
H-008	334666.81	1707630.59	603.70	125	-45	70.5	2005	March 21-22	DD		Harena
H-009	334884.97	1707843.49	602.03	125	-45	69.0	2005	March 22-23	DD		Harena
H-010	334855.90	1707863.64	601.85	126	-45	106.0	2005	March 23-24	DD		Harena
H-011	334708.97	1707844.96	601.03	125	-65	193.0	2005	March 24-26	DD		Harena
H-012	334708.32	1707845.29	601.07	125	-85	226.0	2005	March 27-28	DD		Harena
H-013	334798.79	1707903.69	601.58	125	-45	148.0	2005	March 28-29	DD		Harena
H-014	334797.87	1707904.34	601.57	125	-65	174.7	2005	March 29-31	DD		Harena
H-015	334634.94	1707773.83	603.40	125	-45	191.0	2005	March 31-Apri	DD		Harena
H-016	334581.86	1707689.81	604.57	125	-46	188.9	2005	April4-Apr6	DD		Harena
H-017	334946.60	1707922.31	601.53	127	-47	109.0	2005	April 06-07	DD		Harena
H-018	334889.57	1707962.47	601.47	125	-45	187.0	2005	April 07-09	DD		Harena
H-019	334929.25	1708177.93	599.77	125	-45	172.7	2005	April 09-11	DD		Harena
H-020	335013.02	1707387.91	606.74	125	-45	169.0	2005	April 11-12	DD	2909.7	Harena
MET-05-01	339485.71	1715400.54	563.80	270	-80	205.5	2005	March 06-09	DD		MET Hole
MET-05-02	339325.36	1715499.90	562.64	96	-65	268.0	2005	March 09-12	DD		MET Hole
MET-05-03	339395.18	1716050.22	562.80	0	-90	131.0	2005	March 12-14	DD		MET Hole
MET-05-04	339296.21	1716050.42	562.01	275	-70	132.0	2005	March 14-16	DD	736.5	MET Hole
NW-001	338706.05	1717720.45	554.91	315	-45	121.0	2005	Feb 04-05	DD		NW Zone
NW-002	338740.34	1717685.77	555.44	315	-45	187.4	2005	Feb 06-07	DD		NW Zone
NW-003	338775.86	1717651.11	556.71	315	-45	258.3	2005	Feb 07-09	DD		NW Zone
NW-004	338672.31	1717756.36	554.30	318	-45	91.5	2005	Feb 09-10	DD		NW Zone
NW-005	338775.40	1717800.18	555.48	321	-55	187.0	2005	Feb 10-12	DD		NW Zone
NW-006	338693.12	1717864.37	554.30	322	-45	118.2	2005	Feb 12-13	DD		NW Zone
NW-007	338935.97	1717864.85	557.93	317	-45	154.0	2005	Feb 13-15	DD		NW Zone
NW-008	338507.94	1717490.87	555.38	320	-45	145.7	2005	Feb 15-16	DD		NW Zone
NW-009	338811.98	1717767.96	556.16	315	-55	244.0	2005	Feb 16-18	DD		NW Zone
NW-010	338741.80	1717834.90	555.02	318	-55	139.0	2005	Feb 19-21	DD		NW Zone
NW-011	338846.45	1717732.02	557.05	319	-55	286.0	2005	Feb 21-23	DD		NW Zone
NW-012	338833.16	1717816.34	555.94	318	-55	163.0	2005	Feb 23-24	DD		NW Zone
NW-013	338705.23	1717721.28	554.62	135	-55	205.0	2005	Feb 24-26	DD		NW Zone
NW-014	338469.87	1717530.70	555.28	0	-90	253.0	2005	April 15-18	DD		NW Zone
NW-015	338452.39	1717548.34	555.05	0	-90	153.0	2005	April 18-19	DD		NW Zone
NW-016	338435.05	1717567.20	554.42	0	-90	250.0	2005	April 19-21	DD		NW Zone
NW-017	338580.01	1717635.06	554.95	0	-90	49.0	2005	April 21-22	DD		NW Zone
NW-018	338581.58	1717636.10	554.99	0	-90	166.0	2005	April 22-24	DD		NW Zone
NW-019	338561.86	1717652.08	554.85	0	-90	216.7	2005	April 24-25	DD		NW Zone
NW-020	338609.64	1717674.92	554.76	0	-90	187.0	2005	April 24-27	DD		NW Zone
NW-021	338592.47	1717693.01	554.61	0	-90	175.0	2005	April 27-28	DD		NW Zone
NW-022	338574.54	1717711.29	554.31	0	-90	150.7	2005	April 28-29	DD	3900.5	NW Zone

TOTAL										66,790.06